As filed with the Securities and Exchange Commission on August 5, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
UNITED DEVELOPMENT FUNDING IV
(Exact name of registrant as specified in governing instruments)

The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
(214) 370-8960
(800) 859-9338
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Hollis M. Greenlaw, Esq.
Chairman and Chief Executive Officer
The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
(214) 370-8960, (800) 859-9338
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price Per	Aggregate Offering	Amount of
Title of Securities Being Registered	Amount Being Registered	Share	Price	Registration Fee
Common Shares of Beneficial Interest, $0.01 par value per share	25,000,000 Shares	$20.00	$500,000,000	$19,650.00
Common Shares of Beneficial Interest, $0.01 par value per share (1)	10,000,000 Shares	$20.00	$200,000,000	$7,860.00

(1)	Represents shares issuable pursuant to our distribution reinvestment plan.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 5, 2008
Up to 35,000,000 common shares of beneficial interest offered to the public
50,000 common shares of beneficial interest minimum

     United Development Funding IV is a newly organized Maryland real estate investment trust. We were formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate.
     We are offering and selling to the public a maximum of 25,000,000 common shares of beneficial interest and a minimum of 50,000 common shares of beneficial interest for $20 per share. We are also offering up to 10,000,000 common shares of beneficial interest to be issued pursuant to our distribution reinvestment plan for $20 per share. We reserve the right to reallocate the common shares of beneficial interest we are offering between the primary offering and our distribution reinvestment plan. The net proceeds of our offering will be invested in secured loans and other real estate assets. You must purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares for $2,500.

The Offering:

			Wholesaling
			and
			Marketing Support	Proceeds to United
			Fees and Marketing	Development
	Price to Public	Selling Commissions	Reallowances	Funding IV
Primary Offering Per Share	$20.00	$1.40	$0.60	$18.00
Total Minimum	$1,000,000	$70,000	$30,000	$900,000
Total Maximum	$500,000,000	$35,000,000	$15,000,000	$450,000,000
Distribution Reinvestment Plan
Per Share	$20.00	$—	$—	$20.00
Total Minimum	$—	$—	$—	$—
Total Maximum	$200,000,000	$—	$—	$200,000,000
     The shares will be offered to investors on a best efforts basis. No selling commissions, wholesaling fees, marketing support fees or marketing reallowances will be paid with respect to shares sold pursuant to our distribution reinvestment plan. We expect that at least 84.39% of the gross offering proceeds raised will be available for our use in secured loans and other real estate assets. This offering will terminate on or before                     , 2010 unless extended by our board of trustees for an additional year or as otherwise permitted under applicable law or extended with respect to the shares offered under the distribution reinvestment plan.
     Investing in our shares involves a high degree of risk. You should purchase our shares only if you can afford a complete loss of your investment. See the “Risk Factors” section beginning on page 33 of this prospectus. The most significant risks relating to your investment include the following:
•	No public market currently exists for our common shares of beneficial interest and we do not currently intend to list our shares on a national securities exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have no operating history nor established financing sources. We are a “blind pool” because we do not currently own any secured loans or real estate investments and we have not identified any secured loans or real estate investments to originate or acquire, as the case may be, with proceeds from this offering. You will not have the opportunity to evaluate our loans or investments prior to their origination or purchase. You must rely totally upon our advisor’s ability to select our investments.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of secured loans and real estate investments and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us and regardless of our profitability. Our advisor and its affiliates will face conflicts of interest such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our shareholders or could decrease the value of your investment in the event that income from, or the value of, the property securing such debt falls.

•	We may not qualify as a real estate investment trust (“REIT”) in a given taxable year. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions.

     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.
     The shares are being offered by select members of the Financial Industry Regulatory Authority (FINRA) on a “best efforts” basis. These selling group members are not required to sell any specific number or dollar amount of shares but will use their best efforts to sell the shares offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Legacy Bank of Texas, and will be held in trust for your benefit, pending release to us. If we do not sell at least $1 million of shares by                     , 2009, which is one year from the date of this prospectus, we will stop selling shares and your funds in the escrow account (including interest if your funds have been held at least 35 days) will be returned to you within ten days after termination of the offering.
The date of this prospectus is                     , 2008

i

SUITABILITY STANDARDS
General
          An investment in United Development Funding IV involves significant risk. An investment in our shares is only suitable for persons who have adequate financial means, desire a long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, seek to receive current interest income and who are able to hold their investment for an indefinite period of time are most likely to benefit from an investment in us. On the other hand, because we cannot guarantee you current income, we caution persons who require guaranteed income or immediate liquidity not to consider an investment in us as meeting these needs.
          In consideration of these factors, we have established suitability standards for initial shareholders and subsequent purchasers of shares from our investors. These suitability standards require that both initial purchasers of shares and subsequent purchasers of shares from our investors have, excluding the value of a purchaser’s home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000.
          You must purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares for $2,500. You may not transfer shares in an amount less than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”
          After you have purchased the minimum investment, all additional purchases must be in amounts of not less than 50 shares ($1,000), except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.
          Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Investors in Ohio and Pennsylvania must have a liquid net worth of at least ten times their investment in our shares. Net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. It also is recommended by the Office of the Kansas Securities Commissioner that investors in Kansas not invest, in the aggregate, more than 10% of their liquid net worth in us and similar direct participation programs. For investors in Kansas, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
          Because the minimum offering of our shares is less than $70,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.
          In the case of sales to fiduciary accounts, the suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account. These suitability standards are intended to help ensure that an investment in our shares is an appropriate investment, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares.

          Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering are required to:
•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in our shares is suitable and appropriate for each investor.
          In making this determination, our sponsor, those selling shares on our behalf and your participating broker-dealer or registered investment adviser recommending the purchase of shares in this offering will, based on a review of the information provided by you, consider whether you:
•	meet the minimum income and net worth standards established by us;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:
•	the fundamental risks of an investment in our shares;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in our shares.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
          In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:
•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY
          This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About this Offering” section immediately following this summary. This section and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our common shares of beneficial interest. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.
United Development Funding IV
          United Development Funding IV is a newly organized Maryland real estate investment trust that intends to qualify as a real estate investment trust (REIT) under federal tax law. We intend to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We also intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors; purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.
          Our office is located at The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051. Our telephone number is (214) 370-8960 or (800) 859-9338, and our fax number is (469) 916-0695. We sometimes refer to United Development Funding IV as UDF IV in this prospectus.
          A website also is maintained for us and affiliates of our advisor at www.udfonline.com that contains information about us and our affiliates. The contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.
Our Advisor
          UMTH General Services, L.P., a Delaware limited partnership (UMTH GS), is our advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor has engaged UMTH Land Development, L.P., a Delaware limited partnership (UMTH LD), as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager will oversee, and provide our board of trustees recommendations regarding, our investments and finance transactions, management, policies and guidelines, and will review investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.
Our Management
          We operate under the direction of our trustees, the members of which are accountable to us and our shareholders as fiduciaries. Currently, we have five trustees, Hollis M. Greenlaw, Phillip K. Marshall, Scot W. O’Brien, J. Heath Malone and Steven J. Finkle. Mr. Marshall, Mr. Malone and Mr. Finkle are each independent of our advisor and its affiliates. Our declaration of trust, which requires that a majority of our trustees be independent of us, our advisor, or any of our or our advisor’s affiliates, provides that our independent trustees must approve each investment proposed by our advisor or its affiliates, are responsible for reviewing the performance of our advisor and must approve other matters set forth in our declaration of trust. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our trustees are elected annually by the shareholders. Although we have executive officers who will manage our operations, we do not have any paid employees.
Our REIT Status
          As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Terms of the Offering
          We are offering to the public a maximum of 25,000,000 common shares of beneficial interest through select members of FINRA. The shares are being offered at a price of $20 per share with discounts available to certain categories of purchasers. We also are offering 10,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $20 per share. Therefore, a total of 35,000,000 shares are being registered in this offering. We reserve the right to reallocate the common shares of beneficial interest registered in this offering between the primary offering and the distribution reinvestment plan.
          We will offer shares until the earlier of __________, 2010 or the date we sell all $500 million worth of shares in our primary offering; provided, however, that the amount of shares registered pursuant to this offering is the amount which, as of the date of this prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and to the extent permitted by applicable law, we may extend this offering for an additional year; provided, further, that notwithstanding the foregoing, our board of trustees may terminate this offering at any time. If we decide to extend the primary offering for an additional year, we will provide that information in a prospectus supplement. Our board of trustees also may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are effective for one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually.
          The shares are being offered by select members of FINRA on a “best efforts” basis, which means our selling group members will only be required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Subscription proceeds will be placed in an account held by the escrow agent, Legacy Bank of Texas, until such time as subscriptions to purchase at least $1,000,000 of common shares of beneficial interest have been received and accepted by us, except that we may not admit investors residing in New York as shareholders until we have received and accepted subscriptions aggregating $2,500,000 and we may not admit investors residing in Pennsylvania until we have received and accepted subscriptions aggregating $35,000,000. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. If the minimum offering of $1,000,000 has not been received and accepted by __________, 2009 (a date which is one year from the date of this prospectus), this offering will terminate and investors’ funds, including interest, to the extent earned and if such funds have been held for more than 35 days, will be returned within ten days after termination of the offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds)

that mature on or before __________, 2009 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.
          After the initial 50,000 shares are sold, we will hold all subscription proceeds in escrow until investors are admitted as shareholders. We intend to admit new investors at least monthly and oftentimes more frequently. Each time new investors are admitted, we will hold their investment proceeds in our account until we withdraw the funds for the acquisition of secured loans, to make other investments or for the payment of fees and expenses.
Summary Risk Factors
          An investment in our common shares of beneficial interest is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our shares:
•	There is no public trading market for the shares, and we do not expect one to develop; therefore, it will be difficult for you to sell your shares. In addition, we do not have a fixed liquidation date. Furthermore, our declaration of trust imposes substantial restrictions on the transfer of shares, and you may not own more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares, unless exempted by our board of trustees. Even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•	Our board of trustees arbitrarily set the offering price of our shares, and this price bears no relationship to the book or net value of our assets or to our expected operating income. Pursuant to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the rules of FINRA, we will provide annual estimates of the current value of a common share of beneficial interest. Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the estimated value of a common share of beneficial interest (unless we have made special distributions to shareholders of net proceeds from our assets, in which case the estimated value of a share will equal the offering price less the amount of those special distributions constituting a return of capital). This valuation method may not result in an estimated per share value that accurately reflects the proceeds you would receive upon liquidation or upon the sale of your shares.

•	We have no prior operating history or established financing sources, and the prior performance of real estate programs sponsored by our advisor and its affiliates may not be an indication of our future results.

•	This is a “blind pool” offering because we have not yet identified any loans or other investments that we intend to originate or purchase. You will not have the opportunity to evaluate our loans or other investments prior to their origination or purchase. You must rely totally upon the ability of our advisor and parties engaged by our advisor to select our investments.

•	We intend to make loans and provide credit enhancements to affiliates of our advisor. Our advisor will have a conflict of interest in determining whether any such loan or credit enhancement transaction is in our best interests. Moreover, our advisor may recommend that we make a loan or provide a credit enhancement to one of its affiliates in connection with a development in which such affiliates of our advisor hold an interest instead of another development in which affiliates of the advisor do not hold an interest. See “Risk Factors — Risks Related to Conflicts of Interest — Our advisor and its affiliates will have equity interests and/or profit participations in developments we finance and may have a greater incentive to make loans with respect to such developments and/or provide credit enhancements to preserve and/or enhance their economic interest in such development.”

•	The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 35,000,000 shares. If we do not sell substantially more than the minimum offering amount of 50,000 shares, we will make fewer investments and the value of your investment may fluctuate more widely with the performance of those investments. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

•	Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and our asset manager and its Investment Committee for the selection of our real estate properties, loans and other investments.

•	Our board of trustees may change our investment policies without shareholder approval, which could alter the nature of your investment.

•	We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•	Our advisor and its affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating investments between us and other United Development Funding programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our advisor or its affiliates in serving other United Development Funding programs. Such conflicts may not be resolved in our favor, which could cause our operating results to suffer.

•	We may fail to qualify as a REIT. If we fail to qualify as a REIT, or if we qualify and fail to maintain the requirements to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to pay distributions to you.

•	Real estate-related investments are subject to general downturns in the industry as well as downturns in specific geographic areas. Because a material portion of our assets will be secured loans, the failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. Increases in single-family mortgage interest rates could cause the number of homebuyers to decrease which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders. If the value of the underlying property declines due to market or other factors, it is likely that a property would be worth less than the secured balance on the property. As such, there may be greater risk of default by borrowers who enter into interest-only loans. In the event of a default, we would acquire the underlying collateral, which may have declined in value. In addition, there are significant costs and delays associated with the foreclosure process. Accordingly, we cannot guarantee that your investment will appreciate or that you will receive any cash distributions.

•	We may incur substantial debt. We intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. In addition, we intend to incur debt at the fund level. Our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate fair value of our real estate properties or secured loans once we have invested a majority of the net proceeds of this offering. However, we are permitted by our declaration of trust to borrow up to 300% of our net assets, and may borrow in excess of such amount if such excess borrowing is approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. Loans we obtain will likely be secured with recourse to all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.
Description of Investments
          As of the date of this prospectus, we have neither made nor acquired any investments, nor have we identified any assets in which there is a reasonable probability that we will invest. We intend to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million. In most cases, we will obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We will apply the same underwriting criteria and analysis of the underlying real property to all of our secured loans, regardless of how we decide to structure the secured loans. We will oftentimes subordinate our loans to the terms of indebtedness from other lenders relating to the subject real property to allow our borrowers to avail themselves of additional land and lot acquisition and development financing at a lower total cost to the borrower than the cost of our loan, although we will not subordinate our loans to any debt or equity interest of our advisor, our sponsor or any of our trustees, or any of our affiliates.
          In addition to our investments in secured loans, we intend to make direct investments in land for development into single-family lots, model homes and finished lots and homes. When we acquire properties, we most often will do so through a special purpose entity formed for such purpose or a joint venture formed with a single-family residential developer, homebuilder, real estate developer or other real estate investor, with us providing equity and/or debt financing for the newly-formed entity. In limited circumstances, and in accordance with the federal tax rules for REITs and the exemptions from registration under the Investment Company Act of 1940, as amended (Investment Company Act), we may make equity investments through special purpose entities in land for development into single-family lots, new and model homes and finished lots. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.
          We may seek an increased return by entering into participation agreements with real estate developers, homebuilders or real estate investors or joint venture entities, or by providing credit enhancements for the benefit of other entities that are associated with residential real estate financing transactions. The participation agreements and credit enhancements are expected to come in a variety of forms, including profit agreements, ownership interests, participating loans, guarantees, pledges of assets, letters of credit and inter-creditor agreements. We also intend to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including other United Development Funding-sponsored programs, for the purchase of finished lots and for the construction of single-family homes. Furthermore, we intend to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools, including pools originated by our affiliates. We also may purchase participations in discounted cash flows secured by state, county, municipal or similar assessments levied on real property.

Possible Leverage
          We intend to use debt as a means of providing additional funds for the acquisition or origination of secured loans, acquisition of properties and the diversification of our portfolio. There is no limitation on the amount we may borrow for the purchase or origination of a single secured loan, the purchase of any individual property or other investment. Under our declaration of trust, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. In addition to our declaration of trust limitation, our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. We also intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. Our policy limitation, therefore, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested a majority of the net proceeds from such offerings. For a more detailed description of our borrowing policy, see “Investment Objectives and Criteria — Borrowing Policies.”
Estimated Use of Proceeds
          We expect to invest at least 84.39% of the proceeds from this offering, including proceeds from the sale of shares pursuant to our distribution reinvestment plan, in secured loans and other real estate investments. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments. A summary of the anticipated use of proceeds is set forth in the table below. For a more detailed discussion of our estimated use of proceeds, see the section of this prospectus captioned “Estimated Use of Proceeds.”

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 shares) (1)		(25,000,000 shares) (1)		(35,000,000 shares) (1)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$1,000,000	100.00%	$500,000,000	100.00%	$700,000,000	100.00%
Selling commissions	70,000	7.00	35,000,000	7.00	35,000,000	5.00
Wholesaling fees	11,000	1.10	5,500,000	1.10	5,500,000	0.79
Marketing support fees (2)	9,000	0.90	4,500,000	0.90	4,500,000	0.64
Marketing reallowance (3)	10,000	1.00	5,000,000	1.00	5,000,000	0.71
Organization and offering expenses (4)	30,000	3.00	15,000,000	3.00	15,000,000	2.14

Amount available for investment	$870,000	87.00%	$435,000,000	87.00%	$635,000,000	90.71%

Acquisition and origination fees and expenses (5)	$26,100	2.61%	$13,050,000	2.61%	$19,050,000	2.72%

Amount estimated to be invested (6)	$843,900	84.39%	$421,950,000	84.39%	$615,950,000	87.99%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 10,000,000 shares being offered under our distribution reinvestment plan.

(2)	Marketing support fees will be paid to UMTH Funding Services, L.P. (UMTH FS), an affiliate of our advisor.

(3)	Marketing reallowances will be paid directly to unaffiliated broker-dealers participating in our selling group in an amount to be determined in the sole discretion of our advisor, but which shall not exceed 1% of our gross offering proceeds.

(4)	Our advisor will pay any amount of origination and offering expense that exceeds 3% of the gross proceeds from our primary offering.

(5)	For purposes of this table, we have assumed that no borrowings are used to make or invest in loans or to acquire other real estate assets. We have also assumed that 87% of gross offering proceeds (or 90.71% of gross proceeds from the total offering which includes the maximum number of shares registered in respect of both the primary offering and the distribution reinvestment plan) are used to make loans or acquire other real estate assets and to pay the fees and expenses related to the selection and acquisition of such investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our investments as financed and cannot be determined at the present time. Our board of trustees has adopted a policy that will limit our fund level borrowing to no more than 50% of the aggregate fair market value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests as determined by our board of trustees, including a majority of our independent trustees. However, this policy does not apply to individual investments and only will apply once we have ceased raising capital under this or any subsequent offering and invested a majority of the net proceeds from such offerings. We also intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. For illustrative purposes, assuming we sell the maximum total offering, we use 50% fund level leverage, the value of our assets is equal to the original principal amounts of our loans and/or the contract purchase price of our other real estate assets, and we do not reinvest the proceeds of any loan repayments or other capital transactions, we would have approximately $1,231,900,000 available for investment using approximately $615,950,000 of indebtedness. In such case, acquisition and origination expenses and fees would be approximately $36,957,000.

(6)	Includes amounts we expect to invest in secured loans and other real estate investments net of fees and expenses. We estimate that at least 84.39% of gross offering proceeds will be used to acquire secured loans and other real estate investments. The percentage of gross offering proceeds available to be invested may increase to 87.99% if our distribution reinvestment plan is fully subscribed.
Investment Objectives
          Our investment objectives are:
•	to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million;

•	to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;

•	to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;

•	to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;

•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;

•	to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;

•	to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;

•	to produce investment income from equity investments that we make or in which we acquire a participation interest;

•	to produce a profitable fee from credit enhancements and other transaction fees;

•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.
          See “Investment Objectives and Criteria” for a more complete description of our business and investment objectives.
Distribution Policy
          To qualify as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (GAAP)). Our board of trustees may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of trustees deems relevant. We have not established a minimum distribution level. Distributions are paid to our shareholders as of the record date or dates selected by our board of trustees. We expect to declare distributions with a daily record date, and pay distributions monthly. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.
Listing
          At this time, we have no intention to list our shares. We will seek to list our common shares of beneficial interest for trading on a national securities exchange when and if our independent trustees believe listing would be in the best interest of our shareholders. We do not anticipate that there will be any market for our common shares unless and until our shares are listed.
Conflicts of Interest
          UMTH GS, as our advisor, experiences conflicts of interest in connection with the management of our business affairs, including the following:
•	The management personnel of our advisor, each of whom also makes investment decisions for other United Development Funding-sponsored programs, must determine which investment opportunities to recommend to us or another United Development Funding-sponsored program or joint venture and must determine how to allocate their time and other resources among us and the other United Development Funding-sponsored programs;

•	UMTH GS may structure the terms of joint ventures between us and other United Development Funding-sponsored programs;

•	Our advisor has retained UMTH LD, an affiliate of UMTH GS, as asset manager with respect to our investments; and

•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.
          Our executive officers and at least one of our trustees also will face these conflicts because of their affiliation with UMTH GS. In addition, seven of the eight partners of UMT Holdings, L.P. (UMT Holdings), the parent company of our advisor, and UMTH GS have served as sponsors, officers, trustees or advisors to one or more of the five prior real estate programs sponsored by our advisor or its affiliates over the last eleven years, including two public real estate programs and three privately offered real estate programs. Our executive officers and our advisor and its affiliates will experience conflicts of interest as they simultaneously perform services for us and other United Development Funding-sponsored programs.
          United Development Funding III, L.P. (UDF III) and United Development Funding Land Opportunity Fund, L.P. (UDF LOF), which both have investment objectives and policies similar to ours, currently are offering their units of limited partnership interest and currently are pursuing additional mortgage and/or real estate investments and will continue to do so for the foreseeable future. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.
          The chart below shows the ownership structure of our advisor and entities affiliated with our advisor that will be providing services to us. It also shows the ownership structure of other United Development Funding-sponsored programs with which we likely will joint venture or co-invest. The address of each entity shown on the chart is The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051.

(1)	Todd F. Etter and Hollis M. Greenlaw each own one-half of the equity interests in UMT Services, Inc. (UMT Services). Messrs. Etter and Greenlaw and Michael K. Wilson serve as directors of UMT Services. UMT Services serves as general partner of UMTH GS, our advisor, and UMTH LD, our asset manager.

(2)	UMT Services serves as the general partner and owns 0.1% of the limited partnership interests in UMT Holdings. The remaining 99.9% of the limited partnership interests in UMT Holdings are held as follows: Mr. Etter (32.83%), Mr. Greenlaw (32.83%), Craig A. Pettit (12.46%), Timothy J. Kopacka (8.35%), Christine A. Griffin (4.66%), Cara Obert (3.87%), William E. Lowe (2.54%) and Mr. Wilson (2.47%).

(3)	UMT Services serves as the general partner and owns 0.1% of the limited partnership interests in each of UMTH GS, our advisor, UMTH LD, our asset manager, and UMTH FS. UMT Holdings owns the remaining 99.9% of the limited partnership interests in each of UMTH GS, UMTH LD and UMTH FS. UMTH GS also serves as the advisor for United Mortgage Trust. UMTH LD also serves as the asset manager for United Development Funding, L.P. (UDF I) and United Development Funding II, L.P. (UDF II).

(4)	United Development Funding, Inc. serves as general partner for UDF I and owns a 0.02% general partnership interest. United Development Funding, Inc. is owned 45% by Mr. Greenlaw, 22.5% by each of Messrs. Etter and Kopacka, and 10% by Ms. Griffin.

(5)	United Development Funding II, Inc. serves as general partner for UDF II and owns a 0.1% general partnership interest. United Development Funding II, Inc. is owned 50% by each of Messrs. Etter and Greenlaw.

(6)	UMTH LD owns 100% of the general partner and limited partner interests in UDF Land GenPar, L.P.

(7)	Shares of United Mortgage Trust are held by approximately 2,700 shareholders. Affiliates of us and our advisor beneficially own less than 0.5% of the shares of United Mortgage Trust.

(8)	United Development Funding, Inc. owns a 0.02% general partnership interest, UMTH LD owns a 49.99% subordinated profits interest, and unaffiliated limited partners own the remaining 49.99% of the interests in UDF I.

(9)	United Development Funding II, Inc. owns a 0.1% general partnership interest, UMTH LD owns a 49.95% subordinated profits interest, and unaffiliated limited partners own the remaining 49.95% of the interests in UDF II.

(10)	UMTH LD serves as the general partner of UDF III and holds a 0.01% general partner interest. Approximately 4,852 limited partners, as of June 30, 2008, own 99.99% of UDF III’s limited partnership units.

(11)	UDF Land GenPar, L.P. serves as the general partner for UDF LOF and holds a 0.01% general partner interest. UDF Land GenPar, L.P. also holds a subordinated profit participation interest in UDF LOF. The investors who purchase units in the private offering by UDF LOF will own 99.9% of the limited partnership interests. As of July 18, 2008, approximately 16 limited partners held interests in UDF LOF.

(12)	UMT Holdings currently owns 10,000 of our shares of beneficial interest. After this offering, UMT Holdings will own between 20% of our shares of beneficial interest, assuming the minimum number of shares are sold in this offering, and 0.03% of our shares of beneficial interest, assuming the sale of the maximum number of shares including the sale of 10,000,000 shares pursuant to our distribution reinvestment plan.

(13)	We own a 99.999% general partner interest in United Development Funding IV Operating Partnership, L.P., our operating partnership. UMT Holdings currently owns a 0.001% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced.
United Development Funding IV Operating Partnership, L.P.
          We may own assets through United Development Funding IV Operating Partnership, L.P. (UDF IV OP), our operating partnership. We may, however, own assets directly, through subsidiaries of UDF IV OP or through other entities. We are the sole general partner of UDF IV OP and UMTH GS is the initial limited partner of UDF IV OP. Utilizing this UPREIT structure, the holders of units in UDF IV OP may have their units redeemed for cash or, at our option, our common shares, deferring any gain from their sale of assets to us until such time as their units are redeemed. At present, we have no plans to acquire any specific properties in exchange for units of UDF IV OP.
Prior Offering Summary
          In addition to this offering, our advisors and its affiliates have served as sponsors, officers, trustees and advisors to five prior real estate programs over the last eleven years. As of June 30, 2007, approximately 7,500 investors invested an aggregate of approximately $405 million in these real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by our advisor and its affiliates over the last eleven years. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this supplement. The prior performance of the programs previously sponsored by our advisor and its affiliates is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Our Advisor and Its Affiliates
          Selling group members, our advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment, management and disposition of our assets. The most significant items of compensation are summarized in the following table:

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)
Organizational and Offering Stage
Selling Commissions (paid to unaffiliated selling group members)	7% of gross offering proceeds (except that no selling commissions will be paid with respect to sales under our distribution reinvestment plan).	$70,000	$35,000,000

Wholesaling Fees (paid to IMS Securities, Inc. an unaffiliated selling group member (2)	Up to 1.1% of gross offering proceeds (except that no wholesaling fees will be paid with respect to sales under our distribution reinvestment plan); from such amount, IMS Securities, Inc. will reallow up to 1% of gross offering proceeds (excluding proceeds from our distribution reinvestment plan) to wholesalers that are employed by UMTH FS, an affiliate of our advisor.	$11,000	$5,500,000

Marketing Support Fees (paid to UMTH FS, an affiliate of our advisor)	0.9% of gross offering proceeds (except that no marketing support fees will be paid with respect to sales under our distribution reinvestment plan).	$9,000	$4,500,000

Marketing Reallowances (paid to unaffiliated selling group members)	Up to 1% of gross offering proceeds (except that no marketing reallowances will be paid with respect to sales under our distribution reinvestment plan).	$10,000	$5,000,000

Organization and Offering Expenses (paid to our advisor)	3% of gross offering proceeds (except that no organization and offering expenses will be reimbursed with respect to sales under our distribution reinvestment plan).	$30,000	$15,000,000

Operational Stage
Acquisition and Origination Fees and Expenses (paid to our advisor or affiliates of our advisor) (3)	3% of net amount available for investment in secured loans and other real estate assets.	$26,100	$19,050,000

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)
Advisory Fees (paid to our advisor) (4)	2% per annum of our average invested assets, including secured loan assets. The fee will be payable monthly in an amount equal to one-twelfth of 2% of our average invested assets, including secured loan assets, as of the last day of the immediately preceding month.	Actual amounts are dependent upon the average invested assets and therefore cannot be determined at the present time.	Actual amounts are dependent upon the average invested assets and therefore cannot be determined at the present time.

Debt Financing Fees (paid to UMTH FS, an affiliate of our advisor)	1% of the amount made available to us pursuant to the origination of any line of credit or other debt financing, provided our advisor has provided a substantial amount of services as determined by the independent trustees. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee will be paid for the portion of such year that the financing was outstanding.	Actual amounts are dependent upon amounts available under lines of credit or other debt financing and therefore cannot be determined at the present time.	Actual amounts are dependent upon amounts available under lines of credit or other debt financing and therefore cannot be determined at the present time.

Other Operating Expenses (reimbursed to our advisor) (5)	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We will not reimburse for personnel costs in connection with services for which our advisor or its affiliates receive fees pursuant to our advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)
Subordinated Incentive Fee (paid to our advisor) (6)(7)	15% of the amount by which our net income for the immediately preceding year exceeds a 10% per annum return on aggregate capital contributions, as adjusted to reflect prior cash distributions to shareholders which constitute a return of capital. The fee will be paid annually and upon termination of the advisory agreement. If the fee is being paid upon termination of the advisory agreement, then such fee will be calculated based upon our net income and aggregate capital contributions for the period between the date of termination and the last year for which a subordinated incentive fee is paid.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Disposition/Liquidation Stage
Securitized Loan Pool Placement Fees (paid to UMTH FS, an affiliate of our advisor) (8)(9)	From time to time, subject to terms and conditions approved by a majority of the independent trustees, the advisor, or its affiliates, we may structure the sale of our loans in securitized loan pools. Upon successful placement of the securitized loan pool interests, an affiliate of our advisor will be paid a fee equal to 2% of the net proceeds realized by us, provided our advisor or an affiliate of our advisor has provided a substantial amount of services as determined by the independent trustees.	Actual amounts are dependent upon net proceeds realized from placement of loan pools and therefore cannot be determined at the present time.	Actual amounts are dependent upon net proceeds realized from placement of loan pools and therefore cannot be determined at the present time.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)
Disposition Fees (paid to our advisor or its affiliates) (7)(8)(9)	For substantial assistance in connection with the sale of properties or other investments, the lesser of one-half of the reasonable and customary real estate or brokerage commission or 2% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. Our independent trustees will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. No disposition fee will be paid in respect of any assets for which a securitized loan pool placement fee is paid.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee (paid to our advisor) (7)(10)	Upon listing our common shares on a national securities exchange, our advisor will be entitled to a fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding shares plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors.	Actual amounts are dependent upon the market value of our outstanding shares at a later date and therefore cannot be determined at the present time.	Actual amounts are dependent upon the market value of our outstanding shares at a later date and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 25,000,000 shares at $20 per share and 10,000,000 shares under our distribution plan at $20 per share.

(2)	Although IMS Securities, Inc. (IMS Securities) is not affiliated with us or our advisor, certain principals of IMS, Inc., which is an affiliate of IMS Securities, provide advisory services to UMT Holdings. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH FS, an affiliate of our advisor. Such persons are expected to perform wholesaling services in connection with this offering. For all sales that are made through such persons or other wholesalers associated with IMS Securities, IMS Securities will be paid a wholesaling fee equal to 1.1% of the gross proceeds from such sales (excluding sales under our distribution reinvestment plan) and, from such amount, IMS Securities will reallow 1% of such gross proceeds to the registered representatives who are also employees of UMTH FS.

(3)	From time to time, our advisor may direct us to pay all or a portion of the acquisition and origination fees and expenses directly to UMTH LD, our asset manager. Our advisor (or our asset manager, as the case may be) may also receive acquisition and origination fees paid by borrowers or investment entities. In no event will the total of all acquisition and origination fees and expenses with respect to a particular loan, property acquisition or equity investment, from any source, exceed 6% of the funds advanced under the loan or the contract purchase price of the property or equity investment. Also, we may pay our advisor (or our asset manager, as the case may be) acquisition and origination fees and expenses upon the reinvestment of proceeds from capital transactions, such as the repayment of principal of a loan by a borrower, which shall not exceed 3% of the funds advanced under a new loan or the contract purchase price of the new property or equity investment. In all cases, acquisition and origination fees paid by us in respect of secured loans will not exceed 1% per annum when pro rated over the stated term of the respective loan.

(4)	“Average invested assets” for any period will be the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. During such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, aggregate assets value will be the greater of (a) the amount determined pursuant to the foregoing or (b) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Our advisor will be obligated to pay all expenses incurred by our advisor in connection with the services it provides, directly or indirectly, to us, including but not limited to asset management fees paid to UMTH LD and fees for shareholder relations paid to UMTH FS.

(5)	In the event that “total operating expenses” in any fiscal year exceed the greater of 2% of our average invested assets (as defined in footnote 4 above) or 25% of our net income (as defined in footnote 6 below but excluding any gain from the sale of assets), and our independent trustees do not determine such excess expenses are justified, our advisor shall reimburse us the amount by which the aggregate annual expenses exceed the limitations. We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent trustees determine, based on unusual and non-recurring factors, that a higher level of expense is justified for that year. In such an event, we will send notice to each of our shareholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent trustees considered in making such determination.

Total operating expenses are defined as aggregate expenses of every character paid or incurred by the REIT as determined under GAAP that are related to our operation, including advisory fees, but excluding:
(a)	the expenses of raising capital such as organization and offering expenses, bona fide due diligence expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of our shares;

(b)	interest payments;

(c)	taxes;

(d)	non-cash expenditures such as depreciation, amortization and bad debt reserves;

(e)	reasonable incentive fees based on the gain realized upon the sale of our assets; and

(f)	acquisition and origination fees and expenses, debt financing fees, disposition fees on the resale of property, securitized loan pool placement fees and other expenses connected with the acquisition, disposition, and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).
(6)	“Net income” is calculated as total revenue for the applicable period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves and exclude gain from sale of our assets.

(7)	The subordinated incentive fee, the disposition fee and the subordinated incentive listing fee, as the case may be, likely will be paid in the form of an interest bearing promissory note, although we may pay this fee with cash or common shares, or any combination of the foregoing. In addition, at our discretion, we may pay all or a portion of such promissory note with our common shares of beneficial interest. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act of 1933, as amended (Securities Act), and, therefore, will be subject to restrictions on transferability. In no event will the amount paid to our advisor under the promissory note or notes, if any, including interest thereon, exceed the amount considered presumptively reasonable by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, referred to in this prospectus as the NASAA REIT Guidelines.

(8)	Although we are most likely to pay the securitized loan pool placement fees and/or the disposition fees to our advisor or an affiliate of our advisor in the event of our liquidation, these fees also may be earned during our operational stage.

(9)	Our declaration of trust provides that in no event shall the disposition fees payable by us to our advisor and its affiliates exceed 3% of the contract sales price.

(10)	If at any time our shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life or seek to internalize the advisory functions performed by our advisor. Our independent trustees will be required to approve any new fee structure negotiated with our advisor. The market value of our outstanding shares will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed.
     There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There also are some smaller items of compensation and expense reimbursements that our advisor and its affiliates may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see the “Estimated Use of Proceeds” and “Management Compensation” sections of this prospectus.
Distribution Reinvestment Plan
          Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional common shares of beneficial interest. The purchase price per share under our distribution reinvestment plan will be $20 per share until the earliest to occur of: (1) the issuance of all shares reserved for issuance pursuant to the distribution reinvestment plan; (2) the termination of this offering and any subsequent offering of distribution reinvestment plan shares pursuant to an effective registration statement; or (3) the determination that the number of our shares traded in a secondary market is more than a de minimis amount. No sales commissions will be paid with respect to shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of trustees. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at any time. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of (i) __________, 2010, which is two years from the effective date of this offering, unless the offering is extended, or (ii) the date we sell all of the shares allocated for sale under the distribution reinvestment plan, unless we reallocate shares from our primary offering to our distribution reinvestment plan or register additional shares with the Securities and Exchange Commission and applicable states. Our board of trustees also may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case participants in the plan will be notified. For further explanation of our distribution reinvestment plan, see “Summary of Distribution Reinvestment Plan.” A complete copy of our distribution reinvestment plan is included as Exhibit C to this prospectus.
Share Redemption Program
          After you have held your shares for at least one year, you may have your shares redeemed pursuant to our share redemption program, subject to certain restrictions and limitations. The redemption price is dependent upon the number of years our shares are held, ranging from 92% of the purchase price paid for shares held less than two years to up to the full purchase price for shares held at least five years.
          We will not redeem in excess of 10% of our outstanding shares measured as of exactly the same date as the date of redemption in the prior calendar year. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. We reserve the right to reject any request for redemption or to terminate, suspend or amend the share redemption program at any time. See the section of this prospectus captioned “Description of Shares — Share Redemption Program” for further explanation of the share redemption program.
ERISA Considerations
          The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase and ownership of shares will have on employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or plans or arrangements subject to Section 4975 of the Internal Revenue Code. ERISA is a federal law that governs the operation of employee benefit plans. Any trustee, custodian or individual considering purchasing shares for an employee benefit plan or a plan subject to Section 4975 of the Internal Revenue Code should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.
Description of Shares
     Uncertificated Shares
          Our board of trustees authorized the issuance of our common shares without certificates. We expect that we will not issue common shares in certificated form. Our transfer agent maintains a share ledger that contains the name and address of each shareholder and the number of shares that the shareholder holds. With respect to transfers of uncertificated shares, we will continue to treat the shareholder registered on our share ledger as the owner of the shares until the record owner and the new owner delivers a properly executed share transfer form to us. We will provide the required form to you upon request.

     Shareholder Voting Rights and Limitations
          We will hold annual meetings of our shareholders for the purpose of electing our trustees and/or conducting other business matters that may be properly presented at such meetings. We may also call special meetings of shareholders from time to time. You are entitled to one vote for each common share you own.
      Restriction on Share Ownership
          Our declaration of trust contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares, unless exempted by our board of trustees. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our declaration of trust also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
          Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.
Q:	What is a REIT?
A:	In general, a real estate investment trust (REIT) is a company that:
•	pays distributions to investors of at least 90% of its taxable income;

•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.
Q:	Why are you structured as a REIT?
A:	Each United Development Funding-sponsored program is structured using the business form that the sponsor believes to be most advantageous to investors under the market conditions and regulatory considerations existing at the time of formation. For example, if a United Development Funding program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, we and the other private and publicly offered real estate programs sponsored by affiliates of our advisor, namely United Mortgage Trust, UDF I, UDF II, UDF III and UDF LOF have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation. As a result, our declaration of trust provides our board of trustees with the power, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation, without the vote of our shareholders. Our board of trustees has fiduciary duties to us and to our shareholders and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our shareholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which could require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its shareholders, investors may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt shareholders. In light of these and other factors, we have been structured as a REIT. Regardless of the choice of entity used, United Development Funding-sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing returns to investors.
Q:	What is the experience of your executive officers and trustees?
A:	Hollis M. Greenlaw serves as our Chief Executive Officer and Chairman of our board of trustees. Mr. Greenlaw also has served as President and Chief Executive Officer of UMTH LD since March 2003. He also has served as partner, President and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a director of UMT Services since March 2003. From March 2003 through December 2007, Mr. Greenlaw directed the funding of over approximately $237 million in loans and land banking transactions and over $86 million of equity investments for UDF I and UDF II, and over $132 million in loans for UDF III. During that same period, UDF I and UDF II received over approximately $184 million in loan repayments and over $31 million in equity investment distributions, and since inception, UDF III has received over $32 million in repayments. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. The Hartnett Group, Ltd. and its affiliated companies engage in securities and futures trading; acquire, develop, and sell real estate, including single-family housing developments, commercial office buildings, retail buildings and apartment homes; own several restaurant concepts throughout the United States; and make venture capital investments. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President and CEO of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Ltd., from 1992 until 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw received a Bachelor of Arts degree from Bowdoin College in 1986, where he was a James Bowdoin Scholar and elected to Phi Beta Kappa, and received a Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia and Texas bars.

Phillip K. Marshall serves as one of our independent trustees. Since September 2006, Mr. Marshall has served as an independent trustee of United Mortgage Trust and currently chairs the United Mortgage Trust audit committee. Mr. Marshall is a Certified Public Accountant in the State of Texas. From May 2007 to the present, Mr. Marshall has served as Chief Financial Officer of Rick’s Cabaret International, Inc., a publicly traded restaurant and entertainment company. From February 2007 to May 2007, he served as Controller of Dorado Exploration, Inc., a privately held oil and gas company. From July 2003 to January 2007, he served as Chief Financial Officer of CDT Systems, Inc., a publicly held company located in Addison, Texas that is engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn, independent certified public accountants. Prior to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC and was previously an audit partner at Toombs, Hall and Foster and at KPMG Peat Marwick. Mr. Marshall received a BBA in Accounting, Texas State University in 1972.

Scot W. O’Brien serves as a member of our board of trustees. He is a shareholder in the law firm of Hallett & Perrin where he practices business and tax law. He joined Hallett & Perrin in April of 1996. Prior to joining Hallett & Perrin, Mr. O’Brien was an associate (1985-1992) and a shareholder (1993-1996) in the law firm of Winstead, P.C. (f/k/a Winstead, Sechrest & Minick). Mr. O’Brien received a Bachelor of Business Administration from the University of Notre Dame in 1982. He received a Juris Doctorate with honors from St. Mary’s University in 1985, and an L.L.M. (Taxation) from Southern Methodist University in 1988. Mr. O’Brien is a member of the State Bar of Texas.

J. Heath Malone serves as an independent trustee. Mr. Malone is a co-founder and partner of Max Industries, LTD., an Inc. 5,000 company, which does business as Max Furniture. Max Furniture is a designer, importer and on-line retailer of furniture with $15 million in annual revenue. Since 2002, Mr. Malone has served as Chief Financial Officer of Max Furniture, managing all aspects of its operations including financing, accounting, administration, transportation management and warehouse management, and serving as one of the two principal buyers for the company. Previously, Mr. Malone was the Chief Financial Officer of Mericom

Corporation from 1998 to 2002. Mericom was engaged in the service and installation of wireless networks throughout the United States. During Mr. Malone’s tenure, Mericom grew from a small regional $5 million firm to a $60 million national company. From 1995 to 1998, Mr. Malone served as the Chief Operating Officer of OmniAmerica Development, a Hicks, Muse, Tate & Furst company in the business of designing and building cell tower networks throughout the United States. Working with a sister company, Specialty Teleconstructors, OmniAmerica Development became the third-largest owner of cellular phone towers in the United States prior to an acquisition by American Tower in 1998. Mr. Malone was the Chief Financial Officer of US Alarm Systems from 1992 to 1995, building that company from a startup to a mid-sized regional alarm firm. From 1989 to 1992, he was employed by Arthur Andersen LLP, an international accounting and consulting firm. At Arthur Andersen, Mr. Malone specialized in manufacturing and retail companies and served on a fraud audit team. Mr. Malone is a Certified Public Accountant and holds a Bachelor of Arts degree in accounting from Southern Methodist University in Dallas.

Steven J. Finkle serves as an independent trustee. In 1995, Mr. Finkle founded National Brokerage Associates (NBA) and currently serves as President. National Brokerage is a full service insurance brokerage house serving agents in the Washington, D.C. metropolitan area and on a national basis. NBA has a niche in the variable life marketplace and has been involved with designing several variable life insurance products. A full service brokerage firm specializing in life, annuities, long term care, and disability, NBA works with several nationwide broker-dealers, a number of banks and the insurance brokerage community. From 1989 to 1995, Mr. Finkle served as a partner and President of CFG Insurance Services, a subsidiary of the national broker-dealer H. Beck, Inc. In 1975, Mr. Finkle became part of the first franchised insurance brokerage operation in the United States when he co-founded MTA Brokerage. From 1972 to 1974, Mr. Finkle served as an assistant manager for the insurance brokerage firm of Johnson & Higgins at the Atlanta, Georgia regional office and later with National Life of Vermont. Mr. Finkle holds Series 7, 24, and 63 securities licenses and serves on the advisory committee for multiple insurance carriers. Mr. Finkle also served on the board of directors of the District of Columbia Association of Insurance and Financial Advisors and is currently a member of the board of directors of the National Association of Life Brokerage Agencies, the premier association representing the insurance brokerage community. Mr. Finkle is a partner of Brokerage Resources of America, an affiliation of national insurance brokerage firms. Mr. Finkle received his B.B.A degree in Insurance from Georgia State University in 1972 where he was a Kemper Scholar.

David A. Hanson serves as our Chief Operating Officer and Chief Accounting Officer. He joined UMTH GS as President and UMT Holdings as Chief Operating Officer and Chief Accounting Officer in June 2007. Mr. Hanson also serves as Chief Financial Officer of UMT Services. Mr. Hanson has over 20 years of experience as a financial executive in the residential housing industry as an accountant with an international public accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (Meritage), the twelfth largest publicly traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off-balance sheet FIN 46 compliant entities for the Central/Eastern Region. From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, as the Regional Finance Manager and served as acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 1999 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Finance and Accounting for MedicalControl, Inc., a publicly traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international accounting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financial Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

Cara D. Obert serves as our Chief Financial Officer and Treasurer and is a partner of UMT Holdings. Ms. Obert served as the Chief Financial Officer for UMT Holdings from March 2004 until August 2006 and served as Controller for UMT Holdings from October 2003 through March 2004. She has served as the Chief Financial Officer of UMTH LD since August 2006. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. From May 1995 until June 1996, she served as Controller for Value-Added Communications, Inc., a Nasdaq-listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree in accounting. She is a Certified Public Accountant.
Q:	What types of investments do you intend to make?
A:	We intend to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million. In most cases, we will obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We will apply the same underwriting criteria and analysis of the underlying real property to all of our secured loans, regardless of how we decide to structure the secured loans. We will oftentimes subordinate our loans to the terms of indebtedness from other lenders relating to the subject real property to allow our borrowers to avail themselves of additional land and lot acquisition and development financing at a lower total cost to the borrower than the cost of our loan, although we will not subordinate our loans to any debt or equity interest of our advisor, our sponsor or any of our trustees, or any of our affiliates.

We also intend to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes. When we acquire properties, we most often will do so through a special purpose entity formed for such purpose or a joint venture formed with a single-family residential developer, homebuilder, real estate developer or other real estate investor, with us providing equity and/or debt financing for the newly-formed entity. In limited circumstances, and in accordance with the federal tax rules for REITs and the exemptions from registration under the Investment Company Act, we may make equity investments through special purpose entities in land for development into single-family lots, new and model homes and finished lots. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

In addition, we may seek an increased return by entering into participation agreements with the real estate developers, homebuilders or real estate investors or joint venture entities, or by providing credit enhancements for the benefit of other entities that are associated with residential real estate financing transactions. The participation agreements and credit enhancements are expected to come in a variety of forms, including profit agreements, ownership interests, participating loans, guarantees, pledges of assets, letters of credit and inter-creditor agreements. We also intend to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including other United Development Funding-sponsored programs, for the purchase of finished lots and for the construction of single-family homes. Furthermore, we intend to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools, including pools originated by our affiliates. We also intend to purchase participations in discounted cash flows secured by state, county, municipal or similar assessments levied on real property.

Q:	Who will choose the investments you make?
A:	Our advisor has engaged UMTH LD as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager will oversee, and provide our board of trustees recommendations regarding, our investments and finance transactions, management, policies and guidelines, and will review investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.
Q:	Does your advisor use any specific criteria when selecting potential investments?
A:	We have developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:
•	Liens. In most cases, we will obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans.

•	Combined Loan-to-Value Ratio. Combined loan-to-value ratio, (CLTV), is the aggregate of all loan balances, senior and subordinated, divided by the appraised value of the property. CLTV shall not exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria.

•	Title Insurance. We will obtain a mortgagee’s title insurance policy on all senior and junior liens and an owner’s title insurance policy on all pledges of equity interest.

•	Interest Rate. We seek to originate loans bearing interest at rates ranging from 10% to 25% per annum.

•	Term and Amortization. We currently do not have a policy that establishes a minimum or maximum term for the loans we may make, nor do we intend to establish one. Loans typically are structured as interest-only notes with balloon payments or reductions to principal tied to net cash from the sale of developed lots and the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any.

•	Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States.
After applying the underwriting criteria to a potential investment, our advisor will generally engage in a four-part evaluation and oversight process to further assess the suitability of the investment. We will apply the same underwriting criteria and analysis of the underwriting real property to all of our secured loans, regardless of how we decide to structure the secured loans. See “Investment Objectives and Criteria — Underwriting Policies and Procedures.”

Q:	What will secure your real estate loans and investments?
A:	We expect that our real estate loans will generally be secured by:
•	the parcels of land to be developed and/or developed lots;

•	in certain cases, a pledge of some or all of the equity interests in the developer entity or other parent entity that owns the borrower entity;

•	in certain cases, additional assets of the developer, including parcels of undeveloped and developed real property; and

•	in certain cases, personal guarantees of the principals of the developer entity.

If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.

We also expect that most of our real estate loans, including loans made to entities affiliated with our advisor, will have the benefit of unconditional guarantees of the developer and/or its parent company and pledges of additional assets of the developer.
Q:	Why do you intend to acquire some of your secured loans through joint ventures?
A:	We intend to make some of our investments through joint ventures in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than otherwise would be possible because the amount of gross proceeds raised in the early stages of this offering may be insufficient to make a desirable investment. In addition, increased portfolio diversification will reduce the risk to investors as compared to programs with a smaller number of investments. Such joint ventures may be with certain affiliates of our advisor or with third parties. Joint ventures may allow us to avail ourselves to equity participations with industry partners such as builders and developers.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges its UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, at the time of the exchange of units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution, in the event that, and to the extent that, they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.
In the event that we invest in real property that can be depreciated, some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”
Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?
A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds in real estate investments promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are required only to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	An investment in us is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for initial shareholders and subsequent purchasers of shares from our shareholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For more information, see “Suitability Standards.”

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares is only suitable for persons who have adequate financial means, desire a long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, seek to receive current interest income and who are able to hold their investment for an indefinite period of time are most likely to benefit from an investment in us. On the other hand, because we cannot guarantee you current income, we caution persons who require guaranteed income or immediate liquidity not to consider an investment in us as meeting these needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:	Several firms offer to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. Please contact our Investor Services Department at (214) 370-8960 or (800) 859-9338 for a list of custodians including those willing to provide this service to our shareholders with annual maintenance fees charged at a discounted rate.

Q:	Is there any minimum investment required?

A:	Yes. You must purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares for $2,500. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $1,000,000 of common shares of beneficial interest have been received and accepted by us, except that we may not admit investors residing in New York as shareholders until we have received and accepted subscriptions aggregating $2,500,000 and we may not admit investors residing in Pennsylvania until we have received and accepted subscriptions aggregating $35,000,000. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before _________, 2009 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Until we have received and accepted subscriptions for $1,000,000, checks should be made payable to “United Development Funding IV Escrow Account.” After we have received and accepted subscriptions for $1,000,000 and released the funds from escrow, checks should be made payable directly to us. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription. For a detailed discussion of how to subscribe for shares, see the sections of this prospectus captioned “Plan of Distribution — Subscription Process” and “How to Subscribe.” Subscribers may not withdraw funds from the escrow account. We expect to admit shareholders on at least a monthly basis, and oftentimes more frequently, after we have raised the minimum offering.

If the minimum offering has not been received and accepted by _________, 2009 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our declaration of trust prohibits the ownership by one person of more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares, unless exempted by our board of trustees. Unless our shares are publicly traded, which we currently do not expect to happen, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.
After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program, which is subject to significant conditions and limitations. Our board of trustees can amend the provisions of our share redemption program without the approval of our shareholders.
Q:	Will I be notified of how my investment is doing?
A:	You will receive periodic updates on the performance of your investment in us, including:
•	a monthly distribution report;

•	three quarterly financial reports;

•	an annual report; and

•	an annual Form 1099.
In addition, under ERISA and the rules of FINRA, we must provide our shareholders a per share estimated value of our common shares annually. Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share estimated value (unless we have sold assets and made special distributions to shareholders of net proceeds from such sales, in which case the estimated value per share will equal the offering price less the amount of those special distributions constituting a return of capital). Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the value we provide for our common shares will be based on valuations of our assets. Such valuations will be performed by persons independent of us and of our advisor.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:
•	U.S. mail or other courier;

•	facsimile; and

•	posting on our affiliated website at www.udfonline.com.
Certain information concerning our business and our advisor and its affiliates will be available on the web site maintained for us and our advisor and its affiliates at www.udfonline.com. The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:	When will I get my detailed tax information?
A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

Phoenix American Financial Services, Inc. 2401 Kerner Boulevard, San Rafael, California 94901 (866) 895-5050 www.pafsi.com

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.
Q:	Who can help answer my questions?
A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
United Development Funding IV Investor Services
The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
Telephone: (214) 370-8960 or (800) 859-9338
Fax: (469) 916-0695

RISK FACTORS
          Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.
Risks Related to an Investment in United Development Funding IV
     There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. In addition, we do not have a fixed liquidation date, and you may have to hold your shares indefinitely.
          There is no public market for our shares, and we cannot guarantee that one will ever develop. It will, therefore, be difficult for you to sell your shares promptly, or at all. In addition, the price you receive for the sale of any of our common shares of beneficial interest is likely to be less than the proportionate value of our investments. At this time, we have no intention to list our shares, and we will seek to list our shares for trading on a national securities exchange only if our independent trustees believe listing would be in the best interest of our shareholders. As a result, we do not know if we will ever apply to list our shares for trading on a national securities exchange, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. Furthermore, our declaration of trust does not provide a specific date on which we must liquidate. Therefore, you should purchase the shares only as a long-term investment and you may have to hold your shares indefinitely.
          The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him, which may inhibit your ability to sell your shares. Furthermore, we are limited in our ability to buy back shares pursuant to our redemption program, including limits on the price we may pay for your shares. Our board of trustees may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. See “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “— Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.
If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
          Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in the identification of real estate loans and other investments and the determination of any financing arrangements. We are a “blind pool” because we do not currently own any secured loans or real estate properties and we have not identified any properties to acquire or secured loans to originate or acquire with proceeds from this offering. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of trustees and the management ability of our advisor. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our objectives will be achieved.
We have not identified any real estate properties to acquire or any loans to originate or purchase, and you will not have the opportunity to evaluate our investments before they are made.
          We are a “blind pool” because we have not yet identified any real estate properties to acquire or loans to originate or purchase with the proceeds of this offering, so you will not be able to evaluate such investments. Although we may purchase participations in loans previously made by UDF I, UDF II, UDF III or UDF LOF, there is currently no agreement between us and UDF I, UDF II, UDF III or UDF LOF providing for such purchase. We will seek to invest substantially all of the offering proceeds available for investments, after the payment of fees and expenses, in secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We also intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes. We will rely entirely on our advisor with respect to the acquisition of our investments, and shareholders will not be able to evaluate such investments. We cannot be sure that we will be successful in obtaining suitable investments. If we are unable to identify properties or loans that satisfy our investment objectives in a timely fashion, our business strategy and operations may be adversely affected.
We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.
          We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor. Delays we encounter in the selection and acquisition of properties and secured loans could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in income-producing properties or secured loans in a timely manner, our ability to pay distributions to our shareholders would be adversely affected.
Competition with third parties in financing properties may reduce our profitability and the return on your investment.
          Real estate investment and finance is a very competitive industry. We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, real estate limited partnerships, other real estate investment trusts, institutional investors, homebuilders, developers and other entities engaged in real estate investment activities, many of which have greater resources than we do and may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the proliferation of the Internet as a tool for real estate acquisitions and loan origination has made it very inexpensive for new competitors to participate in the real estate investment and finance industry. Our ability to make or purchase a sufficient number of loans and investments to meet our objectives will depend on the extent to which we can compete successfully against these other entities, including entities that may have greater financial or marketing resources, greater name recognition or larger customer bases than we have. Our competitors may be able to undertake more effective marketing campaigns or adopt more aggressive pricing policies than we can, which may make it more difficult for us to attract customers. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.
Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.
          Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and make distributions. As a result, investors who invest in us before we sell the minimum of 50,000 common shares of beneficial interest or before we commence investing activities or generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make investments.

The homebuilding industry is undergoing a significant downturn, and its duration and ultimate severity are uncertain. Further deterioration in industry conditions or in the broader economic conditions of the markets where we intend to operate could further decrease demand and pricing for new homes and residential home lots and have additional adverse effects on our operations and financial results.
          Developers and homebuilders to whom we intend to make loans and with whom we intend to enter into subordinate debt positions will use the proceeds of our loans and investments to develop raw real estate into residential home lots and construct homes. The developers obtain the money to repay our development loans by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. The developer’s ability to repay our loans is based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. Homebuilders obtain the money to repay our loans by selling the homes they construct or by obtaining replacement financing from other lenders, and thus, the homebuilders’ ability to repay our loans is based primarily on the amount of money generated by the sale of such homes.
          The homebuilding industry is cyclical and is significantly affected by changes in industry conditions, as well as in general and local economic conditions, such as:
•	employment levels and job growth;

•	demographic trends, including population increases and decreases and household formation;

•	availability of financing for homebuyers;

•	interest rates;

•	affordability of homes;

•	consumer confidence;

•	levels of new and existing homes for sale, including foreclosed homes; and

•	housing demand.
          These may occur on a national scale or may affect some of the regions or markets in which we operate more than others. An oversupply of alternatives to new homes, such as existing homes, including homes held for sale by investors and speculators, foreclosed homes, and rental properties, can also reduce the homebuilder’s ability to sell new homes, depress new home prices, and reduce homebuilder margins on the sales of new homes, which likely would reduce the amount and price of the residential homes and lots sold by the homebuilders and developers to which we have loaned money and/or increase the absorption period in which such homes and lots are purchased.
          Also, historically, the homebuilding industry uses expectations for future volume growth as the basis for determining the optimum amount of land and lots to own. In light of the much weaker market conditions encountered in 2006, which further deteriorated in 2007, we believe that expectations have changed and that the homebuilding industry significantly slowed its purchases of land and lots as part of its strategy to reduce inventory to better match the reduced rate of production.
          During 2007, the difficult conditions within the homebuilding industry became progressively more challenging as demand for new homes declined in many markets.
          In such a business climate, homebuilders and developers to which we intend to loan money may be unable to generate sufficient income from the resale of single-family homes and residential lots to repay our loans.

Accordingly, continued or further deterioration of homebuilding conditions or in the broader economic conditions of the markets where we intend to operate could cause the number of homebuyers to decrease, which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders.
          We believe that housing market conditions will continue to be challenging and may deteriorate further. We cannot predict the duration or ultimate severity of these challenging conditions. However, it is our intention to invest in stable markets demonstrating strong housing fundamentals and correcting markets with strong housing fundamentals. Our operations could be negatively affected to the extent that the housing industry downturn is prolonged or becomes more severe.
The reduction in availability of mortgage financing and the volatility and reduction in liquidity in the financial markets may adversely affect our business, and the duration and ultimate severity of the effects are uncertain.
          During 2007, the mortgage lending industry experienced significant instability due to, among other things, defaults on subprime loans and a resulting decline in the market value of such loans. In light of these developments, lenders, investors, regulators and other third parties questioned the adequacy of lending standards and other credit requirements for several loan programs made available to borrowers in recent years. This has led to reduced investor demand for mortgage loans and mortgage-backed securities, tightened credit requirements, reduced liquidity and increased credit risk premiums. A deterioration in credit quality among subprime and other nonconforming loans has caused almost all lenders to eliminate subprime mortgages and most other loan products that are not conforming loans, FHA/VA-eligible loans or jumbo loans (which meet conforming underwriting guidelines other than loan size). Fewer loan products and tighter loan qualifications and any other limitations or restrictions on the availability of those types of financings in turn make it more difficult for some borrowers to finance the purchase of new homes and for some buyers of existing homes from move-up new home buyers to finance the purchase of the move-up new home buyer’s existing home. These factors have served to reduce the affordability of homes and the pool of qualified homebuyers and made it more difficult to sell to first time and first time move-up buyers which have long made up a substantial part of the affordable housing market. These reductions in demand would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders, and the duration and severity of the effects remain uncertain.
          We also believe that the liquidity provided by Fannie Mae and Freddie Mac to the mortgage industry is very important to the housing market. These entities have recently reported losses as a result of deteriorating housing and credit market conditions. These losses have reduced their equity, which may limit their ability to acquire mortgages. Any limitations or restrictions on the availability of such financing or on the liquidity provided by such enterprises could adversely affect interest rates and mortgage availability and could cause the number of homebuyers to decrease, which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders.
The homebuilding industry’s strategies in response to the adverse conditions in the industry have had limited success, and the continued implementation of these and other strategies may not be successful.
          Most homebuilders were focused in 2007 on generating positive operating cash flow and reducing finished new home inventories, and have done so in many cases by significantly reducing the new home prices and increasing the level of sales incentives. Notwithstanding these sales strategies, homebuilders in 2007 continued to experience an elevated rate of sales contract cancellations. We believe that the increase in the cancellation rate is largely due to a decrease in consumer confidence, due principally to the constant and negative national housing, financial industry, and economic news, and continued price declines and increases in the level of sales incentives for both new and existing homes in many markets. A more restrictive mortgage lending environment and the inability of some buyers to sell their existing homes have also impacted cancellations. Many of the factors that affect new sales and cancellation rates are beyond the control of the homebuilding industry.

          A decrease in the number of new homes sold would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders. It is uncertain how long the reduction in sales and the increased level of cancellations will continue.
Increases in interest rates, reductions in mortgage availability or increases in other costs of owning a home could prevent potential customers from buying new homes and adversely affect our business or our financial results.
          Most new home purchasers finance their home purchases through lenders providing mortgage financing. Prior to the recent volatility in the financial markets, interest rates were at historical lows and a variety of mortgage products were available. As a result, home ownership became more accessible. The mortgage products available included features that allowed buyers to obtain financing for a significant portion or all of the purchase price of the home, had very limited underwriting requirements or provided for lower initial monthly payments. As a result, more people were able to qualify for mortgage financing. During 2007, there was a significant decrease in the type of mortgage products available and a general increase in the qualification requirements for mortgages such that fewer people are able to qualify for and obtain mortgage financing. This, coupled with higher fees and mortgage interest rates, has reduced demand for new homes.
          Some homebuyers use down payment assistance programs, which allow homebuyers to receive gift funds from non-profit corporations to be used as a down payment. Homebuilders are a source of funding for these programs. The Department of Housing and Urban Development (HUD) and Congress are considering limitations and further regulation of these programs. New restrictions may limit the ability of seller-funded non-profit corporations to fund down payment assistance programs for government-insured mortgage loans. HUD has issued a rule that eliminates seller-funded down payment assistance as an acceptable minimum investment in the property for FHA insured loans. However, the implementation of that rule has been delayed as a result of litigation filed by certain down payment assistance providers. The ultimate outcome of this litigation is uncertain. If, as a result of legislative, regulatory or other action, the gift fund programs that some of our customers use would no longer be available to them, we would expect them to seek other financing alternatives, and seek different down payment programs for those customers who meet applicable guidelines. There can be no assurance, however, that any such alternative programs would be as attractive to our customers as the programs offered today and that home sales would not suffer.
          We believe that the availability of FHA and VA mortgage financing is an important factor in marketing affordable homes. Any limitations or restrictions on the availability of the financing provided by them could adversely affect interest rates, mortgage financing and new homes sales.
          Even if potential customers do not need financing, changes in interest rates and the availability of mortgage financing products may make it harder for them to sell their current homes to potential buyers who need financing.
          A reduction in the demand for new homes may reduce the amount and price of the residential homes and lots sold by the homebuilders and developers to which we loan money and/or increase the absorption period in which such homes and lots are purchased and, consequently, increase the likelihood of defaults on our loans.
Increases in interest rates could increase the risk of default under our development loans.
          Developers and homebuilders to whom we intend to make loans and with whom we intend to enter into subordinate debt positions will use the proceeds of our loans and investments to develop raw real estate into residential home lots and construct homes. The developers and homebuilders obtain the money to repay our loans by reselling the residential home lots to homebuilders or individuals who will build single-family residences on the lots and/or selling the homes to homebuyers, or by obtaining replacement financing from other lenders. The developers’ or homebuilders’ ability to repay our loans will be based primarily on the amount of money generated by the developers’ or homebuilders’ sale of their inventory of single-family homes or residential lots. If interest rates increase and/or consumer mortgage credit standards tighten, the demand for single-family residences is likely to decrease. In such an interest rate and/or mortgage climate, developers and homebuilders to which we have loaned money may be unable to generate sufficient income from the resale of single-family homes or residential lots to repay our loans. Accordingly, increases in single-family mortgage interest rates and/or the tightening of consumer mortgage credit standards could cause the number of homebuyers to decrease, which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders.
The loans we intend to make as part of our investments will generally be secured by collateral that is already encumbered, so our loans may have a higher risk than conventional real estate loans on residential properties.
          We plan to originate loans and purchase loans in respect of affiliated and unaffiliated third parties on land to be developed into residential lots, new and model homes and finished home inventories. Our goal is to obtain a first or subordinate lien on the underlying real property to secure our loans, and we generally will require a pledge of the equity ownership interests in the borrower itself to secure our loans, either as the sole collateral or in addition to our lien on the underlying real property. In some instances where the subject parcel is encumbered by a lien in favor of a third party other than us, we may, at our option, become the senior lender in order to protect the priority of our lien on the parcels. Our loans may also be secured by other assets of the borrower. While we will seek to obtain an unconditional guarantee of the borrower and/or its parent companies to further secure the borrower’s obligations to us, we cannot assure you that we will obtain such an unconditional guarantee in all cases. If a default occurs under one or more of our loans, payments to us could be reduced or postponed. Further, in the event of a default, we may be left with a security or ownership interest in finished homes or lots or unfinished homes or an undeveloped or partially developed parcel of real estate, which may have less value than a completed home or developed parcel. The guarantee of the borrower and/or its parent companies and other pledged assets, if any, may be insufficient to compensate us for any difference in the amounts due to us under a loan and the value of our interest in the subject parcel.
Decreases in the value of the property underlying our loans may decrease the value of our assets.
          In most cases, we will obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. To the extent that the value of the property that serves as security for these loans or investments is lower than we expect, the value of our assets, and consequently our ability to pay distributions to our shareholders, will be adversely affected.
Our investments and participation agreements with borrowers will expose us to various risks and will not guarantee that we will receive any amount under such agreements. Our participation agreements with borrowers may be subject to usury laws.
          The investments and participation agreements that we expect to enter into with borrowers will be separate from the loans that we will make to the borrowers. Participation agreements will be structured either as contracts entitling us to participate in the borrower’s profits or as joint venture investments organized as partnerships or limited liability companies in which we will have an equity interest. The participation agreements may represent an equity joint venture interest that will, and our investment will, expose us to all of the risks inherent in real estate investments generally and with real estate investments made with a co-venturer. These risks include, among others, the fact that there is no guaranteed return on the equity participations. In the event our loan is paid off prior to sale of the parcel, we would hold an equity participation that would be junior to any liens or claims against the parcel. Our joint venture participations could subject us to liabilities arising out of environmental claims or claims for injuries, tax levies or other charges against the owner of the parcel as well as from the risk of bankruptcy of our co-venturer.

Our ownership interests in real estate could expose us to liabilities.
          We expect to own real estate and to enter into joint venture agreements with borrowers that will give us an equity interest in the companies that own real estate. We may be exposed to various liabilities as an owner or partial owner of these properties including, without limitation, liabilities for taxes, environmental liabilities and liabilities in connection with the construction or development activities occurring on the property.
We will be subject to the general market risks associated with real estate construction and development.
          Our financial performance will depend on the successful construction and/or development and sale of the homes and real estate parcels that we own or that serve as security for the loans we make to homebuilders and developers and that will be the subject of our participation agreements with borrowers. As a result, we will be subject to the general market risks of real estate construction and development, including weather conditions, the price and availability of materials used in the construction of the homes and development of the lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the projects. In the event the market softens, the homebuilder or developer may require additional funding and such funding may not be available. In addition, if the market softens, the amount of capital required to be advanced and the required marketing time for such home or development may both increase, and the homebuilder’s or developer’s incentive to complete a particular home or real estate development may decrease. Such circumstances may reduce our profitability and the return on your investment.
If we are unable to raise substantial funds, we will be limited in the number and type of properties we may own or finance and the value of your investment will fluctuate with the performance of the specific investments we make.
          This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will purchase fewer properties and originate and purchase fewer loans and equity positions, resulting in less diversification in terms of the number of properties owned and financed, the geographic regions in which such properties are located and the types of properties securing the secured loans in which we invest. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $1 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to invest in one asset. If we are only able to invest in one asset, we would not achieve any diversification of our assets. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of secured assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.
We have no prior operating history or established financing sources, and the prior performance of real estate programs sponsored by our advisor and its affiliates may not be an indication of our future results.
          We were formed in May 2008, and UMTH GS, our advisor, was formed in March 2003. Although our officers, trustees and other key personnel are experienced in operating businesses similar to our business, you should not rely on the past performance of any other businesses of our officers, trustees or other key personnel, or the officers, trustees and other key personnel of our advisor and its affiliates, to predict our future results. In addition, we do not have any established financing sources, and we cannot assure you that we will raise sufficient capital to operate our business as planned. The results of our operations will depend on many factors, including, without limitation, our ability to originate loans and joint venture opportunities, the level and volatility of interest rates and general economic conditions. Delays in investing the net proceeds of this offering may reduce our income. We cannot assure you that we will be able to successfully operate our business or implement our operating policies and strategies as described in this prospectus. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours in an early stage of development, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:
•	identify and acquire investments that further our investment strategy;

•	increase awareness of the United Development Funding name within the investment products market;

•	establish and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors in us; and

•	build and expand our operations structure to support our business.
          We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.
If we lose or are unable to obtain key personnel or one or more of our key personnel decides to compete with us, our ability to implement our investment strategy could be delayed or hindered.
          We will depend on the diligence, experience and skill of certain executive officers and other key personnel of us, our advisor and its affiliates, including Todd F. Etter, Hollis M. Greenlaw, Michael K. Wilson, Ben L. Wissink, Cara D. Obert, David A. Hanson and Robert A. Laak, for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with us; however, all are bound by employment agreements with UMT Holdings, the parent company of our advisor and our asset manager. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. Affiliates of our advisor maintain key person life insurance with respect to Hollis M. Greenlaw, Todd F. Etter and Ben L. Wissink. We have not obtained life insurance policies on any other key personnel involved in our operations and, therefore, have no insulation against extraneous events that may adversely affect their ability to implement our investment strategies. We also believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. We cannot assure you that we will be successful in attracting and retaining such personnel. The loss of any key person could harm our business, financial condition, cash flow and results of operations. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategy could be delayed or hindered.
          In addition, many of the officers and key personnel of us, our advisor and its affiliates are bound by non-competition agreements, and there are remedies under certain state laws if such officers or key personnel conduct activities that compete with us either during or after their employment. However, our ability to prohibit former employees from competing with us, our advisor or its affiliates may be limited in many respects, and we cannot assure you that one or more of those persons may not choose to compete with us, or that we could limit their ability to do so or recover anything in such an event. Competition by these officers or key employees may harm our business, financial condition and results of operations.
If we pay distributions from sources other than our cash flow from operations, we will have less funds available for real estate investments, and your overall return may be reduced.
          Our organizational documents permit us to make distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for real estate investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a shareholder’s basis in our common shares of beneficial interest will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain. We do not intend to make distributions prior to generating sufficient cash flow from operations.
Our rights and the rights of our shareholders to recover claims against our independent trustees are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
          Maryland law provides that a trustee has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Subject to certain exceptions, our declaration of trust provides that no independent trustee will be liable to us or our shareholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent trustees than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent trustees (as well as by our other trustees, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.
Risks Related to Conflicts of Interest
          We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. When conflicts arise between us and our advisors and its affiliates, they may not be resolved in our favor, which could cause our operating results to suffer. The “Conflicts of Interest” section of this prospectus provides additional information related to conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.
Our advisor and its affiliates will have equity interests and/or profit participations in developments we finance and may have a greater incentive to make loans with respect to such developments and/or provide credit enhancements to preserve and/or enhance their economic interest in such development.
          We expect to make loans and/or provide credit enhancement transactions to affiliates of our advisor or asset manager. In connection with making such loans or providing such credit enhancements, we will obtain an appraisal concerning the underlying property from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process. If an affiliate of our advisor has an equity interest or participation interest in a development that requires a loan or credit enhancement, our advisor may have a greater incentive to make a loan with respect to such development to preserve and/or enhance its economic interest in such development.
Our advisor is an affiliate of the general partners of UDF I, UDF II, UDF III and UDF LOF and may not always be able to allocate investment opportunities on a pro rata basis among us, UDF I, UDF II, UDF III and UDF LOF.
          Our advisor is an affiliate of the general partners of UDF I, UDF II, UDF III and UDF LOF, all of which engage in the same businesses as we will. Our advisor, asset manager and the Investment Committee will seek to equitably apportion among us, UDF I, UDF II, UDF III and UDF LOF all investment opportunities of which it becomes aware. We intend to enter into a participation agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD pursuant to which we will invest in the same loans and transactions as UDF I, UDF II, UDF III and UDF LOF on a pro rata basis based on the amount of capital held by each entity that is available for investment in accordance with each fund’s risk profile and capital available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. Our advisor may determine not to invest in otherwise suitable investments in which UDF I, UDF II, UDF III or UDF LOF will participate in order for us to avoid unrelated business taxable income, or “UBTI,” which is generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member, and which is generally subject to taxation. See “Federal Income Tax Considerations — Taxation of Tax-Exempt Shareholders.” We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that may be suitable for us on a pro rata basis or otherwise.
Our founders may form other companies that will engage in the same businesses as we will, and we may not always be able to participate in investment opportunities on a pro rata basis between us and such other companies.
          Our advisor and its affiliates may engage in additional real estate-related activities in the future, including the activities in which we intend to engage, and may form new entities to engage in these activities. If new companies are formed for the purpose of engaging in the businesses in which we engage, our founders intend to allocate investment opportunities among us, UDF I, UDF II, UDF III, UDF LOF and the new entities equitably. However, we cannot assure you that we will be able to participate in all or any investment opportunities in which such other companies participate, on an equitable basis or otherwise.
Certain of the principals of our advisor will face conflicts of interest relating to the extension and purchase of loans, and such conflicts may not be resolved in our favor.
          Certain of the principals of our advisor are also principals, directors, employees, officers and equity holders of other entities, including UDF I, UDF II, UDF III, UDF LOF, UMT Holdings and UMT Services, and they may also in the future hold positions with, and interests in, other entities engaged in real estate activities. These multiple responsibilities may create conflicts of interest for these individuals if they are presented with opportunities that may benefit us and their other affiliates. These individuals may be incentivized to allocate opportunities to other entities rather than to us if they are more highly compensated based on investments made by other entities. In determining which opportunities to allocate to us and to their other affiliates, these individuals will consider the investment strategy and guidelines of each entity. Because we cannot predict the precise circumstances under which future potential conflicts may arise, we intend to address potential conflicts on a case-by-case basis. There is a risk that our advisor will choose an investment for us that provides lower returns to us than a loan made by one of our affiliates. You will not have the opportunity to evaluate the manner in which any conflicts of interest involving the advisor and its affiliates are resolved before making your investment. For more information on these potential conflicts of interest, see “Conflicts of Interest.”
Our advisor and its affiliates, including all of our executive officers and some of our trustees, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our shareholders.
          Our advisor and its affiliates are entitled to substantial fees from us in connection with this offering and our business operations. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:
•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	borrowings, which would increase the fees payable to our advisor;

•	whether and when we seek to list our common shares of beneficial interest on a national securities exchange, which listing could entitle our advisor to the payment of fees; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor or one of its affiliates to the payment of fees.
We will face risks relating to joint ventures with our affiliates and third parties that are not present with other methods of investing in properties and secured loans.
          We may enter into joint ventures with certain of our affiliates, as well as third parties, for the funding of loans or the acquisition of properties. We may also purchase loans in joint ventures or in partnerships or other co-ownership arrangements with our affiliates, the sellers of the loans, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in secured loans, including, for example:
•	the possibility that our co-venturer or partner in an investment might become bankrupt, in which case our investment might become subject to the rights of the co-venturer or partner’s creditors and we may be forced to liquidate our investment before we otherwise would choose to do so;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals, which may cause us to disagree with our co-venturer or partner as to the best course of action with respect to the investment and which disagreement may not be resolved to our satisfaction;

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, which may cause us not to realize the return anticipated from our investment; or

•	that it may be difficult for us to sell our interest in any such co-venture or partnership.
          Moreover, in the event we determine to foreclose on the collateral underlying a non-performing investment, we may be required to obtain the cooperation of our co-venturer or partner to do so. We anticipate that we will co-invest with our affiliates in certain loans, in which case we expect to enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our inability to foreclose on a property acting alone may cause significant delay in the foreclosure process, in which time the value of the property may decline.
Our advisor will face additional conflicts of interest relating to co-investments with affiliated entities and may make decisions that disproportionately benefit one or more of our affiliated entities instead of us.
          Our advisor is an affiliate of the general partners of UDF I, UDF II, UDF III and UDF LOF, all of which engage in the same businesses as we will. Because our advisor or its affiliates will have advisory and management arrangements with these other United Development Funding programs, it is likely that they will encounter opportunities to invest in or acquire interests in secured loans, participations and/or properties to the benefit of one of the United Development Funding programs, but not others. Our advisor or its affiliates may make decisions to finance certain properties, which decisions might disproportionately benefit a United Development Funding program other than us. In such event, our results of operations and ability to pay distributions to our shareholders could be adversely affected.
          Because our advisor and its affiliates are affiliated with UDF I, UDF II, UDF III and UDF LOF, agreements and transactions among the parties with respect to any co-investment among two or more of such parties will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these co-investment arrangements, we may not have a first priority position with respect to the underlying collateral. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. In addition, to the extent that our co-venturer is an affiliate of our advisor, certain conflicts of interest will exist. For a more detailed discussion, see “Conflicts of Interest — Co-investments and Joint Ventures with Affiliates of UMTH GS.”
Our advisor’s officers and key personnel will face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
          Certain of the officers and key personnel of our advisor will face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. As a result, they may devote less time and resources to our business than is necessary. If this occurs, our business, financial condition and results of operations may suffer.
There is no separate counsel for certain of our affiliates and us, which could result in conflicts of interest.
          Morris, Manning & Martin, LLP acts as legal counsel to us, our advisor and certain of its affiliates. If the interests of the various parties become adverse, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of the advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected.
Risks Related to Our Business in General
A limit on the number of shares a person may own may discourage a takeover.
          Our declaration of trust, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, no person may own more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide shareholders with the opportunity to receive a control premium for their shares. See “Description of Shares — Restrictions on Ownership and Transfer.”
Our declaration of trust permits our board of trustees to issue securities with terms that may subordinate the rights of the holders of our current common shares of beneficial interest or discourage a third party from acquiring us.
          Our declaration of trust permits our board of trustees to issue up to 350,000,000 common shares of beneficial interest and up to 50,000,000 preferred shares of beneficial interest. Our board of trustees, without any action by our shareholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued shares of beneficial interest and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such shares. Thus, our board of trustees could authorize the issuance of such shares with terms and conditions that could subordinate the rights of the holders of our current common shares of beneficial interest or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common shares of beneficial interest. However, the issuance of preferred shares must also be approved by a majority of our independent trustees not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.
          Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the then outstanding voting shares of the company; or

•	an affiliate or associate of the company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the company.
          A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the expiration of the five-year period described above, any business combination between the Maryland company and an interested shareholder must generally be recommended by the board of trustees of the company and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of the then outstanding voting shares of the company; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of the company other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
          These super-majority vote requirements do not apply if the holder of the company’s common shares of beneficial interest receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Our board of trustees has exempted any business combination with UMTH GS or any affiliate of UMTH GS. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and UMTH GS or any affiliate of UMTH GS. As a result, UMTH GS or any affiliate of UMTH GS may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the business combination statute.
          The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our common shares of beneficial interest, see “Description of Shares — Business Combinations.”
Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing trustees.
          Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland company acquired in a “control share acquisition” have no voting rights except to the extent approved by the company’s disinterested shareholders by a vote of two-thirds of the votes entitled to be cast on the matter. Common shares of beneficial interest owned by interested shareholders, that is, by the acquirer, by officers or by employees who are trustees of the company, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that would entitle the acquirer to exercise voting power in electing trustees within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction or (2) to acquisitions approved or exempted by a company’s declaration of trust or bylaws. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our common shares of beneficial interest. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”
Our declaration of trust includes an anti-takeover provision that may discourage a shareholder from launching a tender offer for our shares.
          Our declaration of trust provides that any tender offer made by a shareholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering shareholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering shareholder does not comply with these requirements, our company will have the right to redeem that shareholder’s shares and any shares acquired in such tender offer. In addition, the non-complying shareholder will be responsible for all of our company’s expenses in connection with that shareholder’s noncompliance. This provision of our declaration of trust may discourage a shareholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
Your investment return will be reduced if we are required to register as an investment company under the Investment Company Act of 1940.
          We are not registered as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:
•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
          Our investment policy provides that we may invest in securities of other real estate investment entities or similar entities. Although we believe the loans we originate and may acquire, together with any investments in securities we may make, will not cause us to be an “investment company” under the Investment Company Act, and although we intend to monitor our investments so that any proposed investment would not cause us to be an “investment company” under the Investment Company Act, the Securities and Exchange Commission could disagree with our assessment that we are not subject to the Investment Company Act and we could become regulated as an investment company for purposes of that act, which would substantially alter our operations and would adversely affect our business, financial condition, liquidity and results of operations.

Shareholders have limited control over changes in our policies and operations.
          Our board of trustees determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of trustees may amend or revise these and other policies without a vote of the shareholders. Our declaration of trust sets forth the shareholder voting rights required to be set forth therein under the NASAA REIT Guidelines. Under our declaration of trust and the Maryland REIT Law, our shareholders currently have a right to vote only on the following matters:
•	the election or removal of trustees;

•	any amendment of our declaration of trust, except that our board of trustees may amend our declaration of trust without shareholder approval to:
•	change our name;

•	increase or decrease the aggregate number of our shares;

•	increase or decrease the number of our shares of any class or series that we have the authority to issue;

•	effect certain reverse stock splits;

•	qualify as a real estate investment trust under the Internal Revenue Code or the Maryland REIT Law;
•	our termination; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets. All other matters are subject to the discretion of our board of trustees.
Our board of trustees may change our investment policies and objectives without shareholder approval, which could alter the nature of your investment.
          Our declaration of trust requires that our independent trustees review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of trustees without the approval of our shareholders. As a result, the nature of your investment could change without your consent.
You are limited in your ability to sell your shares pursuant to our redemption program.
          Any investor requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such investor acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a monthly basis, as follows: first, pro rata as to redemptions upon the death of a shareholder; next, pro rata among shareholders willing to have their shares redeemed at the then-current net asset value, as determined by our board of trustees in its sole discretion; next, pro rata as to shareholders who demonstrate to our satisfaction another involuntary exigent circumstance, such as bankruptcy; and finally, pro rata as to other redemption requests, in weighted pools. We will not redeem in excess of 10% of our outstanding shares measured as of exactly the same date as the date of redemption in the prior calendar year. In addition, the cash available for redemption generally will be limited to 1% of our operating cash flow from the previous fiscal year plus any proceeds from our distribution reinvestment plan. Further, our board of trustees reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our redemption program. For a more detailed description of the share redemption program, see “Description of Shares — Share Redemption Program.”
If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.
          The purchase price for shares we repurchase under our redemption program, for the period beginning after a shareholder has held the shares for a period of one year, will be (1) 92% of the purchase price for any shares held less than two years, (2) 94% of the purchase price of any shares held for at least two years but less than three years, (3) 96% of the purchase price of any shares held at least three years but less than four years, (4) 98% of the purchase price of any shares held at least four years but less than five years and (5) for any shares held at least five years, the lesser of the purchase price actually paid or the fair market value of your shares as determined by our annual valuations. However, at any time we are engaged in an offering of our shares, the per share price for shares purchased under our redemption program will always be equal to or less than the applicable per share offering price. The price we will pay for redeemed shares will be offset by any net proceeds from capital transactions previously distributed to the redeeming shareholder as a return of capital. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.
Your interest in us may be diluted if the price we pay in respect of shares redeemed under our share redemption program exceeds the net asset value of our shares.
          The prices we may pay for shares redeemed under our share redemption program may exceed the net asset value of such shares at the time of redemption. If this were to be the case, investors who do not elect or are unable to have some or all of their shares redeemed under our share redemption program would suffer dilution in the value of their shares as a result of redemptions. We intend to create a reserve from our net interest income and net proceeds from capital transactions to recover some of the organization and offering expenses, including selling commissions, marketing support fees and marketing reallowances, we will incur in connection with the offering of our shares in order to cause the net asset value of the company to be on parity with or greater than the amount we may pay for shares under our share redemption program. However, it is likely that non-redeeming shareholders will experience dilution as a result of redemptions which occur at a time when the net asset value has decreased, regardless of the reserve.
We will have broad discretion in how we use the net proceeds of this offering.
          We will have broad discretion in how to use the net proceeds of this offering, and shareholders will be relying on our judgment regarding the application of these proceeds. You will not have the opportunity to evaluate the manner in which the net proceeds of this offering are invested or the economic merits of particular assets to be acquired or loans to be made.
The advisor’s subordinated incentive fee may create an incentive for the advisor to make speculative investments.
          Because the incentive fee is subordinate to the payment of cumulative distributions to our shareholders, our advisor’s interest is not wholly aligned with those of our shareholders. The subordinated nature of the incentive fee means that our advisor will not receive such fee if our investments result only in minimal returns. Our advisor’s subordinated incentive fee may create an incentive for the advisor to advise us to make investments that have a higher potential return but are riskier or more speculative than would be the case in the absence of this incentive fee.
We established the offering price for our shares on an arbitrary basis; as a result, the offering price for our shares, and the price at which shares will be redeemed pursuant to our share redemption program, are not related to any independent valuation.
          Our board of trustees has arbitrarily determined the selling price of the shares and the price at which shares will be redeemed pursuant to our share redemption program. Such prices bear no relationship to our book or asset values, or to any other established criteria for valuing outstanding common shares of beneficial interest or other ownership interests.
Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.
          Our advisor and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the administration of our investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. For a more detailed discussion of the estimated use of the proceeds of this offering, see the “Management Compensation” section of this prospectus.
We are under no obligation to pay cash distributions. Distributions may be paid from capital and there can be no assurance that we will be able to pay or maintain cash distributions, or that distributions will increase over time.
          There are many factors, including factors beyond our control, that can affect the availability and timing of cash distributions to shareholders. Distributions will be based principally on cash available from our loans, real estate securities, property acquisitions and other investments. The amount of cash available for distributions will be affected by our ability to invest in real estate properties, secured loans, mezzanine loans or participations in loans as offering proceeds become available, the yields on the secured loans in which we invest, amounts set aside to create a retained earnings reserve and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We are under no obligation to pay cash distributions and we can provide no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that income from the properties we purchase or the loans we make or acquire, or in which we participate, will increase or that future investments will increase our cash available for distributions to shareholders. Our actual results may differ significantly from the assumptions used by our board of trustees in establishing the distribution rate to shareholders. In addition, our board of trustees, in its discretion, may reinvest or retain for working capital any portion of our cash on hand. We cannot assure you that sufficient cash will be available to pay distributions to you.
Adverse market and economic conditions will negatively affect our returns and profitability.
          Our results are sensitive to changes in market and economic conditions such as the level of employment, consumer confidence, consumer income, the availability of consumer and commercial financing, interest rate levels, supply of new and existing homes, supply of finished lots and the costs associated with constructing new homes and developing land. We may be affected by market and economic challenges, including the following, any of which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where properties subject to our secured loans may be located:
•	poor economic conditions may result in a slowing of new home sales and corresponding lot purchases by builders resulting in defaults by borrowers under our secured loans; and

•	job transfers and layoffs may cause new home sales to decrease.

          The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.
Risks Related to the Secured Loan Lending Business
Defaults on our secured loans will reduce our income and your distributions.
          Because some of our assets will be secured loans, failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. For example,
•	failure by a borrower to repay loans or interest on loans will reduce our income and, consequently, distributions to our shareholders;

•	we may not be able to resolve the default prior to foreclosure of the property securing the loan;

•	we may be required to expend substantial funds for an extended period to complete or develop foreclosed properties;

•	the subsequent income and sale proceeds we receive from the foreclosed properties may be less than competing investments; and

•	the proceeds from sales of foreclosed properties may be less than our investment in the properties.
Investments in land development loans present additional risks compared to loans secured by operating properties.
          We may invest up to 10% of our total assets in loans to purchase or develop unimproved real property. Unimproved real property may be raw land with or without entitlements, or land with entitlements with or without improvements such as utilities, streets or curbs, that is not intended for development in the next twelve months. Land development secured loans may be riskier than loans secured by improved properties, because:
•	until disposition, the property does not generate separate income for the borrower to make loan payments;

•	the completion of planned development may require additional development financing by the borrower, which may not be available;

•	depending on the velocity or amount of lot sales to homebuilders, demand for lots may decrease causing the price of the lots to decrease;

•	depending on the velocity or amount of lot sales to developers or homebuilders, demand for land may decrease causing the price of the land to decrease;

•	there is no assurance that we will be able to sell unimproved land promptly if we are forced to foreclose upon it; and

•	lot sale contracts are generally not “specific performance” contracts, and the borrower may have no recourse if a homebuilder elects not to purchase lots.

Investments in second, mezzanine and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.
          We expect that we will be the junior lender with respect to many of our loans. We will invest in second mortgage loans and, in some instances, mezzanine and wraparound mortgage loans. A wraparound, or all-inclusive, mortgage loan is a loan in which the lender combines the remainder of an old loan with a new loan at an interest rate that blends the rate charged on the old loan with the current market rate. In a second mortgage loan and in a mezzanine loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the prior secured lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of any prior secured lender, but the aggregate indebtedness evidenced by our loan documentation will be the prior secured loans in addition to the new funds we invest. Under a wraparound mortgage loan, we would receive all payments from the borrower and forward to any senior lender its portion of the payments we receive. Because all of these types of loans are subject to the prior lender’s right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.
Many of our loans will require balloon payments, which are riskier than loans with fully amortized payments.
          We anticipate that substantially all of our loans will be repaid from proceeds of lot sales or have balloon payments. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over a period of time, because the borrower’s repayment often depends on its ability to refinance the loan or sell the developed lots profitably when the loan comes due. There is no assurance that a borrower will have sufficient resources to make a balloon payment when due.
Suitable investments may not be available to us from time to time, which could reduce the returns on your investment.
          We receive referrals by borrowers, developers, commercial lenders, homebuilders and other referral sources. In the event that the supply of such referrals or new applicants decreases, the availability of investments for us would also decrease. Decreases in loan referrals or new applicants would typically occur in a recessionary economy, as there would be reduced activity in the real estate market and, hence, reduced demand for financing. Such decreases in the demand for secured loans could leave us with excess cash. In such instances, we plan to make short-term, interim investments with proceeds available from sales of shares and hold these, pending investment in suitable loans and real estate properties. Interest returns on those investments are usually lower than on secured loans and real estate properties, which may reduce the yield to holders of shares, depending on how long these interim investments are held.
          When we invest in short-term, interim investments using proceeds from the sale of shares, the purchasers of those shares will nevertheless participate equally in our distributions of income with holders of shares whose sale proceeds have been invested in secured loans and real estate properties. This will favor, for a time, holders of shares whose purchase monies were invested in interim investments, to the detriment of holders of shares whose purchase monies are invested in normally higher-yielding secured loans and real estate properties.
The interest-only loans we make or acquire may be subject to greater risk of default and there may not be sufficient funds or assets remaining to satisfy our loans, which may result in losses to us.
          We intend to make and acquire interest-only loans. Interest-only loans typically cost the borrower less in monthly loan payments than fully-amortizing loans which require a payment on principal as well as interest. This lower cost may enable a borrower to acquire a more expensive property than if the borrower was entering into a fully-amortizing secured loan. Borrowers utilizing interest-only loans are dependent on the appreciation of the value of the underlying property, and the sale or refinancing of such property, to pay down the interest-only loan since none of the principal balance is being paid down with the borrowers’ monthly payments. If the value of the underlying property declines due to market or other factors, it is likely that a property would be worth less than the secured balance on the property. Thus, there may be greater risk of default by borrowers who enter into interest-only loans. In addition, some interest-only loans may include an interest reserve in the loan amount. If such reserve is funded, the loan-to-value ratio for that loan will increase, possibly above generally acceptable levels. In the event of a defaulted interest-only loan, we would acquire the underlying collateral which may have declined in value. In addition, there are significant costs and delays associated with the foreclosure process. Any of these factors may result in losses to us.
Larger loans result in less portfolio diversity and may increase risk and the concentration of loans with a common borrower may increase our risk.
          We intend to invest in loans that individually constitute an average amount equal to the lesser of (a) 1% to 3% of the total amount raised in this offering, or (b) $2.5 million to $15 million. However, we may invest in larger loans depending on such factors as our performance and the value of the collateral. These larger loans are riskier because they may reduce our ability to diversify our loan portfolio.
The concentration of loans with a common borrower may increase our risks.
          We may invest in multiple secured loans that share a common borrower. The bankruptcy, insolvency or other inability of any borrower that is the subject of multiple loans to pay interest or repay principal on its loans would have adverse consequences on our income and reduce the amount of funds available for distribution to investors. The more concentrated our portfolio is with one or a few borrowers, the greater credit risk we face. The loss of any one of these borrowers would have a material adverse effect on our financial condition and results of operations.
Incorrect or changed property values could result in losses and decreased distributions to you.
          We will depend primarily upon our real estate security to protect us on the loans that we make. We will depend partly upon the skill of independent appraisers to value the security underlying our loans and partly upon our advisor’s internal underwriting and appraisal process. However, notwithstanding the experience of the appraisers selected by our advisor, they or our advisor may make mistakes, or regardless of decisions made at the time of funding, market conditions may deteriorate for various reasons, causing a decrease to the value of the security for our loans. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.
Changes in market interest rates may reduce our income and your distributions.
          A substantial portion of all of our loans will be fixed-interest rate loans. Market interest rates on investments comparable to the shares could materially increase above the general level of our fixed-rate loans. Our distributions could then be less than the yield you may obtain from these other investments. We will also make loans with variable interest rates, which will cause variations in the yield to us from these loans. We may make loans with interest rate guarantee provisions in them, requiring a minimum period of months or years of earned interest even if the loan is paid off during the guarantee period. The duration of the guarantee is subject to negotiation and will likely vary from loan to loan. Other than these provisions, the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to you. All of these risks increase as the length of maturity of a loan increases and the amount of cash available for new higher interest loans decreases. A material increase in market interest rates could result in a decrease in the supply of suitable secured loans to us, as there will likely be fewer attractive transactions for borrowers and less activity in the marketplace.

Some losses that borrowers might incur may not be insured and may result in defaults that would increase your risk.
          Our loans will require that borrowers carry adequate hazard insurance for our benefit. Some events are, however, either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, may be uninsured and cause losses to us on entire loans. If a borrower allows insurance to lapse, an event of loss could occur before we become aware of the lapse and have time to obtain insurance ourselves. Insurance coverage may be inadequate to cover property losses, even though our advisor imposes insurance requirements on borrowers that it believes are adequate.
Foreclosures create additional ownership risks to us of unexpected increased costs or decreased income.
          When we acquire property by foreclosure, we have economic and liability risks as the owner, including:
•	less income and reduced cash flows on foreclosed properties than could be earned and received on secured loans;

•	selling the homes or lots to homebuyers or homebuilders;

•	selling the land to developers, homebuilders or other real estate investors;

•	controlling construction or development and holding expenses;

•	coping with general and local market conditions;

•	complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

•	possible liability for injury to persons and property.
If any of these risks were to materialize, then the return on the particular investment could be reduced, and our business, financial condition and results of operations could be adversely affected.
If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.
          Usury laws generally regulate the amount of interest that may lawfully be charged on indebtedness. Each state has its own distinct usury laws. We believe that our loans will not violate applicable usury laws. There is a risk, however, that a court could determine that our loans do violate applicable usury laws. If we were found to have violated applicable usury laws, we could be subject to penalties, including fines equal to three times the amount of usurious interest collected and restitution to the borrower. Additionally, usury laws often provide that a loan that violates usury laws is unenforceable. If we are subject to penalties or restitution or if our loan agreements are adjudged unenforceable by a court, it would have a material, adverse effect on our business, financial condition and results of operations and we would have difficulty making distributions to our shareholders.
General Risks Related to Investments in Real Estate
Our operating results may be affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
          Our operating results will be subject to risks generally incident to the ownership of assets related to the real estate industry, including:

•	changes in interest rates and availability of permanent mortgage funds;

•	changes in general economic or local conditions;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.
For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the amount of income we receive from our investments.
We expect to borrow money to make loans or purchase some of our real estate assets. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to make loans or purchase assets, which will harm our results of operations. Furthermore, if we borrow money, your risks will increase if defaults occur.
          We may incur substantial debt. We intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. In addition, we intend to incur debt at the fund level. Our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate fair value of our real estate properties or secured loans once we have invested a majority of the net proceeds of this offering. However, we are permitted by our declaration of trust to borrow up to 300% of our net assets, and may borrow in excess of such amount if such excess borrowing is approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. Loans we obtain will likely be secured with recourse to all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.
          Our ability to achieve our investment objectives depends, in part, on our ability to borrow money in sufficient amounts and on favorable terms. We expect to depend on a few lenders to provide the primary credit facilities for our investments. In addition, our existing indebtedness may limit our ability to make additional borrowings. If our lenders do not allow us to renew our borrowings or we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our investment assets under adverse market conditions, which would harm our results of operations and may result in permanent losses. In addition, loans we obtain may be secured by all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.
          Although we have no current financing arrangements in place, we intend to pursue securing a credit facility to use in the future.
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
          We may provide financing for borrowers that will develop and construct improvements to land at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our developer’s ability to control land development costs or to build infrastructure in conformity with plans, specifications and timetables deemed necessary by builders. The developer’s failure to perform may necessitate legal action by us to compel performance. Performance may also be affected or delayed by conditions beyond the developer’s control. Delays in completion of construction could also give builders the right to terminate preconstruction lot purchase contracts. These and other such factors can result in increased costs to the borrower that may make it difficult for the borrower to make payments to us. Furthermore, we must rely upon projections of lot take downs, expenses and estimates of the fair market value of property when evaluating whether to make loans. If our projections are inaccurate, and we are forced to foreclose on a property, our return on our investment could suffer.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.
          All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Under limited circumstances, a secured lender, in addition to the owner of real estate, may be liable for clean-up costs or have the obligation to take remedial actions under environmental laws, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. Some of these laws and regulations may impose joint and several liability for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell such property or to use the property as collateral for future borrowing.
          If we foreclose on a defaulted loan to recover our investment, we may become subject to environmental liabilities associated with that property if we participate in the management of that property or do not divest ourselves of the property at the earliest practicable time on commercially reasonable terms. Environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. It is possible that property on which we foreclose may contain hazardous substances, wastes, contaminants or pollutants that we may be required to remove or remediate in order to clean up the property. If we foreclose on a contaminated property, we may also incur liability to tenants or other users of neighboring properties. We cannot assure you that we will not incur full recourse liability for the entire cost of removal and cleanup, that the cost of such removal and cleanup will not exceed the value of the property, or that we will recover any of these costs from any other party. It may be difficult or impossible to sell a property following discovery of hazardous substances or wastes on the property. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.
Terrorist attacks or other acts of violence or war may affect the industry in which we operate, our operations and our profitability.
          Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or the property underlying our loans. Losses resulting from these types of events are generally uninsurable. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could negatively impact borrowers’ ability to repay loans we make to them or harm the value of the property underlying our investments, both of which would impair the value of our investments and decrease our ability to make distributions to you.
We will be subject to risks related to the geographic concentration of the properties securing the loans and equity investments we make.
          Although we may purchase loans and make investments throughout the contiguous United States, initially we expect the majority of investments will be in the Southeastern and Southwestern United States, with a focus on Texas and other select regions where home prices have remained affordable and markets have not been overbuilt, and subsequently in correcting regions of the United States that have recently experienced an oversupply of residential housing and a corresponding decrease in prices for residential housing, but that also retain strong, long-term underlying single-family housing fundamentals, such as strong population growth, employment and economic growth and household formation. We believe that those fundamentals will improve the prospects of recovery in those regions in the near future; however, if the residential real estate market or general economic conditions in these geographic areas decline to an extent greater than we forecast, or recover to a lesser extent than we forecast, our and our borrowers’ ability to sell homes, lots and land located in these areas may be impaired, we may experience a greater rate of default on the loans or other investments we make with respect to real estate in these areas, and the value of the homes and parcels in which we invest and that are underlying our investments in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations.
We will be subject to a number of legal and regulatory requirements.
          Federal and state lending laws and regulations generally regulate interest rates and many other aspects of real estate loans and contracts. Violations of those laws and regulations could materially adversely affect our business, financial condition and results of operations. We cannot predict the extent to which any law or regulation that may be enacted or enforced in the future may affect our operations. In addition, the costs to comply with these laws and regulations may adversely affect our profitability. Future changes to the laws and regulations affecting us, including changes to mortgage laws and securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs or business trusts, could make it more difficult or expensive for us to comply with such laws or otherwise harm our business.
Federal Income Tax Risks
Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.
          We have not yet elected to be taxed as a REIT. In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and treasury regulations promulgated thereunder and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.
          The opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific shareholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.
          If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
          Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.
Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our shareholders.
          In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. See “Federal Income Tax Considerations — Prohibited Transactions.” If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than four years prior to its sale. See “Federal Income Tax Considerations - Prohibited Transactions.” Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.
          If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our shareholders or available for investment by us.
          If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our shareholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our shareholders. As a result, the amount available for distribution to our shareholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our shareholders from the sale of property through a TRS after the effective date of any increase in such tax rates.
          If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 20% of the value of total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.
Certain fees paid to us may affect our REIT status.
          Certain fees and income we receive could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.
You may have tax liability on distributions you elect to reinvest in our common shares of beneficial interest.
          If you elect to have your distributions reinvested in our common shares of beneficial interest pursuant to our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested that does not represent a return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares received.
If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce our cash available for distribution to our shareholders.
          We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.
In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our shareholders.
          Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the interest on our secured loans or the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly make secured loans or own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our shareholders.
Legislative or regulatory action could adversely affect the returns to our investors.
          In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common shares of beneficial interest. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and treasury regulations promulgated under the Internal Revenue Code, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.
          Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by companies to individuals to a maximum of 15% prior to 2011. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, and we thus expect to avoid the “double taxation” to which other companies are typically subject.
          Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our declaration of trust provides our board of trustees with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our shareholders. Our board of trustees has fiduciary duties to us and our shareholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our shareholders.
Equity participation in secured loans may result in taxable income and gains from these properties which could adversely impact our REIT status.
          If we participate under a secured loan in any appreciation of the properties securing the secured loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.
Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common shares of beneficial interest, you could be subject to criminal and civil penalties.
          There are special considerations that apply to tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA and other retirement plans or accounts subject to

Section 4975 of the Internal Revenue Code (such as IRAs or annuities described in Sections 408 or 408A of the Internal Revenue Code, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs described in Section 220(d) of the Internal Revenue Code, health savings accounts described in Section 223(d) of the Internal Revenue Code, or Coverdell education savings accounts described in Section 530 of the Internal Revenue Code) that are investing in our shares. If you are investing the assets of a plan or IRA in our common shares of beneficial interest, you should satisfy yourself that, among other things:
•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code applicable to your plan or IRA;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA (including your plan’s investment policy, if applicable);

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code that may apply to your plan or IRA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan or IRA annually or more frequently in accordance with ERISA and Internal Revenue Code requirements and any applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the responsible fiduciaries to liability and equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the “party-in-interest” or “disqualified person” who engaged in the prohibited transaction may be subject to the imposition of excise taxes with respect to the amount involved. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.
          You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS
          The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 50,000 shares and no shares pursuant to our distribution reinvestment plan, (2) the maximum offering of 25,000,000 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan, and (3) the maximum offering of 35,000,000 shares.
          Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect to use at least 84.39% of the money that shareholders invest to make secured loans and other real estate investments. The remaining up to 15.61% of gross proceeds of this offering will be used to pay fees and expenses to our advisor, affiliates of our advisor, and our selling group members. Our fees and expenses, as listed below, include the following:
•	Selling commissions equal to 7% of gross offering proceeds (except that no selling commissions will be paid with respect to sales pursuant to our distribution reinvestment plan), payable to unaffiliated broker-dealers participating in our selling group. Selling commissions may be reduced for certain categories of purchasers or in certain limited circumstances, as described in the “Plan of Distribution” section of this prospectus.

•	Wholesaling fees of up to 1.1% of our gross offering proceeds (except that no wholesaling fees will be paid with respect to sales pursuant to our distribution reinvestment plan), payable to IMS Securities, an unaffiliated selling group member, for wholesaling services; from such amount, IMS Securities will reallow up to 1% of our gross offering proceeds (excluding proceeds from our distribution reinvestment plan) to wholesalers that are employed by UMTH FS, an affiliate of our advisor, and that are associated persons of IMS Securities.

•	Marketing support fees of an aggregate of 0.9% of our gross offering proceeds (except that no such fees will be paid with respect to sales pursuant to our distribution reinvestment plan) will be paid to UMTH FS for marketing and promotional services provided to our selling group members. Such services include, but are not limited to, producing materials used by our selling group members to market our shares and coordinating the due diligence process. The marketing support fee may be deemed to be compensation for services directly or indirectly performed on behalf of our selling group members and, therefore, would be considered underwriting compensation.

•	Marketing reallowances of up to an aggregate of 1% of our gross offering proceeds (except that no such reallowances will be paid with respect to sales pursuant to our distribution reinvestment plan) will be paid directly to unaffiliated broker-dealers participating in our selling group in an amount to be determined in the sole discretion of our advisor, but which shall not exceed 1% of our gross offering proceeds. The marketing reallowances may be considered underwriting compensation.

•	Our advisor or its affiliates will be responsible for the payment of all organization and offering expenses other than those expenses that would be deemed to be underwriting compensation, which we will pay directly. We will pay our advisor or its affiliates a flat fee of 3% of the gross offering proceeds (other than proceeds with respect to sales pursuant to our distribution reinvestment plan) for organization and offering expenses that it incurs on our behalf. Our advisor and its affiliates will be responsible for the payment of all organization and offering expenses related to our primary offering (other than selling commissions, wholesaling fees, marketing reallowances and marketing support fees) to the extent they exceed 3% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us. We may not amend our advisory management agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses

(including selling commissions, wholesaling fees, marketing reallowances and marketing support fees) exceed 15% of gross offering proceeds (other than proceeds with respect to sales pursuant to our distribution reinvestment plan).

Organization and offering expenses (other than selling commissions, wholesaling fees, marketing reallowances and marketing support fees) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees, bona fide due diligence expenses which are separately and specifically invoiced, amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail conferences conducted by broker-dealers.

•	Acquisition and origination fees and expenses equal to 3% of the funds advanced in respect of secured loans and 3% of the contract purchase price of other real estate investments, payable to our advisor and its affiliates in connection with the selection, evaluation, acquisition and/or origination of secured loans, and the selection, evaluation and acquisition of other real estate investments, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, nonrefundable option payments on properties that are not acquired, title insurance, and miscellaneous expenses related to the selection and acquisitions of investments, whether or not acquired. Acquisition and origination fees and expenses will be paid by us with respect to each new loan we originate or acquire at the time we enter into or acquire the loan. Acquisition and origination fees and expenses will be paid by us with respect to each new real estate asset we acquire at the time such acquisition is closed.
          In no event shall the total underwriting compensation, including selling commissions, wholesaling fees, marketing reallowances and marketing support fees, exceed 10% of gross offering proceeds.

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 shares) (1)		(25,000,000 shares) (1)		(35,000,000 shares) (1)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$1,000,000	100.00%	$500,000,000	100.00%	$700,000,000	100.00%
Selling commissions	70,000	7.00	35,000,000	7.00	35,000,000	5.00
Wholesaling fees	11,000	1.10	5,500,000	1.10	5,500,000	0.79
Marketing support fees (2)	9,000	0.90	4,500,000	0.90	4,500,000	0.64
Marketing reallowance (3)	10,000	1.00	5,000,000	1.00	5,000,000	0.71
Organization and offering expenses (4)	30,000	3.00	15,000,000	3.00	15,000,000	2.14

Amount available for investment	$870,000	87.00%	$435,000,000	87.00%	$635,000,000	90.71%

Acquisition and origination fees and expenses (5)	$26,100	2.61%	$13,050,000	2.61%	$19,050,000	2.72%

Amount estimated to be invested (6)	$843,900	84.39%	$421,950,000	84.39%	$615,950,000	87.99%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 10,000,000 shares being offered under our distribution reinvestment plan.

(2)	Marketing support fees will be paid to UMTH FS, an affiliate of our advisor.

(3)	Marketing reallowances will be paid directly to unaffiliated broker-dealers participating in our selling group in an amount to be determined in the sole discretion of our advisor, but which shall not exceed 1% of our gross offering proceeds.

(4)	Our advisor will pay any amount of organization and offering expense that exceeds 3% of the gross proceeds from our primary offering.

(5)	For purposes of this table, we have assumed that no borrowings are used to make or invest in loans or to acquire other real estate assets. We have also assumed that 87% of gross offering proceeds (or 90.71% of gross proceeds from the total offering which includes the maximum number of shares registered in respect of both the primary offering and the distribution reinvestment plan) are used to make loans or acquire other real estate assets and to pay the fees and expenses related to the selection and acquisition of such investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our investments as financed and cannot be determined at the present time. Our board of trustees has adopted a policy that will limit our fund level borrowing to no more than 50% of the aggregate fair market value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests as determined by our board of trustees, including a majority of our independent trustees. However, this policy does not apply to individual investments and only will apply once we have ceased raising capital under this or any subsequent offering and invested a majority of the net proceeds from such offerings. We also intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. For illustrative purposes, assuming we sell the maximum total offering, we use 50% fund level leverage, the value of our assets is equal to the original principal amounts of our loans and/or the contract purchase price of our other real estate assets, and we do not reinvest the proceeds of any loan repayments or other capital transactions, we would have approximately $1,231,900,000 available for investment using approximately $615,950,000 of indebtedness. In such case, acquisition and origination expenses and fees would be approximately $36,957,000.

(6)	Includes amounts we expect to invest in secured loans and other real estate investments net of fees and expenses. We estimate that at least 84.39% of gross offering proceeds will be used to acquire secured loans and other real estate investments. The percentage of gross offering proceeds available to be invested may increase to 87.99% if our distribution reinvestment plan is fully subscribed.
          Until required in connection with the funding of loans or other investments, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

INVESTMENT OBJECTIVES AND CRITERIA
General
          UDF IV is a Maryland real estate investment trust formed on May 28, 2008. We have had no operations to date. Our investment objectives are:
•	to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million;

•	to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;

•	to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;

•	to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;

•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;

•	to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;

•	to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;

•	to produce investment income from equity investments that we make or in which we acquire a participation interest;

•	to produce a profitable fee from credit enhancements and other transaction fees;

•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.
          We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory agreement, and to the extent permitted by our declaration of trust, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

          Our board of trustees may revise our investment policies, which we describe in more detail below, without the concurrence of our shareholders. Our independent trustees will review our investment policies at least annually to determine that our policies are in the best interest of our shareholders.
          Recommendations relating to our investments will be made to our board of trustees by our advisor or asset manager. Investment decisions are subject to approval of our board of trustees, including a majority of our independent trustees. See “Management” for a description of the background and experience of our trustees and the executive officers of our advisor and asset manager.
Acquisition and Investment Policies
     Overview
          The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. The United Development Funding programs, UDF I, UDF II, UDF III, UDF LOF and us, invest in and finance the acquisition of land and development of single-family lots, the development of mixed-use master planned residential communities, and the construction and financing of new single-family homes and model homes, providing homebuilders, developers and other real estate investors with a diverse range of capital sources including equity investments, joint venture participations, senior secured loans, subordinated loans, mezzanine loans and credit enhancements. The development lifecycle offers the United Development Funding programs opportunities to participate in and finance land acquisition, development of land into single-family lots, and construction of new and model single-family homes and finished lot banking, depending on the specific investment objectives and criteria of the respective United Development Funding program. In addition, the United Development Funding programs may participate in or purchase securities backed by discounted cash flows and securitized real estate loan pools. The development lifecycle also offers differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields such that investments must be made at the appropriate point in the development lifecycle in order for the respective United Development Funding program to meet its specific investment objectives. The single-family housing industry has proven to be cyclical. Many of the financing and investment opportunities available to the United Development Funding programs are specific to then-current market conditions including land and home inventories and pricing, consumer credit market constraints, illiquidity in conventional development and construction lenders. For all of these reasons, our advisor and asset manager, and their affiliates, must actively manage each asset in the investment portfolios of each United Development Funding program.
     Types of Investments
          As of the date of this prospectus, we have neither made nor acquired any investments, nor have we identified any assets in which there is a reasonable probability that we will invest. We intend to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million. In most cases, we will obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We will apply the same underwriting criteria and analysis of the underlying real property to each of our secured loans, regardless of how we decide to structure the secured loan.
          Our declaration of trust limits our ability to invest more than 10% of our total assets in unimproved real property, or secured loans on unimproved property, which is defined as property not acquired for the purpose of producing rental or other operating income, which has no development or construction in progress at the time of acquisition and on which no development or construction is planned to commence within one year of the acquisition.
          In addition to our investments in secured loans, we intend to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes. When we acquire properties, we most often will do so through a special purpose entity formed for such purpose or a joint venture formed with a single-family residential developer, homebuilder, real estate developer or other real estate investor, with us providing equity and/or debt financing for the newly-formed entity. In limited circumstances, and in accordance with the federal tax rules for REITs and the exemptions from registration under the Investment Company Act, we may make equity investments through special purpose entities in land for development into single-family lots, new and model homes and finished lots. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.
          We may seek an increased return by entering into participation agreements with real estate developers, homebuilders or real estate investors or joint venture entities, or by providing credit enhancements for the benefit of other entities that are associated with residential real estate financing transactions. The participation agreements and credit enhancements are expected to come in a variety of forms, including profit agreements, ownership interests, participating loans, guarantees, pledges of assets, letters of credit and inter-creditor agreements. We also intend to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including other United Development Funding-sponsored programs, for the purchase of finished lots and for the construction of single-family homes. In the typical credit enhancement transaction, we expect to charge a fee of 5% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding as a credit enhancement fee, in addition to any costs that we may incur in providing the credit enhancement. We cannot assure you that we will obtain a 5% to 7% credit enhancement fee. The actual amount of such charges will be based on the risk perceived by our advisor to be associated with the transaction, the value of the collateral associated with the transaction, our security priority as to the collateral associated with the transaction, the form and term of the credit enhancement, and our overall costs associated with providing the credit enhancement. Federal tax laws applicable to REITs also may limit our ability to charge credit enhancement fees unless we make our credit enhancements through a taxable REIT subsidiary.
          Furthermore, we intend to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools, including pools originated by our affiliates. Typically, real estate lenders wishing to create liquidity will pool loans and sell participations in the pools priced in accordance with the seniority in payment of each level or “tranche” of participation. We will seek yields and priority in accordance with our risk profile and return expectations. If we invest in securitized real estate loan pools originated by our affiliates, such investments must be approved by a majority of our trustees (including a majority of our independent trustees) not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, the price must be based on the fair market value of the assets, as determined by an independent expert selected by a majority of our independent trustees.
          We also may purchase participations in discounted cash flows secured by state, county, municipal or similar assessments levied on real property. In certain geographic areas, developers use a form of state, county, municipal or similar assessment-based financing to pay for development infrastructure. The development entity is empowered to levy and collect an assessment on real property to repay the cost of the designated improvements.

Developers wishing to create liquidity will discount and sell the future revenue stream associated with the levy. We will seek yields and priority in accordance with our risk profile and return expectations.
          We intend to concentrate our investments on single-family lot developers who sell their lots to national, regional and local homebuilders for the acquisition of property and the development of residential lots, as well as homebuilders for the construction of single-family homes. We intend to target as a primary development market lots that have been pre-sold to national or regional affordable housing builders, as well as targeting homebuilders themselves for the construction of single family homes. We intend to finance projects where the completed subdivision will consist of homes priced at or below the “conforming loan” limits for the specific geographic region. Conforming loans are loans that are eligible for purchase in the secondary market by government sponsored agencies or insured by an agency of the U.S. government. Generally, conforming loan limits are approximately 150% of the median home price of the respective housing market, adjusted for the specific market. The conforming loan limits are subject to change by law or regulation. We expect most of these homes will be targeted for the first time home buyer or, for the higher priced homes, persons moving from their first, or “starter,” homes to slightly more upscale homes, the so-called “move-up” home buyers. The housing development projects may also include large-scale planned communities, commonly referred to as “master planned communities,” that provide a variety of housing choices, including choices suitable for first time home buyers and move-up home buyers, as well as homes with purchase prices exceeding the conforming loan limits.
          We anticipate that the developments that secure our loans and investments will consist of both single-phase and, where larger parcels of land are involved, multi-phase projects and will be subject to third-party land acquisition and development loans representing approximately 60% to 75% of total project costs. These loans will have priority over the loans that we originate or buy, which we expect will represent approximately 15% to 30% of total project costs; however, we will not invest in any property in which the total amount of all secured loans outstanding on such property, including our loans with respect to the property, exceeds 85% of the appraised improved value of the property, unless substantial justification exists because of the presence of other underwriting criteria. In each instance, we will require the borrower to cover at least 10% of the total project costs with its own equity investment which may be cash or additional collateral or value-add improvements. We will oftentimes subordinate our loans to the terms of indebtedness from other lenders relating to the subject real property to allow our borrowers to avail themselves of additional land and lot acquisition and development financing at a lower total cost to the borrower than the cost of our loan, although we will not subordinate our loans to any debt or equity interest of our advisor, our sponsor or any of our trustees, or any of our affiliates. The use of third-party leverage, typically senior bank debt, at favorable rates allows borrowers to reduce their overall cost of funds for lot and land acquisition, community development or home construction by combining our funds with lower-cost debt. Projects that fail to meet timing projections will increase the borrowers’ overall cost of funds because the borrower will be carrying debt and incurring interest for a longer period than anticipated. Conversely, borrowers whose lots, land and homes are sold or otherwise disposed of ahead of schedule may benefit from a lower overall cost of funds.
          In addition to the risk that a borrower’s activities to build homes or develop the subject parcels will not be successful or will exceed the borrower’s budget, we believe that we will be subject to market-timing risk, or the risk that market conditions will adversely impact the borrower’s ability to sell the home or developed lots at a profit. Economic issues affecting the new home sales market, such as interest rates, employment rates, population growth, migration and immigration, as well as home ownership rates and household formation trends, will affect the demand for homes and lots, and therefore also impact the likelihood that a developer or homebuilder will be successful. Some of the risks inherent with development and construction financing include: (1) the availability of home mortgage loans and the liquidity of the secondary home mortgage market; (2) the availability of commercial land acquisition and development loans and the corresponding interest and advance rates; (3) the stability of global capital and financial institution markets; (4) the need to contribute additional capital in the event the market softens and the developer or homebuilder requires additional funding; (5) the reduction of the developer’s or homebuilder’s incentive if the developer’s or homebuilder’s profits decrease, which could result as both capital advanced and marketing time increase; and (6) the possibility, in those situations, that our returns will be less than our projected returns. For a discussion of additional risks, see the section of this prospectus captioned “Risk Factors — Risks Related to an Investment in United Development Funding IV.”

          Our real estate loan and investment model differs from traditional models primarily due to our “actively managed portfolio” approach. UMTH LD, as our asset manager, will identify and underwrite real estate professionals in each region or, in some cases, each sub-market in which we invest, and it will utilize these proprietary strategic partner relationships to actively manage each loan or investment. Our loans and investments will be underwritten, in part, on the basis of an assessment by our asset manager of its ability to execute on possible alternative development and exit strategies in light of changing market conditions. We believe there is significant value added through the use of an actively managed portfolio investment model. Large institutional investors generally rely on investments meeting initial expectations and, when market conditions negatively impact the performance of their investments, find themselves in need of asset managers or, in some cases, left to liquidate investments below their initial return expectations. We intend to manage our investment portfolio in the context of both the development lifecycle and changing market conditions in order to ensure that our assets continue to meet our investment objectives and underwriting criteria.
          We expect that a significant portion of our income will be in the form of interest payments to us in respect of secured loans. We intend to reinvest the principal repayments we receive on loans to create or invest in new loans. However, we intend to reduce the amount reinvested following the fifth anniversary of the termination of this offering in order to provide our shareholders with increased cash flow from which we may repurchase shares from shareholders wishing to sell their shares.
     Investment Committee
          Our advisor has engaged UMTH LD as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager will oversee, and provide our board of trustees recommendations regarding, our investments and finance transactions, management, policies and guidelines, and will review investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.
          The members of the Investment Committee will consist of at least three members who are appointed by, and serve at the pleasure of, the board of directors of UMT Services, which is the general partner of our advisor and UMTH LD. The initial Chairman of the Investment Committee is Hollis M. Greenlaw, our chairman and chief executive officer and president and chief executive officer of our asset manager, and the other members are Todd F. Etter, executive vice president of our asset manager and chairman of UMT Holdings, Ben L. Wissink, chief operating officer of our asset manager, and Robert A. Laak, chief investment officer of our asset manager. The affirmative vote of a majority of the Investment Committee will be required to recommend an investment to us.
          We expect that the Investment Committee will meet no less frequently than twice a month, and that each meeting will be attended, in person or by telephone, by its members as well as by UMTH LD asset managers and financial analysts.
     General Policies
          We intend to concentrate our investments with borrowers and developers who have relationships with national, regional and local homebuilders and with the homebuilders themselves. The number, amount and geographic location of our investments will depend upon real estate market conditions and other circumstances existing at the time of investments and the amount of proceeds raised in this offering.
     Security
          We expect that our real estate loans will be secured by one or more of the following:

•	the parcels of land to be developed;

•	finished lots;

•	model homes and new single-family homes;

•	a pledge of some or all of the equity interests in the developer entity or other parent entity that owns the borrower entity;

•	additional assets of the developer, including parcels of undeveloped and developed real property; and

•	in certain cases, personal guarantees of the principals of the developer entity.
          If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.
          We also expect that most of our real estate loans, including loans made to entities affiliated with our advisor, will have the benefit of unconditional guarantees of the developer and/or its parent company and pledges of additional assets of the developer.
Industry Background
          For a discussion of the general economic factors currently effecting the residential real estate and secured loan industries, please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Material Trends Affecting Our Business” section of this prospectus.
Our Business
          We expect to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots and construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million. We also may make direct investments in land for development into single-family lots, new and model homes and finished lots and may enter into joint ventures with real estate developers, homebuilders, land bankers and other real estate investors.
          The U.S. housing market has suffered declines in recent months, particularly in geographic areas that had experienced rapid growth, steep increases in property values and speculation. Although we may purchase loans and make investments throughout the contiguous United States, initially we expect the majority of investments will be in the Southeastern and Southwestern United States, with a focus on Texas and other select regions where home prices have remained affordable and markets have not been overbuilt, and subsequently in correcting regions of the United States that have recently experienced an oversupply of residential housing and a corresponding decrease in prices for residential housing, but that also retain strong, long-term underlying single-family housing fundamentals, such as strong population growth, employment and economic growth and household formation. We believe that those fundamentals will improve the prospects of recovery in those regions in the near future. We believe those regions will continue to experience demand for new construction of single-family homes. Additionally, we intend to concentrate our lending activities with national, regional and local homebuilders and developers who sell single-family residential home lots to such national, regional and local homebuilders and homebuilders themselves for the construction of single family homes. National, regional and local homebuilders are expected to reduce the number of new homes constructed in 2008 as compared to 2007. However, we expect to see healthy demand for our products as the supply of finished new homes and land is once again aligned with market demand.
          We are managed by our board of trustees, which has appointed UMTH GS as our advisor. UMTH GS has engaged UMTH LD as our asset manager. UMTH LD key personnel have extensive experience with financing single-family residential development assets with prior affiliated programs, which provides us with the unique knowledge, skill-set, relationships and existing infrastructure and policies and procedures we believe are necessary to identify potential loan and investment opportunities and to successfully make secured loans and other investments. Principals of our advisor and asset manager are also principals, employees, officers and equity holders of other entities that are engaged in real estate related activities, and these entities may also participate in the loans and investments we make. Our advisor also advises and operates United Mortgage Trust and UMT Holdings. UMT Holdings is the sole limited partner and 99.9% owner of both our advisor and asset manager. UMT Holdings is a real estate finance company focusing primarily on collateralized interim mortgages for the purchase and/or renovation of single-family homes and real estate loans for the acquisition and development of residential housing lots. UMT Holdings has made loans to UDF I, UDF II, UDF III and UDF LOF that have been used for funding organizational and offering costs, marketing expenses, and loans and equity investments. UMT Holdings may continue to provide funds to UDF I, UDF II, UDF III and UDF LOF. We cannot assure you that any financing or other resources that UMT Holdings provides to UDF I, UDF II, UDF III or UDF LOF will also be provided to us on substantially similar terms or at all.
          In managing and understanding the markets and submarkets in which we intend to make loans and investments, we intend to monitor the fundamentals of supply and demand. We will monitor the economic fundamentals in each of the markets in which we make loans by analyzing demographics, household formation, population growth, job growth, migration, immigration and housing affordability. We also will monitor movements in home prices and the presence of market disruption activity, such as speculator activity that can create false demand and an oversupply of homes in a market. Further, we will study new home starts, new home closings, finished home inventories, finished lot inventories, existing home sales, existing home prices, foreclosures, absorption, prices with respect to new and existing home sales, finished lots and land, and the presence of sales incentives, discounts, or both, in a market.
          We believe that single-family residential lot production fuels the production of new homes. National, regional and local homebuilders acquire finished lots for the production of new homes either by: (1) affiliating with a land development company; (2) internally developing land; or (3) purchasing finished home lots in the market. Our investment opportunities likely will be brought to us by our clients who are seeking financing. We intend to finance projects that are part of the homebuilder’s overall business plan for the production of finished homes. Our projects will not represent speculative projects.
          The ability to efficiently locate and develop property is crucial to the homebuilding industry. The single-family residential lot development business is a fragmented industry comprised of many individuals and companies. Lot developers include builders, regional and national community and master planned community developers, contractors, brokers and other entities that are engaged in real estate development activities. Housing and real estate development trends, specific knowledge of a market, economic development and numerous other factors contribute to lot developer’s planning process. The availability of adequate unimproved acreage, access to jobs, housing costs and other general economic factors all impact the demand for single-family lots and the locations suitable for housing expansion in a particular area.
          In a typical development transaction, a developer purchases or obtains an option to purchase a specific parcel of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. Typically, lenders limit their liability when lending to development projects by refusing to lend in excess of a particular percentage of the improved value of the property. Developers may obtain additional financing by entering into participation agreements with investors, and homebuilders may enter into joint venture agreements to limit their ownership percentage in a development. Participation agreements structured as joint ventures typically establish a joint venture organized as a limited liability company or partnership that will own the parcel of land. In return for cash or a loan to the developer, the investor receives equity in the joint venture entitling the investor to a percentage of the profits upon the sale of developed lots. Participation agreements may also be structured as a contractual right to receive a percentage of the developer’s profits on the sale of the developed lots. By combining bank loans and participation agreements, developers are able to meet lenders’ requirements that the developers retain a specific amount of equity in the project, as well as earn significantly higher returns in part due to lower loan principal amounts and, therefore, lower interest payments.
          Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas and electricity to service the property. Finally, lot developers market and sell the individual lots directly or through real estate professionals to homebuilders.
          A typical development timeline includes three to six months for the design and approval process, six to nine months for installation of all site improvements, and 24 to 36 months for the sales process. Larger developments (over 100 lots) are usually developed in phases. Home construction typically takes 90 to 180 days to complete, and thereafter the homes are sold to the public.
          Subject to their individual or company financial condition, lot developers finance their development and construction projects through a combination of personal equity, loans and third-party investments from banks, thrifts, institutional and private lenders and investors. Factors for determining the mix of financing include the amount, availability and cost of funds. Lot developers and homebuilders are able to choose from a variety of financing instruments. Financing instruments include seller financing, such as purchase money mortgages; institutional land acquisition and development and construction loans provided by institutions such as banks and insurance companies; and equity or debt financing from private investors, real estate investment trusts and pension funds.
          Developers and homebuilders to whom we intend to make secured loans and entities in which we intend to make investments will use the proceeds of such loans or investments to develop raw real estate into residential home lots and construct single-family homes. The developers and development entities obtain the money to repay these development loans and investments by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. Homebuilders obtain the money to repay these construction loans and investments by selling the homes they construct, or by obtaining replacement financing from other lenders. If interest rates increase, the demand for single-family residences may decrease. Also, if mortgage financing underwriting criteria become stricter, demand for single-family residences may decrease. In such an interest rate and/or mortgage financing climate, developers, development entities and homebuilders may be unable to generate sufficient income from the resale of single-family residential lots or homes to repay loans or investments from us, and developers’ or builders’ costs of funds obtained from lenders in addition to us may increase, as well. Accordingly, increases in single-family mortgage interest rates or decreases in the availability of mortgage financing could increase the number of defaults on development and construction loans made by us and the performance of investments made by us.
          We face a risk of loss resulting from adverse changes in interest rates. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. In most instances, the loans we make will be junior in the right of repayment to senior lenders, who will provide loans representing 60% to 75% of total project costs. As senior lender interest rates available to our borrowers increase, demand for our secured loans may decrease, and vice versa.
          National homebuilders generally are affiliated with a land development company. Typically, the captive land development affiliate will supply one-half to two-thirds of the builder’s lot inventory requirement. National homebuilders are thus dependent on unrelated third-party developers to meet their remaining lot inventory requirement. In addition, national homebuilders, while well-capitalized, are sensitive to carrying land and lot inventories and the associated debt on the parent company balance sheet. Prior to the enactment of the Financial

Accounting Standards Board financial regulation 46 (FIN 46), land development activities were housed in special purpose entities that were not reported on the parent company’s balance sheet. Subsequent to the enactment of FIN 46, ownership of a controlling interest in a special purpose entity requires consolidation of the entity with the parent company. Consequently, most national homebuilders are receptive to equity participation by unaffiliated third parties in their development projects. We intend to participate in FIN 46 compliant structures.
Underwriting Policies and Procedures
          In connection with an investment, within 60 days of having made such investment, we intend to obtain an independent appraisal of such investment from a person who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. Because of the nature and timing of our investment opportunities, we may not be able to obtain a written appraisal of the residential real estate prior to making such investment. However, in cases where we obtain the appraisal after making such investment, our independent trustees shall have the ability to withdraw our investment after a review of the appraisal.
          In determining whether to make or purchase loans, or to enter into joint ventures, we will generally engage in a four-part evaluation and oversight process consisting of:
•	Economic Feasibility Study, or “EFS”;

•	Engineering Due Diligence, or “EDD”;

•	Exit Strategies Analysis, or “ESA”; and

•	Transaction Execution Oversight, or “TEO.”
          We have separate EFS criteria for equity investments (including joint ventures) and for secured loans. For equity investments, in order for an investment to meet the EFS criteria, the investment generally must support an internal rate of return of no less than 20%, using our financial projections. For a secured loan, in order for an investment to meet the EFS criteria, the borrower’s projected cash flow from the underlying residential real estate must be sufficient to support the cost of our loan (determined by using the borrower’s financial projections). We will independently review lot, land and home acquisition and disposition assumptions, lot and land prices within the marketplace, lot, land and home demand within the marketplace and lot, land and home absorption within the marketplace.
          The foregoing analysis of EFS criteria for each proposed investment will be further enhanced by independent market studies obtained by us, which will be based on specific criteria that are defined and developed by the Investment Committee, consistent with our underwriting policy and the extensive experience of our advisor and asset manager. We currently plan to obtain the independent market studies from Metrostudy, which is the leading provider of primary and secondary market information to the housing and related industries nationwide. Metrostudy has been in business since 1975, when it began as METRO/STUDY Corporation, a housing market research firm that surveyed single-family residential subdivisions in the Houston market. During these early years, Metrostudy developed the lot-by-lot and home-by-home survey methodology that continues to set the industry standard today, and it now offers services through an extensive network of offices strategically located in major metropolitan areas throughout the country. In addition to providing basic market information, Metrostudy is recognized for its consulting expertise on development, marketing and economic issues, and is a key source of research studies evaluating the marketability of residential and commercial real estate projects.
          When the preceding criteria are met, we will meet with all necessary parties to review the proposed investment in the residential real estate. This review is structured to determine if we or our borrower can justify all of the assumptions underlying the investment. The EDD is conducted by us, and as may be necessary, by an independent land planning and civil engineering firm, and includes: review of appropriate planning and public works approvals; proper permitting for flood plain, highways and streets; payment of any impact and inspection fees; any optional approvals affecting aquifers, endangered species, wetlands, forests and historical or archeological sites; determination of engineering readiness, including construction plans, geotechnical reports and erosion control; utility access review for gas, electric, telephone and cable television; determination of construction or permit readiness; and a complete review of all costs with comparisons to similar projects.
          Following the EDD process, the ESA is conducted. This process includes review of lot purchase contracts, homes sales data, market absorption data, current economic conditions, trends and projections in housing starts and risk analysis. Alternative buyers and uses for the lots are identified and various pricing models to facilitate sales in a soft market are evaluated.
          Our asset manager will assign an individual asset manager to conduct the TEO. The TEO includes monitoring the performance of the project, including scheduled meetings with the borrower, joint venture partner or project manager to ensure the timely construction or development of the underlying asset, adherence to the pro-forma budget, proper application of all lender funds, receipt of all municipal inspections and approvals, sale of the asset and, if necessary, the execution of alternative exit strategies as part of the ESA portion of the underwriting process.
          The foregoing evaluation and management process is conducted by our asset manager under the direction of its Investment Committee.
General Underwriting Criteria
          We have developed the following general and asset specific underwriting criteria for the loans and investments that we intend to originate and purchase. In most cases, we will obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We intend to originate loans bearing interest at rates ranging from 10% to 25% per annum. We currently do not have a policy that establishes a minimum or maximum term for the loans we may make, nor do we intend to establish one. Loans typically are structured as interest-only notes with balloon payments or reductions to principal tied to net cash from the sale of developed lots and finished homes with the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any. We will not make or invest in loans on any one property if the aggregate amount of all secured loans on such property, including loans from us, exceeds an amount equal to 85% of the appraised value of such property, unless our board of trustees, including a majority of our independent trustees, determines that substantial justification exists for exceeding such limit because of the presence of other underwriting criteria. We may buy or originate loans in any of the 48 contiguous United States.
Credit Underwriting
          We are primarily an asset-based lender and as such our loans are underwritten based on collateral value. The creditworthiness of our borrower and the presence of personal guarantees both influence the amount of money we will agree to advance to the borrower and the interest rate we will charge the borrower.
Asset Specific Underwriting Criteria
          The following is a description of our underwriting criteria with respect to the various types of real estate investments we intend to make, originate or acquire. Origination fees and interest rates charged to borrowers will be determined in relation to collateral, credit repayment guarantees and competition in the credit markets. Combined loan-to-value ratio is the aggregate of all loan balances, senior and subordinated, divided by the appraised value of the property. Substantial justification to exceed an 85% loan-to-value ratio may exist because of the presence of other underwriting criteria such as the net worth of the borrower, the credit rating of the borrower based on historical financial performance, or collateral adequate to justify a waiver of the 85% limitation. In addition, the 85% limitation may be exceeded where mortgage loans are or will be insured or guaranteed by a government or government agency; where the loan is secured by the pledge or assignment of other real estate or another real estate mortgage; where rents are assigned under a lease where a tenant or tenants have demonstrated through historical net worth and cash flow the ability to satisfy the terms of the lease, or where similar criteria is presented satisfactory to the official or agency administering the securities laws of a jurisdiction. Leverage refers to the maximum aggregate asset specific leverage provided by unaffiliated third parties with respect to a specific asset and is expressed as a percentage of either cost or appraised value. A tri-party agreement refers to agreements between the senior and subordinate lenders that set forth the rights and obligations amongst and between the parties, and pursuant to which the subordinate lender may assume or purchase the senior indebtedness in the event of a default by the borrower.
     Loans
•	Senior and Subordinated Secured Land Acquisition Loans
•	Asset: land designated for development into residential lots (in certain instances, this may include ancillary commercial land)

•	Liens: first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 24 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third party indebtedness up to 65% of the cost of the land

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
•	Senior and Subordinated Secured Development Loans
•	Asset: land under development into residential lots and all improvements thereon

•	Liens: first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 18 to 48 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 75% of the cost of land and improvements

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
•	Senior and Subordinated Secured Finished Lot Loans
•	Asset: finished residential lots

•	Liens: first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 75% of the appraised value of the finished lots

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
•	Senior and Subordinated Secured Model Home Loans
•	Asset: finished model homes

•	Liens: first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 80% of the appraised value of the model homes

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Other: assignment of model home lease

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
•	Senior and Subordinated Secured Construction Loans
•	Asset: residential lots with homes under construction

•	Liens: first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value

•	Leverage: third-party senior indebtedness up to 90% of the cost of the lots and homes

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
•	Senior Lines of Credit for Finished Lots
•	Asset: finished residential lots

•	Liens: first liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 90% of the appraised value of the finished lots

•	Title Insurance: mortgagee’s title policy required

•	Other: earnest money deposit, option fees and/or letters of credit supporting lot purchase contracts
•	Senior Lines of Credit for Home Construction
•	Asset: residential lots with homes under construction

•	Liens: first liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 months

•	Loan-to-Value Ratio: not to exceed 85% of appraised value

•	Leverage: third-party senior indebtedness up to 90% of the cost of the lots and homes

•	Title Insurance: mortgagee’s title policy required
•	Subordinate Lines of Credit for Finished Lots
•	Asset: finished residential lots

•	Liens: junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 75% of the appraised value of the finished lots

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Other: earnest money deposit, option fees or letters of credit supporting lot purchase contracts

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
•	Subordinate Lines of Credit for Home Construction
•	Asset: residential lots with homes under construction

•	Liens: junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 90% of the cost of the lots and homes

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender
     Real Estate Investments
•	Land Investments
•	Asset: land designated for development and land under development into residential lots

•	Ownership: fee simple to us, our wholly-owned subsidiary or co-investment entity designated for ownership of property

•	Term: 12 to 60 months

•	Leverage: third-party senior indebtedness up to 75% of the cost of the land

•	Title Insurance: owner’s title policy required
•	Model Home and Finished Home Investments
•	Asset: finished model homes

•	Ownership: fee simple to us, our wholly-owned subsidiary or co-investment entity designated for ownership of property

•	Term: 24 to 36 months

•	Leverage: third-party senior indebtedness up to 90% of the appraised value of the lots and homes

•	Title Insurance: owner’s title policy required

•	Finished Lot Investments
•	Asset: finished residential lots

•	Ownership: fee simple to us, our wholly-owned subsidiary or co-investment entity designated for ownership of property

•	Term: 24 to 36 months

•	Leverage: third-party senior indebtedness up to 80% of the appraised value of the finished lots

•	Title Insurance: owner’s title policy required
•	Purchase of Discounted Cash Flow
•	Asset: state, county, municipal or other similar assessments levied on real property

•	Ownership: through assignment or purchase of debt instrument to us, our wholly-owned subsidiary or co-investment entity designated for ownership

•	Term: indeterminate

•	Leverage: the appraised value of the finished lots up to 90% of the cost of the asset
     Credit Enhancements
          Credit enhancements are underwritten as loans. The collateral, term, leverage, rates and guarantee criteria will follow the applicable land, development, finished lot or construction loan terms.
          The principal amounts of our loans and the number of loans and investments we make will be affected by market availability and will depend upon the amount of net offering proceeds available to us from the sale of shares. If we realize less than the maximum net offering proceeds, we will reduce the number of loans and properties in which we intend to invest. At this time, we cannot predict the minimum size of our portfolio because this will depend in large part on the number of shares we sell in this offering.
Loans to Our Advisor and Its Affiliates
          Many national, regional and local homebuilders develop lots for their own consumption through affiliated land development companies. Due to accounting and reporting requirements for the development entities, most national, regional and local homebuilders are receptive to equity participation by unaffiliated third parties. The equity participations generally take the form of a joint venture or partnership wherein each party contributes equity and guarantees some or all of the acquisition and development loan. Regional and national developers also develop lots through joint ventures and partnerships. Our advisor and its affiliates, UDF I, UDF II and UDF LOF, currently participate and intend to continue participating in equity participations with regional and national homebuilders and developers. We also intend to participate in equity participations with regional and national homebuilders and developers. If we choose to participate in a joint venture as opposed to making a loan to such joint venture, we would do so because the equity participation that we are offered provides a greater projected return than what we would be able to obtain if we simply loaned our funds to the joint venture. This would be applicable if a projected return from an offered equity participation exceeds an interest rate that would be considered usurious. Moreover, it is possible that part of the consideration for our loan to a joint venture may be an equity participation in such joint venture.
          We intend to make or provide loans or credit enhancements to affiliates of our advisor in circumstances in which such affiliate is participating in a joint venture with a developer or homebuilder to facilitate a FIN 46 compliant structure. Generally, a party who controls a majority of the voting interests of another entity is required to consolidate the assets and liabilities of such other entity with such party’s assets and liabilities on such party’s financial statements. FIN 46 provides an exception to this general rule if either (a) the entity, in order to conduct its business, requires additional funds above its contributed equity capital and such additional funds are subordinate to the equity capital contributed to the entity or (b) the equity owners in such entity do not have significant control of the entity. If either of those two factors is present, then the person that is the primary beneficiary of the interests in the entity will be required to consolidate the assets and liabilities of such entities with such owner’s assets and liabilities. A “primary beneficiary” is generally the person who is ultimately entitled to the economic benefits and losses from the entity and is not necessarily an equity owner of the entity. Affiliates of our advisor intend to form joint ventures with developers or homebuilders and to structure such joint ventures so that either of the two factors referenced above that result in the applicability of FIN 46 is not present or so that such homebuilders or developers are not the primary beneficiaries of such entities, and therefore, not required to consolidate the assets and liabilities of the joint venture (including any loan made by us to such joint venture) with such developers’ or homebuilders’ assets and liabilities.
          Loans or credit enhancements made or provided to affiliates of our advisor or asset manager (or entities in which affiliates of our advisor or asset manager hold an interest) will require an appraisal concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. Within 60 days of having made such investment, we will obtain an appraisal of such investment from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. Because of the nature and timing of our investment opportunities, we may not be able to obtain a written appraisal of the residential real estate prior to making such investment. However, in cases where we obtain the appraisal after making such investment, our independent trustees shall have the ability to withdraw our investment after a review of the appraisal. We will maintain the appraisal in our records for at least five years, and it will be available for inspection and duplication by our shareholders. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process.
Borrowing Policies
          Although we will strive for diversification, the number of secured loans we can originate or acquire, and the number of different properties that we can acquire, will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition or origination of secured loans, acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate.
          There is no limitation on the amount we may borrow for the purchase or origination of a single secured loan, the purchase of any individual property or other investment. Under our declaration of trust, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. In addition to our declaration of trust limitation, our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. We also intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. Our policy limitation, therefore, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested a majority of the net proceeds from such offerings. We expect that the fund level indebtedness will be a revolving credit facility permitting us to borrow up to an agreed-upon outstanding principal amount. We also expect that the fund level indebtedness will be secured by a first priority lien upon all of our existing and future acquired assets.
          By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the profits derived therefrom, our use of leverage increases our risk in the event of a default on the secured loan payments and a resulting foreclosure of a particular property. See “Risk Factors — General Risks Related to Investments in Real Estate.” To the extent that we do not obtain loans to acquire or originate secured loans or acquire real estate properties, our ability to make additional real estate investments will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.
          We may not borrow money from any of our trustees or from our advisor and its affiliates unless such loan is approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction upon a determination by such trustees that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.
          We will pay UMTH FS, an affiliate of our advisor, a debt financing fee of 1% of the amount made available to us pursuant to the origination of any line of credit or other debt financing, paid at the time the financing is originated. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee will be paid for the portion of such year that the financing was outstanding.
Co-Investment
          We are likely to enter into joint ventures or other co-ownership arrangements with third parties as well as affiliated entities for the purpose of diversifying our portfolio of assets. We may choose to co-invest with institutional investors, insurance companies, pension funds, affiliates of our advisor, or other real estate investors directly or by forming joint ventures or other co-ownership arrangements whose purpose is to invest in residential real estate. We also may make secured loans to and enter into participation agreements with borrowers who acquire residential real estate.
          The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. There are different levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields at different points in the development lifecycle. We believe we can enhance the value of our secured loan portfolio by actively managing each asset in the portfolio in the context of the development lifecycle, and also by taking advantage of co-investment opportunities which may offer integrated exit strategies.
          The United Development Funding programs invest in and finance the acquisition of land and development of single-family lots, the development of mixed-use master planned residential communities, and the construction and financing of new single-family homes and model homes, providing homebuilders, developers and other real estate investors with a diverse range of capital sources including equity investments, joint venture participations, senior secured loans, subordinated loans, mezzanine loans and credit enhancements. Once we commence operations, we may invest in the same loans in which UDF I, UDF II, UDF III and UDF LOF invest. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. We also believe our participation with other United Development Funding programs provides us the opportunity to participate in selected loans and investments we would not be able to access without the participation of the other United Development Funding programs. UDF I, UDF II, UDF III and UDF LOF have varying investment objectives, risk profiles and targeted yields. Changing risk and yield profiles during the development lifecycle cause assets to change alignment with the risk and yield objectives of the investor over time. To manage this, our asset manager may recommend that certain investments be sold or refinanced by and between various United Development Funding programs as the yield and risk parameters change throughout the development process.
          We intend to enter into an agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD that provides that, when the investment meets our investment objectives including cash flow, capital appreciation, investment horizon and risk tolerance, we will make such investments on a pro rata basis based on the amount of capital raised by each co-investor for investment and the amount of such capital that each co-investor has available for investment, to the extent practicable. UDF III does not make equity investments. UDF I, UDF II and UDF LOF may make equity investments in which we will not participate. We may make loans or participate in loans to borrowers in which UDF I, UDF II and/or UDF LOF and/or our advisor or its affiliates have an equity investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II, UDF III, UDF LOF and us to each make an investment on a pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that are suitable for us on a pro rata basis with UDF I, UDF II, UDF III and UDF LOF or otherwise. The structure of our participation in investments may vary and will be determined on a case-by-case basis. We may, but are not obligated to, commit to purchase participations in loans and investments made by UDF I, UDF II, UDF III or UDF LOF before we commence operations.
          In the event that we enter into a joint venture with UDF I, UDF II, UDF III, UDF LOF or other affiliated programs, the terms of the joint venture will not be determined by arm’s-length negotiation. Any joint venture with an affiliate of our advisor must be approved by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. Furthermore, any investment with any affiliate of our advisor must be made on terms that are fair and at least as favorable to us as an investment available to or made by us with an unaffiliated third party in similar circumstances.
Disposition Policies
          If we acquire real properties, as each of those properties reach what we believe to be its optimum value during the expected life of the fund, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our shareholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition will be restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of trustees will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years or through the use of a taxable REIT subsidiary. See “Federal Income Tax Considerations — Taxation of the Trust.”
          When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.
Sale and Securitization of Assets
          We anticipate that from time to time we may be able to increase our yield through the sale or securitization and sale of portions of our loan assets. Possible reasons for the sale of our loan assets include:
•	enabling us to realize a gain from the sale of the assets;

•	increasing our yield on securitized asset pools;

•	redeploying our capital in higher yield loans;

•	accelerating the return from a loan;

•	limiting risk in a slowing economic climate;

•	increasing liquidity for our shareholders; and

•	reducing our borrowings.
          We will pay UMTH FS, an affiliate of our advisor, securitized loan pool placement fees subject to the terms and conditions approved by a majority of our independent trustees for structuring and placing securitized loan pools. The fee will be equal to 2% of the net proceeds realized by us in connection with such placement, provided UMTH FS has provided a substantial amount of services as determined by the independent trustees.
Investment Limitations
          Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our declaration of trust is amended, which requires approval of our shareholders. Unless the declaration of trust is amended, we will not:
•	borrow in excess of 300% of our net tangible assets, unless a majority of the independent trustees approves each borrowing in excess of our declaration of trust limitation and we disclose such borrowing to our shareholders in our next quarterly report with an explanation from the independent trustees of the justification for the excess borrowing;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and secured loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in secured loans unless an appraisal is obtained concerning the underlying property, except for those secured loans insured or guaranteed by a government or government agency. Within 60 days of having made such investment, we intend to obtain an appraisal of such investment from a person who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. Because of the nature and timing of our investment opportunities, we may not be able to obtain a written appraisal of the residential real estate prior to making such investment. However, in cases where we obtain the appraisal after making such investment, our independent trustees will have the ability to withdraw our investment after a review of the appraisal. In cases where our independent trustees determine, and in all cases in which the transaction is with any of our trustees or our advisor or its affiliates, such appraisal will be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our shareholders. In addition, we will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan;

•	make or invest in secured loans that are subordinate to any mortgage or equity interest of any of our trustees, our advisor or its affiliates;

•	make or invest in secured loans, including development and construction loans, on any one property if the aggregate amount of all secured loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists because of the presence of other underwriting criteria;

•	invest more than 10% of our total assets in unimproved real property (which we define as property not acquired for the purpose of producing rental or other operating income, which has no development or construction in process at the time of acquisition and on which no development or construction is planned to commence within one year of the acquisition) or secured loans, bridge or mezzanine loans on unimproved property;

•	invest in equity securities, unless a majority of the board of trustees, including a majority of the independent trustees, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	issue equity securities on a deferred-payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of trustees authorized their issuance;

•	issue options or warrants to purchase shares to our advisor, trustees, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding shares of beneficial interest on the date of grant;

•	issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

•	make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest.
          In addition, our declaration of trust includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our declaration of trust also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.
Investment Limitations to Avoid Registration as an Investment Company
          We do not intend to register as an investment company under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate and interests in real estate and making and acquiring secured loans and other liens on real estate. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. In order to qualify for exemption from registration under the Investment Company Act, the position of the SEC staff generally requires (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both, (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the investment in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments.
          To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
Change in Investment Objectives and Limitations
          Our declaration of trust requires that our independent trustees review our investment policies at least annually to determine that the policies we follow are in the best interest of our shareholders. Each determination and the basis therefor shall be set forth in the minutes of our board of trustees. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of our shareholders.
Real Property Loans and Investments
          As of the date of this prospectus, we have not funded, acquired nor contracted to acquire any specific loans or other real estate investments. Our advisor is continually evaluating various potential loans and engaging in discussions and negotiations with developers and homebuilders regarding the financing and acquisition of development properties. We intend to participate in loans made by affiliated partnerships, specifically UDF I, UDF II, UDF III and UDF LOF. Our advisor intends to supplement this prospectus approximately once each quarter to disclose the transactions entered into in the preceding quarter and any probable transactions we are considering. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED TRANSACTION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND THE CONSUMMATION OF THE TRANSACTION.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
          Our development loans will ordinarily be secured by a first or second priority lien on the real estate being developed. This lien will take the form of a mortgage, deed of trust or other security instrument. The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which vary substantially from state to state), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all of the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. It is instead intended to be a general discussion of the significant legal principles and regulations that could affect us as a mortgage lender. The summaries are qualified in their entirety by reference to the applicable federal, state and local laws governing mortgage loans and their enforcement.
Mortgages and Deeds of Trust Generally
          Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the mortgaged property is located. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid to the trustee in trust for the benefit of the beneficiary to secure payment of the obligation. A deed of trust generally provides the trustee with a power of sale if the borrower defaults in the payment of the obligation. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.
          The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.
          The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.
          Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating all necessary parties to the lawsuit. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. These sales are made in accordance with procedures that vary from state to state. The purchaser at this sale acquires the estate or interest in real property covered by the mortgage.

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements that authorize the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted at the property and sent to all parties having an interest in the real property.
          In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Statutory Rights of Redemption” below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold, and a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “— Environmental Laws” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.
          In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to adequately maintain the property or the borrower’s executing a second mortgage or deed of trust affecting the property in violation of the provisions of the first mortgage or deed of trust. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust or a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.
Applicability of Usury Laws
          State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” Where possible, we intend to elect to have our loans be governed by Nevada law, which does not limit the amount of interest that parties may agree to in writing. The election to be governed by Nevada law, therefore, will allow us to extend loans that will earn our targeted return. However, we may not always be able to elect to have Nevada law govern our loans. In addition, even if we believe Nevada law should govern a particular loan, a court may find that the law of another state, which imposes limits on interest, applies, and that our loan violates that law. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial to the determination that the loan is usurious. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment (thus prohibiting the lender from foreclosing). See “Risk Factors — Risks Related to the Secured Loan Lending Business — If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.”
Environmental Laws
          Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.
          Under the laws of certain states, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states, such lien law gives priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.
          Under limited circumstances, secured lenders may be liable for the costs of investigation and cleanup of contaminated property. Pursuant to CERCLA and similar state laws, current or previous owners or operators of real property are liable for the cost of investigation, removal or remediation of hazardous substances at their properties. CERCLA contains a secured creditor exemption that eliminates owner and operator liability for lenders who hold indicia of ownership in a contaminated property primarily to protect their security interest in that property, provided the lender does not participate in the management of the property. Although a lender may not exercise day-to-day control over environmental compliance issues at the facility, a lender may require a borrower to inspect or clean up the property without triggering CERCLA liability. A lender may also foreclose on the property without triggering CERCLA liability, provided the lender seeks to divest itself of the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms. However, even if a lender does not incur CERCLA liability, the diminished value of a contaminated property may significantly impact and in some cases negate the value of the lien. The secured lender liability protection under CERCLA varies somewhat under individual state laws.

          We intend to generally require that a Phase I environmental assessment be conducted on all property before we originate or purchase a loan with respect to such property. We also expect to receive an endorsement letter from the firm that conducts the environmental assessment allowing us to rely on such assessment as a condition to funding the loan. Phase I environmental site assessments are intended to evaluate information regarding the environmental condition of the surveyed property and surrounding properties based generally on visual observations, interviews and certain publicly available databases. These assessments do not typically take into account all environmental issues including, but not limited to, testing of soil or groundwater or the possible presence of asbestos, lead-based paint, radon, wetlands or mold.
          “Hazardous substances” are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other environmental laws, and specifically include, without limitation, gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, and urea formaldehyde foam insulation.
          If a secured lender becomes liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard. Such persons or entities may be bankrupt or otherwise judgment-proof, however, and recovery cannot be guaranteed. A contribution action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states, anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower may curtail the lender’s ability to recover environmental cleanup and other related costs and liabilities incurred by the lender. For more discussion of some of the risks associated with environmentally impacted properties, see “Risk Factors — General Risks Related to Investments in Real Estate — The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.”
Junior Mortgages and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries
          Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. In addition, the Internal Revenue Code provides priority to certain tax liens over the lien of a mortgage. State law also may provide priority to certain mechanic’s, materialmen’s and workmen’s liens over a mortgage lien.
          We expect that we will be the junior lender with respect to many of our loans. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee or beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s or beneficiary’s lien, unless we assert our subordinate interest in foreclosure litigation or cure the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may cure a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is generally required to be given to the junior mortgagee or beneficiary. In situations where our loan will be a junior loan, we will seek to enter into agreements with the senior lender that give us the right to receive notice of default by the borrower on the senior loan and the right to retire or assume the senior loan upon such default. For a discussion of some of the risks associated with being the junior lender, see “Risk Factors — Risks Related to the Secured Loan Lending Business — Investments in second, mezzanine and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.”
          The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of the senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired. Where our loan is subordinate to a senior lender, we will not receive any proceeds from insurance payouts or awards of damages that are available to be paid to secured lenders until the debt to the senior lender has been satisfied in full.
          The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advances” clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trust or by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the future advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the additional advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage or deed of trust.
          Another provision typically found in the forms of mortgages and deeds of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.
Statutory Rights of Redemption
          In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lien holders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, mortgages under contracts for deed may also have a post-foreclosure right of redemption, and a mortgagor with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.
Bankruptcy Laws
          Statutory provisions, including the Federal Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such an automatic stay can be significant. However, the automatic stay can be lifted unless the debtor can provide adequate security to the creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.
          Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender in the position of a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include a reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be accomplished even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.
          In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor to the lender under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.
Enforceability of Certain Provisions
     Acceleration on Default
          We may extend loans that contain a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default by the borrower. In the event that we decide to exercise the debt acceleration clause, our right to receive payment or foreclose our interest in, and take possession of, the collateral will be subordinate to the rights of the senior lender. Typically, we will be required to assume the senior debt or ensure that the senior debt is repaid before we may fully exercise the debt acceleration provisions in our loans.

          The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.
          State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.
      Secondary Financing: Due-on-Encumbrance Provisions
          Some mortgage loans have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing. However, such provisions may be unenforceable in certain jurisdictions under certain circumstances.
          Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

MANAGEMENT
General
          We operate under the direction of our board of trustees, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained UMTH GS to serve as our advisor and manage our day-to-day business. UMTH GS has engaged UMTH LD to act as our asset manager and UMTH FS to provide shareholder relations services. UMTH GS, UMTH LD and UMTH FS will make their personnel and other management assets available for our operation and maintenance. All decisions regarding our investments will be approved by our board of trustees, as described below. Our independent trustees have reviewed and ratified our declaration of trust. We do not employ our own management personnel. Instead, we will pay fees to our advisor, and through our advisor to its affiliates, including UMTH LD and UMTH FS, for providing those services to us.
          Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees. At any time after commencement of our initial public offering, there may not be fewer than three or more than 15 trustees, subject to increase or decrease by a vote of our board. Our declaration of trust provides that after commencement of our initial public offering a majority of our trustees must be independent trustees. An “independent trustee” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years. We have five trustees, three of whom are independent. Each trustee who is not an independent trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets in which we intend to invest. At least one of the independent trustees must have at least three years of relevant real estate experience. We expect a majority of our trustees will have three years of real estate experience.
          Each trustee will serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified. Although the number of trustees may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent trustee. Any trustee may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the trustee shall be removed.
          A vacancy created by an increase in the number of trustees or the death, resignation, removal, adjudicated incompetence or other incapacity of a trustee may be filled only by a vote of a majority of the remaining trustees. Independent trustees will nominate replacements for vacancies in the independent trustee positions. If at any time there are no trustees in office, successor trustees will be elected by the shareholders. Each trustee will be bound by the declaration of trust and the bylaws.
          During the discussion of a proposed transaction, independent trustees may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. The trustees are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The trustees will meet quarterly or more frequently if necessary. We do not expect that the trustees will be required to devote a substantial portion of their time to discharge their duties as our trustees. Consequently, in the exercise of their responsibilities, the trustees will be relying heavily on our advisor. Our trustees have a fiduciary duty to our shareholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to trustees for services rendered to us in any other capacity.
          In addition to the investment policies set forth in our declaration of trust, our board of trustees has established policies on investments and borrowing, which are set forth in this prospectus. The trustees may establish further policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our declaration of trust.
          The board also is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The independent trustees will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent trustees will consider factors such as:
•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.
          After we accept any subscriptions for the purchase of shares in this offering, none of our trustees, our advisor, nor any of their affiliates will vote or consent to the voting of our common shares of beneficial interest they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of our advisor, such trustee or any of their affiliates, or (2) any transaction between us and our advisor, such trustee or any of their affiliates. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Executive Officers and Trustees
          We have provided below certain information about our executive officers and trustees.

Name	Age*	Position(s)

Hollis M. Greenlaw	44	Chief Executive Officer and Chairman of the Board of Trustees
David A. Hanson	45	Chief Operating Officer and Chief Accounting Officer
Cara D. Obert	38	Chief Financial Officer and Treasurer
Scot W. O’Brien	48	Trustee
Phillip K. Marshall	58	Independent Trustee
J. Heath Malone	41	Independent Trustee
Steven J. Finkle	58	Independent Trustee

*	As of July 15, 2008
          Hollis M. Greenlaw. Mr. Greenlaw serves as our Chief Executive Officer and Chairman of our board of trustees. Mr. Greenlaw also has served as President and Chief Executive Officer of UMTH LD since March 2003. He also has served as partner, President and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a director of UMT Services since March 2003. From March 2003 through December 2007, Mr. Greenlaw directed the funding of over approximately $237 million in loans and land banking transactions and over $86 million of equity investments for UDF I and UDF II, and over $132 million in loans for UDF III. During that same period, UDF I and UDF II received over approximately $184 million in loan repayments and over $31 million in equity investment distributions, and since inception, UDF III has received over $32 million in repayments. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. The Hartnett Group, Ltd. and its affiliated companies engage in securities and futures trading; acquire, develop, and sell real estate, including single-family housing developments, commercial office buildings, retail buildings and apartment homes; own several restaurant concepts throughout the United States; and make venture capital investments. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President and CEO of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Ltd., from 1992 until 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw received a Bachelor of Arts degree from Bowdoin College in 1986, where he was a James Bowdoin Scholar and elected to Phi Beta Kappa, and received a Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia and Texas bars.
          Phillip K. Marshall. Mr. Marshall serves as one of our independent trustees. Since September 2006, Mr. Marshall has served as an independent trustee of United Mortgage Trust and currently chairs the United Mortgage Trust audit committee. Mr. Marshall is a Certified Public Accountant in the State of Texas. From May 2007 to the present, Mr. Marshall has served as Chief Financial Officer of Rick’s Cabaret International, Inc., a publicly traded restaurant and entertainment company. From February 2007 to May 2007, he served as Controller of Dorado Exploration, Inc., a privately held oil and gas company. From July 2003 to January 2007, he served as Chief Financial Officer of CDT Systems, Inc., a publicly held company located in Addison, Texas that is engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn, independent certified public accountants. Prior to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC and was previously an audit partner at Toombs, Hall and Foster and at KPMG Peat Marwick. Mr. Marshall received a BBA in Accounting, Texas State University in 1972.
          Scot W. O’Brien. Mr. O’Brien serves as a member of our board of trustees. He is a shareholder in the law firm of Hallett & Perrin where he practices business and tax law. He joined Hallett & Perrin in April of 1996. Prior to joining Hallett & Perrin, Mr. O’Brien was an associate (1985-1992) and a shareholder (1993-1996) in the law firm of Winstead, P.C. (f/k/a Winstead, Sechrest & Minick). Mr. O’Brien received a Bachelor of Business Administration from the University of Notre Dame in 1982. He received a Juris Doctorate with honors from St. Mary’s University in 1985, and an L.L.M. (Taxation) from Southern Methodist University in 1988. Mr. O’Brien is a member of the State Bar of Texas.

          J. Heath Malone. Mr. Malone serves as an independent trustee. Mr. Malone is a co-founder and partner of Max Industries, LTD., an Inc. 5,000 company, which does business as Max Furniture. Max Furniture is a designer, importer and on-line retailer of furniture with $15 million in annual revenue. Since 2002, Mr. Malone has served as Chief Financial Officer of Max Furniture, managing all aspects of its operations including financing, accounting, administration, transportation management and warehouse management, and serving as one of the two principal buyers for the company. Previously, Mr. Malone was the Chief Financial Officer of Mericom Corporation from 1998 to 2002. Mericom was engaged in the service and installation of wireless networks throughout the United States. During Mr. Malone’s tenure, Mericom grew from a small regional $5 million firm to a $60 million national company. From 1995 to 1998, Mr. Malone served as the Chief Operating Officer of OmniAmerica Development, a Hicks, Muse, Tate & Furst company in the business of designing and building cell tower networks throughout the United States. Working with a sister company, Specialty Teleconstructors, OmniAmerica Development became the third-largest owner of cellular phone towers in the United States prior to an acquisition by American Tower in 1998. Mr. Malone was the Chief Financial Officer of US Alarm Systems from 1992 to 1995, building that company from a startup to a mid-sized regional alarm firm. From 1989 to 1992, he was employed by Arthur Andersen LLP, an international accounting and consulting firm. At Arthur Andersen, Mr. Malone specialized in manufacturing and retail companies and served on a fraud audit team. Mr. Malone is a Certified Public Accountant and holds a Bachelor of Arts degree in accounting from Southern Methodist University in Dallas.
          Steven J. Finkle. Mr. Finkle serves as an independent trustee. In 1995, Mr. Finkle founded National Brokerage Associates (NBA) and currently serves as President. National Brokerage is a full service insurance brokerage house serving agents in the Washington, D.C. metropolitan area and on a national basis. NBA has a niche in the variable life marketplace and has been involved with designing several variable life insurance products. A full service brokerage firm specializing in life, annuities, long term care, and disability, NBA works with several nationwide broker-dealers, a number of banks and the insurance brokerage community. From 1989 to 1995, Mr. Finkle served as a partner and President of CFG Insurance Services, a subsidiary of the national broker-dealer H. Beck, Inc. In 1975, Mr. Finkle became part of the first franchised insurance brokerage operation in the United States when he co-founded MTA Brokerage. From 1972 to 1974, Mr. Finkle served as an assistant manager for the insurance brokerage firm of Johnson & Higgins at the Atlanta, Georgia regional office and later with National Life of Vermont. Mr. Finkle holds Series 7, 24, and 63 securities licenses and serves on the advisory committee for multiple insurance carriers. Mr. Finkle also served on the board of directors of the District of Columbia Association of Insurance and Financial Advisors and is currently a member of the board of directors of the National Association of Life Brokerage Agencies, the premier association representing the insurance brokerage community. Mr. Finkle is a partner of Brokerage Resources of America, an affiliation of national insurance brokerage firms. Mr. Finkle received his B.B.A degree in Insurance from Georgia State University in 1972 where he was a Kemper Scholar.
          David A. Hanson. Mr. Hanson serves as our Chief Operating Officer and Chief Accounting Officer. He joined UMTH GS as President and UMT Holdings as Chief Operating Officer and Chief Accounting Officer in June 2007. Mr. Hanson also serves as Chief Financial Officer of UMT Services. Mr. Hanson has over 20 years of experience as a financial executive in the residential housing industry as an accountant with an international public accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (Meritage), the twelfth largest publicly traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off-balance sheet FIN 46 compliant entities for the Central/Eastern Region. From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, as the Regional Finance Manager and served as acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 1999 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Finance and Accounting for MedicalControl, Inc., a publicly traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international accounting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financial Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

          Cara D. Obert. Ms. Obert serves as our Chief Financial Officer and Treasurer and is a partner of UMT Holdings. Ms. Obert served as the Chief Financial Officer for UMT Holdings from March 2004 until August 2006 and served as Controller for UMT Holdings from October 2003 through March 2004. She has served as the Chief Financial Officer of UMTH LD since August 2006. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. From May 1995 until June 1996, she served as Controller for Value-Added Communications, Inc., a Nasdaq-listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree in accounting. She is a Certified Public Accountant.
Duties of Our Executive Officers
          The chairman of the board presides at all meetings of the shareholders, the board of trustees and any committee on which he serves. The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of trustees, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations. The chief executive officer oversees the advisory services performed by our advisor.
          The chief operating officer and chief accounting officer and the chief financial officer report to the chief executive officer, and have the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.
          The treasurer has responsibility for the general care and custody of our funds and securities and the keeping of full and accurate accounts of receipts and disbursements in our books. The treasurer also shall deposit all moneys and other valuable effects in our name and to our credit in such depositories as may be designated by the board of trustees. The treasurer shall disburse our funds as may be ordered by the board of trustees, taking proper vouchers for such disbursements, and shall render to the chief executive officer, president and board of trustees, at the regular meetings of the board of trustees or whenever it may so require, an account of all his or her transactions as treasurer and of our financial condition.
Compensation of Trustees
          We will pay each of our independent trustees an annual retainer of $25,000 per year. In addition, we will pay each of our independent trustees (i) $2,000 for each board or committee meeting attended in person (the chairman of the audit committee shall receive $3,000 for each audit committee meeting attended in person) and (ii) $250 for each board or committee meeting attended by telephone. In the event that there are multiple meetings in one day, the fees will be limited to $2,000 per day ($3,000 per day payable to the chairman of the audit committee if one of the meetings is of the audit committee).
          In addition, each non-employee trustee will be granted an option to purchase 2,500 common shares of beneficial interest on the date he or she first becomes a trustee and upon each person’s reelection as a trustee pursuant to UDF IV’s 2008 Share Option Plan for Independent Trustees (Share Option Plan); provided, however, that such amount shall be pro-rated for partial years of service. Before we begin having appraisals by an independent third party, file a registration statement for a firm commitment underwritten public offering of our shares or list our shares on a national securities exchange, the exercise price for such options will be $20.00 per share, unless the board of trustees determines otherwise; provided, however, that in no event will options granted pursuant to the Share Option Plan have an exercise price less than the fair market value of our common shares as of the date of grant as determined by our board of trustees. The options become exercisable one year after the date of grant and will expire if unexercised by the seventh anniversary of the date issued.
Share Option Plan
          We have adopted an Share Option Plan that provides for the grant of options to our independent trustees. A total of 1,000,000 shares will be authorized and reserved for issuance under the Share Option Plan.
          The purpose of our Share Option Plan is to enable us (1) to provide an incentive to independent trustees to increase the value of our shares, (2) to give such persons a stake in our future that corresponds to the stake of each of our shareholders, and (3) to obtain or retain the services of these persons who are considered essential to our long-term success, by offering them an opportunity to participate in our growth through ownership of our common shares.
          Our Share Option Plan will be administered by our board of trustees, which may delegate such authority to a committee of our board of trustees or such other persons as may be allowed under Maryland law. The Share Option Plan authorizes the grant of non-qualified and incentive stock options to purchase our common shares, subject to the absolute discretion of the board and the applicable limitations of the Share Option Plan.
          Options granted under our Share Option Plan will be evidenced by a share option agreement, which will contain such terms and provisions as the plan administrator shall deem appropriate except as otherwise specified in the Share Option Plan. Shares issued under our Share Option Plan will be restricted shares under federal securities law and will be subject to limitations on resale until such time as we file a registration statement covering the resale of such shares.
          Options granted under our Share Option Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, non-qualified options may be transferred as a bona fide gift or through a domestic relations order to immediate family members and trusts and partnerships established for such immediate family members.
          To the extent we undergo a change of control, the Share Option Plan provides that outstanding options may be assumed or substituted under the agreements that effectuate the change of control. If the options are not assumed or substituted, then the plan administrator may take any of the following actions, contingent on the effectuation of the change of control: (1) accelerate the vesting of all or part of the options; (2) cancel such options to the extent the options are not exercisable; (3) cancel such options for a payment of cash or our shares; (4) cancel such options after providing the holders thereof the opportunity to exercise them, to the extent that such options are exercisable; (5) cause such options to be exercised in a “cashless” or “net share” transaction; or (6) cancel such options to the extent that they are out of the money. A change of control means any transaction or series of transactions where we sell, transfer, lease, exchange or otherwise dispose of at least 85% of our assets or a transaction where persons who are not our current shareholders acquire enough of an interest in us, so that our shareholders prior to such transaction no longer have 50% or more of our voting power. In the event of any corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that does not qualify as a change of control, the options will be assumed, continued or substituted.
          Upon a share split, share dividend or other change in our capitalization, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant the Share Option Plan. A corresponding adjustment to the exercise price of any options or other awards granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share. In the event of a corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that provides for the assumption or substitution of the awards, an appropriate adjustment will also be made.
          Fair market value as of a given date for purposes of our Share Option Plan is defined generally to mean:

•	the closing sale price for such date, if the shares are traded on a national securities exchange;

•	the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national securities exchange; or

•	the fair market value as determined by our board of trustees in the absence of an established public trading market for the shares.
Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents
          We are permitted to limit the liability of our trustees and officers and to indemnify and advance expenses to our trustees, officers and other agents, but only to the extent permitted by Maryland law, our declaration of trust, and federal and state securities laws.
          Our declaration of trust eliminates trustees’ and officers’ liability, requires us to indemnify and advance expenses to our trustees, officers and advisor and our advisor’s affiliates and permits us to indemnify and advance expenses to our employees and agents to the extent permitted by the NASAA REIT Guidelines and by Maryland law.
          Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
          Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
          However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

          In addition to the above limitations of Maryland law, and as set forth in the NASAA REIT Guidelines, our declaration of trust further limits our ability to indemnify our trustees, our advisor and our advisor’s affiliates for loss or liability suffered by them or hold harmless our trustees or our advisor and its affiliates for loss or liability suffered by us by requiring that:
•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of non-independent trustees, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the independent trustee; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.
          These provisions, however, do not reduce the exposure of trustees and officers to liability under federal or state securities laws, nor do they limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a trustee’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.
          The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Further, our declaration of trust prohibits the indemnification of our trustees, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.
          Our declaration of trust further provides that the advancement of funds to our trustees, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking the advance provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.
          Prior to the commencement of this offering, we also will purchase and maintain insurance on behalf of all of our trustees and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
The Advisor
          Our advisor, UMTH GS, is a Delaware limited partnership formed in March 2003. The executive offices of our advisor are located at The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051.
          The executive officers of UMTH GS are as follows:

Name	Age*	Position(s)

David A. Hanson	45	President
V. Lynn Horne	54	Vice President

*	As of July 15, 2008
          For more information regarding the background and experience of Mr. Hanson see “— Executive Officers and Trustees,” above.
          V. Lynn Horne. Mr. Horne joined UMTH Lending Company as President in February 2007 and serves as Vice President to our advisor, UMTH GS. From May 2004 to February 2007, Mr. Horne served as Eastern Regional Sales Manager for the Home Depot/Indymac Bank Speculative Loan Lending program, Central United States Area Sales Manager and National Sales Channel Manager for the Owner Assist platform of Indymac Bank. From October 2003 to May 2004 and October 1997 to August 2000, Mr. Horne served as Vice President of Lending Operations for Colonial Funding Group, a purchaser, servicer and seller of real estate lien notes. Mr. Horne served as Director of Land Sales for the Southwest Region of Textron Financial from December 2000 to October 2003. From August 2000 through December 2000, Mr. Horne served as Vice President, Private Mortgage Operations for the real estate division of The Associates Financial Services Corp., where he directed the portfolio acquisition of real estate notes. From June 1987 to October 1997, Mr. Horne served as Vice President and Regional Manager with Nations Credit Financial Services, where he managed 29 retail consumer finance offices in Texas, Florida and Tennessee. Mr. Horne also has mitigated potential losses through loan workouts and fraud investigation with Private Mortgage Insurance Group, Inc, a California based private mortgage insurance company. Mr. Horne attended Oklahoma City Junior College and has served on the Board of Directors of National Voluntary Health Facility II, Phoenix, Arizona and the Board of Directors, National Voluntary Health Facility, Dallas, Texas.
          UMT Holdings holds 99.9% of the limited partnership interests in UMTH GS, as the sole limited partner. UMT Services serves as the general partner of UMTH GS and holds the remaining 0.1% partnership interest of UMTH GS. Todd F. Etter and Hollis M. Greenlaw together own 100% of UMT Services. For more information regarding the background and experience of Mr. Etter, see “— Asset Manager and Its Affiliates,” below. For more information regarding the background and experience of Mr. Greenlaw, see “— Executive Officers and Trustees,” above.
          Todd F. Etter, Hollis M. Greenlaw and Michael K. Wilson are the directors of UMT Services, the general partner of UMTH GS.

The Advisory Agreement
          Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. In some instances, our advisor may contract with a duly qualified and licensed affiliated entity to provide certain services under the advisory agreement. This summary is provided to illustrate the material functions that our advisor or an affiliate of our advisor will perform for us, and it is not intended to include all of the services that may be provided to us by third parties. Our advisor has a contractual and fiduciary duty and responsibility to us and our shareholders. Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of trustees. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:
•	manage our formation and the formation of our operating partnership, including the preparation and filing of all necessary documentation and ancillary agreements;

•	structure, qualify and register this offering of our shares;

•	coordinate marketing and distribution of our shares in connection with this offering;

•	structure, qualify, register and oversee the distribution of our shares pursuant to our distribution reinvestment plan;

•	structure, qualify and administer the repurchase of our shares pursuant to our share redemption program;

•	serve as our investment and financial advisor, formulate and oversee the implementation of our investment policies, and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide day-to-day management and administrative functions reasonably necessary for our management and operations;

•	locate, analyze and select potential investment opportunities and advise as to potential asset dispositions;

•	structure and negotiate the terms and conditions of our secured loans and other investments, including any joint ventures or co-investments;

•	negotiate with banks or lenders or otherwise arrange for financing on our behalf;

•	service or enter into contracts for servicing our secured loans;

•	obtain or prepare reports, and arrange for any necessary or desired appraisals, concerning the value of investments or contemplated investments;

•	from time to time, or at any time reasonably requested by our board, make reports to the board of its performance of services to us under the advisory agreement;

•	perform investor relations services;

•	provide office space, equipment and personnel as required for the performance of services to us under the advisory agreement;

•	prepare on our behalf all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

•	perform any other services reasonably requested by us.
          The advisory agreement will have a one-year term that may be renewed for an unlimited number of successive one-year periods. It will be the duty of our board of trustees to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Either party may terminate the advisory agreement upon 60 days’ written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent trustees. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of trustees in making an orderly transition of the advisory function.
          Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise, qualifications and licenses necessary to assist our advisor in evaluating, making and administering such investments. Our advisor may assign the advisory agreement to an affiliate of the advisor without board approval. All other assignments of the advisory agreement by our advisor (other than the assignment of the right to receive fees) must have the approval of our board, including the approval of a majority of our independent trustees. We may assign or transfer the advisory agreement to a successor entity.
          Our advisor may not cause us to acquire any property or make or invest in any secured loan or other investment on our behalf without the prior approval of our board of trustees, including a majority of our independent trustees. The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.
          We will reimburse our advisor for all of the costs and expenses that are in any way related to our operation or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us. The costs and expenses include, but are not limited to:
•	organization and offering expenses related to our primary offering (other than selling commissions and other fees that are deemed to be underwriting compensation) in an amount equal to 3% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and other fees that are deemed to be underwriting compensation), to the extent they exceed 3% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us;

•	the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•	third-party acquisition expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs, provided that these acquisition-related expenses will only be reimbursed to the extent that the amount of such expenses, when combined with any acquisition and origination fees, does not exceed 3% of the net amount available to us for investment in assets;
•	all expenses associated with shareholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•	audit, accounting and legal fees paid to third parties;

•	premiums and other associated fees for insurance policies including trustee and officer liability insurance;

•	taxes and assessments on income or real property and taxes; and

•	transfer agent and registrar’s fees and charges paid to third parties.
          Generally, we will not reimburse our advisor for any amount by which our operating expenses at the end of the four immediately preceding fiscal quarters exceed the greater of: (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent trustees determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses exceed the limitation and our independent trustees determine such excess was justified, we will disclose this fact in our next quarterly report or, within 60 days of the end of such quarter, send a written disclosure of this fact to our shareholders, in each case such disclosure will include an explanation of the factors the independent trustees considered in arriving at the conclusion that the excess expenses were justified. If the independent trustees do not determine that such excess expenses were justified, our advisor will reimburse us for the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement.
Investment Committee
          Our advisor has engaged UMTH LD as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee will oversee, and provide our board of trustees recommendations regarding, our investments and finance transactions and asset management, policies and guidelines, and will review investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.
          The members of the Investment Committee will consist of at least three members who are appointed by, and serve at the pleasure of, the board of directors of UMT Services, which is the general partner of our advisor and UMTH LD. The initial Chairman of the Investment Committee is Hollis M. Greenlaw, our chairman and chief executive officer and president and chief executive officer of our asset manager, and the other members are Todd F. Etter, executive vice president of our asset manager and chairman of UMT Holdings, Ben L. Wissink, chief operating officer of our asset manager, and Robert A. Laak, chief investment officer of our asset manager. The affirmative vote of a majority of the Investment Committee will be required to recommend an investment to us.

          We expect that the Investment Committee will meet no less frequently than twice a month, and that each meeting will be attended, in person or by telephone, by its members as well as by UMTH LD asset managers and financial analysts.
Asset Manager and Its Affiliates
          We are managed by our board of trustees, which has appointed UMTH GS as our advisor. UMTH GS has engaged UMTH LD as our asset manager. UMTH LD key personnel have extensive experience with financing single-family residential development assets with prior affiliated programs, which provides us with the unique knowledge, skill-set, relationships and existing infrastructure and policies and procedures we believe are necessary to identify potential loan and investment opportunities and to successfully make secured loans and other investments. Principals of our advisor and asset manager are also principals, employees, officers and equity holders of other entities that are engaged in real estate related activities, and these entities may also participate in the loans and investments we make. Our advisor also advises and operates United Mortgage Trust and UMT Holdings. UMT Holdings is the sole limited partner and 99.9% owner of both our advisor and asset manager.
          Our real estate loan and investment model differs from traditional models primarily due to our “actively managed portfolio” approach. UMTH LD, as our asset manager, will identify and underwrite real estate professionals in each region or, in some cases, each sub-market in which we invest, and it will utilize these proprietary strategic partner relationships to actively manage each loan or investment. Our loans and investments will be underwritten, in part, on the basis of an assessment by our asset manager of its ability to execute on possible alternative development and exit strategies in light of changing market conditions. We believe there is significant value added through the use of an actively managed portfolio investment model. Large institutional investors generally rely on investments meeting initial expectations and, when market conditions negatively impact the performance of their investments, find themselves in need of asset managers or, in some cases, left to liquidate investments below their initial return expectations. We intend to manage our investment portfolio in the context of both the development lifecycle and changing market conditions in order to ensure that our assets continue to meet our investment objectives and underwriting criteria.
          In managing and understanding the markets and submarkets in which we intend to make loans and investments, our asset manager will monitor the fundamentals of supply and demand. UMTH LD will monitor the economic fundamentals in each of the markets in which we make loans by analyzing demographics, household formation, population growth, job growth, migration, immigration and housing affordability. UMTH LD also will monitor movements in home prices and the presence of market disruption activity, such as investor or speculator activity that can create false demand and an oversupply of homes in a market. Further, it will study new home starts, new home closings, finished home inventories, finished lot inventories, existing home sales, existing home prices, foreclosures, absorption, prices with respect to new and existing home sales, finished lots and land, and the presence of sales incentives, discounts, or both, in a market.
          Our asset manager will underwrite, structure and present to us information regarding land acquisition opportunities, land development opportunities, finished lot inventories, construction loans and direct investment opportunities in land to be developed into residential lots, new and model homes and finished lots, as well as joint venture opportunities with real estate developers and land bankers.
          In underwriting and structuring a loan, investment or joint venture, our asset manager will generally engage in a four-part evaluation and oversight process consisting of:
•	Economic Feasibility Study, or “EFS”;

•	Engineering Due Diligence, or “EDD”;

•	Exit Strategies Analysis, or “ESA”; and

•	Transaction Execution Oversight, or “TEO.”
          Our asset manager will apply separate EFS criteria for equity investments (including joint ventures) and for secured loans. Our asset manager will independently review lot, land and home acquisition and disposition assumptions, lot and land prices within the marketplace, lot, land and home demand within the marketplace and lot, land and home absorption within the marketplace.
          UMTH LD will also conduct the Investment Committee analysis and review prior to recommending any loan or investment to us. Our asset manager will obtain the independent market studies for each market in which we invest.
          Our asset manager will also conduct the ESA. This process includes review of lot purchase contracts, home sales data, evaluation of all market absorption data, current economic conditions, trends and projections in housing starts and risk analysis. Alternative buyers and uses for the lots are identified and various pricing models to facilitate sales in a soft market are evaluated. Our asset manager will be responsible for overseeing the execution of the transaction as presented to us, and, if necessary, the execution of alternative exit strategies as part of the ESA portion of the underwriting process.
          Our asset manager will assign an individual asset manager to conduct the TEO. The TEO includes monitoring the performance of the project, including scheduled meetings with the borrower, joint venture partner or project manager to ensure the timely construction or development of the underlying asset, adherence to the pro-forma budget, proper application of all lender funds, receipt of all municipal inspections and approvals, sale of the asset and, if necessary, the execution of alternative exit strategies as part of the ESA portion of the underwriting process.
          Our asset manager also will be responsible for applying our underwriting criteria to the loans and investments that are recommended for our origination, purchase or investment. In addition, our asset manager will be responsible for negotiating the terms of credit enhancements made or provided by us.
          Furthermore, our asset manager will be responsible for structuring asset level debt for assets deemed suited for leverage, for the servicing of our loan portfolio, and for negotiating and structuring joint ventures or other co-ownership arrangements with third parties as well as affiliated entities for the purpose of diversifying our portfolio of assets.
          Our asset manager also will manage the allocation of loans and investments by and between UDF I, UDF II, UDF III, UDF LOF and ourselves by reviewing the fund-specific investment objectives, risk profiles and targeted yields. Our asset manager will monitor the changing risk and yield profiles as assets are developed and mature and will manage allocation and change alignment with specific fund risk and yield objectives. Our asset manager also will manage the sale or refinancing of loans and investments by and between the United Development Funding programs as the yield and risk parameters change throughout the development process.
          Our asset manager will manage the disposition of our loans and investments, determining when the assets reach optimum value during the expected life of the fund. Our asset manager’s recommendation as to when a particular investment should be sold or otherwise disposed will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.

          The following key personnel hold the positions noted below with UMTH LD and its affiliates:

Name	Age*	Position(s)

Todd F. Etter	58	Executive Vice President of UMTH LD, Director and Chairman of UMT Services, its general partner, and Chairman of UMT Holdings, the limited partner of UMTH LD
Hollis M. Greenlaw	44	President and Chief Executive Officer of UMTH LD, President, Chief Executive Officer and Director of UMT Services, its general partner, and President and Chief Executive Officer of UMT Holdings, the limited partner of UMTH LD
Michael K. Wilson	45	President of UMTH FS and Executive Vice President and Director of UMT Services, the general partner of UMTH LD
Ben L. Wissink	26	Chief Operating Officer of UMTH LD and UMT Services, its general partner
Robert A. Laak	45	Chief Investment Officer of UMTH LD
David Hanson	45	Chief Operating Officer and Chief Accounting Officer of UMT Holdings, President of UMTH GS, and Chief Financial Officer of UMT Services, the general partner of UMTH LD
Cara D. Obert	38	Chief Financial Officer of UMTH LD

*	As of July 15, 2008
          Mr. Etter and Mr. Greenlaw are founders, directors, officers and shareholders of UMT Services and limited partners of UMT Holdings and were the founders of UDF I. Mr. Etter, Mr. Greenlaw, Mr. Wilson and Ms. Obert are partners of UMT Holdings. Mr. Etter and Mr. Greenlaw are shareholders of the general partner of UDF I and are also shareholders and officers of the general partner of UDF II and officers of the general partner of UDF III. Ms. Obert and Mr. Wissink are officers of the general partner of UDF I, officers of the general partner of UDF II, officers of the general partner of UDF III and are officers of UMT Services.
          For more information regarding the background and experience of Mr. Greenlaw, Mr. Hanson and Ms. Obert, see “— Executive Officers and Trustees,” above.
          Theodore “Todd” F. Etter, Jr. Mr. Etter serves as the Executive Vice President of UMTH LD and has served as a director, partner and Chairman of UMT Services, the general partner of UMT Holdings and UMTH LD, since March 2003. UMT Holdings originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes and land development loans through its subsidiaries UMTH Lending Company, L.P. and UMTH LD, and it provides real estate-related corporate finance services through its subsidiaries. UMTH GS, a subsidiary of UMT Holdings, has served as the advisor to United Mortgage Trust since August 1, 2006. Mr. Etter serves as Chairman of the general partner of UDF I and UDF II and Executive Vice President of the general partner of UDF III, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and/or equity participations. Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., which served as the advisor to United Mortgage Trust from 2000 through July 31, 2006, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Subsequent to the completion of the terms of their advisory agreements with United Mortgage Trust, neither UMT Advisors, Inc. nor Mortgage Trust Advisors, Inc. has been engaged in providing advisory services. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $150 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (“SCMI”), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South

Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President; however, since 1992, South Central Financial Group, Inc. has not actively engaged in investment banking activities. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. Since February 2004, Mr. Etter has served as an Advisory Director of American Bank of Commerce, Plano, Texas. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.
          Michael K. Wilson. Mr. Wilson has served as President of UMTH FS and as Executive Vice President and a director of UMT Services since August 2005 and has been a partner of UMT Holdings since January 2007. Mr. Wilson is currently responsible for Sales, Marketing and Investor Relations for UMT Holdings, and from August 2005 through June 2008 directed the capital raise of over approximately $200 million in United Development Funding securities through independent FINRA-member broker-dealers. From January 2004 through July 2005, Mr. Wilson served as Senior Vice President of Marketing for UMT Holdings. From January 2003 through January 2004, Mr. Wilson served as Senior Vice President of Operations of Interelate, Inc., a marketing services business process outsourcing firm. From September 2001 to December 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as Senior Director and Vice President of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management and database marketing services for Global 500 clients including General Motors and Procter & Gamble. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems in Detroit, Michigan where he led several multi-million dollar IT services engagements in the automotive industry, including GM OnStar. Mr. Wilson is a registered representative of IMS Securities, a FINRA-member firm. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.
          Ben L. Wissink. Mr. Wissink joined UMTH LD as an Asset Manager in September 2005 and subsequently became the Chief Operating Officer in March 2007. Mr. Wissink is also the Chief Operating Officer of UMT Services. Mr. Wissink directs the management of over approximately $126 million in loans and investments for UDF I and UDF II, and over $105 million in loans for UDF III. From June 2003 through August 2005, Mr. Wissink served as the Controller for the Dallas/Fort Worth land division for the national homebuilding company, Lennar Corporation. During that time, Mr. Wissink also served as an analyst for the Texas region. While at Lennar, Mr. Wissink assisted in the underwriting, execution and management of off-balance sheet transactions, including two acquisition and development funds between Lennar Corporation and UDF I. Mr. Wissink graduated from the University of Iowa in 2003 with a Bachelor of Business Administration degree in finance.
          Robert A. Laak. Mr. Laak joined UMTH LD as Chief Investment Officer in March 2008 and directs the underwriting, origination and management of the investments of the United Development Funding family of funds. From February 2003 to March 2008, Mr. Laak served as Vice President, Finance for Meritage Homes Corporation. Meritage operates in six states: California, Arizona, Nevada, Colorado, Texas and Florida. As Vice President, Finance, Mr. Laak was responsible for all land bank and joint venture activity for the company and secured financing for over $2.5 billion of residential real estate acquisitions. Mr. Laak was also a member of Meritage’s land committee, which is responsible for approving all land acquisitions company-wide. From May 1993 to January 2002, Mr. Laak served as Vice President, Finance and Accounting for MCO Properties Inc. MCO Properties, a subsidiary of Maxxam, Inc., a publicly traded company, was a large regional master planned community developer located in Fountain Hills, Arizona with operations in California, Arizona, Colorado and Texas. While at MCO Properties, Inc., Mr. Laak directed all accounting, finance, human resources and IT services for the company including securing various development financing in excess of $100 million. Mr. Laak was also a member of the executive committee, which directed all activities of the company. From September 1989 to April 1993, Mr. Laak was the Vice President, Finance for Cordillera, a 3,000 acre master planned community located in Vail, Colorado. Cordillera is an upscale development project that included operations in land development, homebuilding, hospitality and golf course development. As Vice President, Finance, Mr. Laak directed all accounting and finance activities and was a member of the senior executive committee. From 1984 to 1988, Mr. Laak worked as an auditor for three national and local CPA firms. Mr. Laak received his Bachelor of Science Degree in Accounting from the University of Minnesota in 1984 and is a Certified Public Accountant.
Shareholdings
          In connection with our formation, UMT Holdings, the parent of our advisor, acquired 1,000 of our common shares of beneficial interest, which represents all of our outstanding shares, for an aggregate purchase price of $200,000. Effective as of August 1, 2008, we effected a 10-for-1 split of our common shares, whereby every common share was converted and reclassified into ten common shares, resulting in UMT Holdings holding 10,000 of our common shares of beneficial interest as of August 1, 2008. UMT Holdings also owns nine partnership units of UDF IV OP, our operating partnership, for which it has contributed $0.90 and which constitutes 0.001% of the partner units outstanding as of the date of this prospectus. We are the sole general partner and owner of a 99.999% partnership interest in UDF IV OP. UMT Holdings may not sell any of these securities during the period UMTH GS serves as our advisor, except for transfer of such securities to their affiliates. In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although UMT Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares. UMT Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of trustees subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract or transaction with our advisor or any of its affiliates. For a more general discussion of UDF IV OP, see the section of this prospectus captioned “The Operating Partnership Agreement.”

MANAGEMENT COMPENSATION
          We have no paid employees. UMTH GS, our advisor, and certain of its affiliates manage our day-to-day operations. The following table summarizes all of the compensation and fees, including reimbursement of expenses, we will pay to our advisor and its affiliates, and to unaffiliated selling group members, during the various phases of our organization and operation, and amounts we will pay to our independent trustees. Selling commissions may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. This table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)
Organizational and Offering Stage
Selling Commissions (paid to unaffiliated selling group members)	7% of gross offering proceeds (except that no selling commissions will be paid with respect to sales under our distribution reinvestment plan).	$70,000	$35,000,000

Wholesaling Fees (paid to IMS Securities, an unaffiliated selling group member (2)	Up to 1.1% of gross offering proceeds (except that no wholesaling fees will be paid with respect to sales under our distribution reinvestment plan); from such amount, IMS Securities will reallow up to 1% of gross offering proceeds (excluding proceeds from our distribution reinvestment plan) to wholesalers that are employed by UMTH FS, an affiliate of our advisor.	$11,000	$5,500,000

Marketing Support Fees (paid to UMTH FS, an affiliate of our advisor)	0.9% of gross offering proceeds (except that no marketing support fees will be paid with respect to sales under our distribution reinvestment plan).	$9,000	$4,500,000

Marketing Reallowances (paid to unaffiliated selling group members)	Up to 1% of gross offering proceeds (except that no marketing reallowances will be paid with respect to sales under our distribution reinvestment plan).	$10,000	$5,000,000

Organization and Offering Expenses (paid to our advisor)	3% of gross offering proceeds (except that no organization and offering expenses will be reimbursed with respect to sales under our distribution reinvestment plan).	$30,000	$15,000,000

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)
Operational Stage
Acquisition and Origination Fees and Expenses (paid to our advisor or affiliates of our advisor) (3)	3% of net amount available for investment in secured loans and other real estate assets.	$26,100	$19,050,000

Advisory Fees (paid to our advisor) (4)	2% per annum of our average invested assets, including secured loan assets. The fee will be payable monthly in an amount equal to one-twelfth of 2% of our average invested assets, including secured loan assets, as of the last day of the immediately preceding month.	Actual amounts are dependent upon the average invested assets and therefore cannot be determined at the present time.	Actual amounts are dependent upon the average invested assets and therefore cannot be determined at the present time.

Debt Financing Fees (paid to UMTH FS, an affiliate of our advisor)	1% of the amount made available to us pursuant to the origination of any line of credit or other debt financing, provided our advisor has provided a substantial amount of services as determined by the independent trustees. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee will be paid for the portion of such year that the financing was outstanding.	Actual amounts are dependent upon amounts available under lines of credit or other debt financing and therefore cannot be determined at the present time.	Actual amounts are dependent upon amounts available under lines of credit or other debt financing and therefore cannot be determined at the present time.

Other Operating Expenses (reimbursed to our advisor) (5)	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We will not reimburse for personnel costs in connection with services for which our advisor or its affiliates receive fees pursuant to our advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)

Subordinated Incentive Fee (paid to our advisor) (6)(7)	15% of the amount by which our net income for the immediately preceding year exceeds a 10% per annum return on aggregate capital contributions, as adjusted to reflect prior cash distributions to shareholders which constitute a return of capital. The fee will be paid annually and upon termination of the advisory agreement. If the fee is being paid upon termination of the advisory agreement, then such fee will be calculated based upon our net income and aggregate capital contributions for the period between the date of termination and the last year for which a subordinated incentive fee is paid.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Disposition/Liquidation Stage
Securitized Loan Pool Placement Fees (paid to UMTH FS, an affiliate of our advisor) (8)(9)	From time to time, subject to terms and conditions approved by a majority of the independent trustees, the advisor, or its affiliates, we may structure the sale of our loans in securitized loan pools. Upon successful placement of the securitized loan pool interests, an affiliate of our advisor will be paid a fee equal to 2% of the net proceeds realized by us, provided our advisor or an affiliate of our advisor has provided a substantial amount of services as determined by the independent trustees.	Actual amounts are dependent upon net proceeds realized from placement of loan pools and therefore cannot be determined at the present time.	Actual amounts are dependent upon net proceeds realized from placement of loan pools and therefore cannot be determined at the present time.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares)(1)

Disposition Fees (paid to our advisor or its affiliates) (7)(8)(9)	For substantial assistance in connection with the sale of properties or other investments, the lesser of one-half of the reasonable and customary real estate or brokerage commission or 2% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. Our independent trustees will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. No disposition fee will be paid in respect of any assets for which a securitized loan pool placement fee is paid.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee (paid to our advisor) (7)(10)	Upon listing our common shares on a national securities exchange, our advisor will be entitled to a fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding shares plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors.	Actual amounts are dependent upon the market value of our outstanding shares at a later date and therefore cannot be determined at the present time.	Actual amounts are dependent upon the market value of our outstanding shares at a later date and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 25,000,000 shares at $20 per share and 10,000,000 shares under our distribution plan at $20 per share.

(2)	Although IMS Securities is not affiliated with us or our advisor, certain principals of IMS, Inc., which is an affiliate of IMS Securities, provide advisory services to UMT Holdings. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH FS, an affiliate of our advisor. Such persons are expected to perform wholesaling services in connection with this offering. For all sales that are made through such persons or other wholesalers associated with IMS Securities, IMS Securities will be paid a wholesaling fee equal to 1.1% of the gross proceeds from such sales (excluding sales under our distribution reinvestment plan) and, from such amount, IMS Securities will reallow 1% of such gross proceeds to the registered representatives who are also employees of UMTH FS.

(3)	From time to time, our advisor may direct us to pay all or a portion of the acquisition and origination fees and expenses directly to UMTH LD, our asset manager. Our advisor (or our asset manager, as the case may be) may also receive acquisition and origination fees paid by borrowers or investment entities. In no event will the total of all acquisition and origination fees and expenses with respect to a particular loan, property acquisition or equity investment, from any source, exceed 6% of the funds advanced under the loan or the contract purchase price of the property or equity investment. Also, we may pay our advisor (or our asset manager, as the case may be) acquisition and origination fees and expenses upon the reinvestment of proceeds from capital transactions, such as the repayment of principal of a loan by a borrower, which shall not exceed 3% of the funds advanced under a new loan or the contract purchase price of the new property or equity investment. In all cases, acquisition and origination fees paid by us in respect of secured loans will not exceed 1% per annum when pro rated over the stated term of the respective loan.

(4)	“Average invested assets” for any period will be the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. During such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, aggregate assets value will be the greater of (a) the amount determined pursuant to the foregoing or (b) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Our advisor will be obligated to pay all expenses incurred by our advisor in connection with the services it provides, directly or indirectly, to us, including but not limited to asset management fees paid to UMTH LD and fees for shareholder relations paid to UMTH FS.

(5)	In the event that “total operating expenses” in any fiscal year exceed the greater of 2% of our average invested assets (as defined in footnote 4 above) or 25% of our net income (as defined in footnote 6 below but excluding any gain from the sale of assets), and our independent trustees do not determine such excess expenses are justified, our advisor shall reimburse us the amount by which the aggregate annual expenses exceed the limitations. We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent trustees determine, based on unusual and non-recurring factors, that a higher level of expense is justified for that year. In such an event, we will send notice to each of our shareholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent trustees considered in making such determination.

Total operating expenses are defined as aggregate expenses of every character paid or incurred by the REIT as determined under GAAP that are related to our operation, including advisory fees, but excluding:
(a)	the expenses of raising capital such as organization and offering expenses, bona fide due diligence expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of our shares;
(b)	interest payments;

(c)	taxes;

(d)	non-cash expenditures such as depreciation, amortization and bad debt reserves;

(e)	reasonable incentive fees based on the gain realized upon the sale of our assets; and

(f)	acquisition and origination fees and expenses, debt financing fees, disposition fees on the resale of property, securitized loan pool placement fees and other expenses connected with the acquisition, disposition, and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

(6)	“Net income” is calculated as total revenue for the applicable period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves and exclude gain from sale of our assets.

(7)	The subordinated incentive fee, the disposition fee and the subordinated incentive listing fee, as the case may be, likely will be paid in the form of an interest bearing promissory note, although we may pay this fee with cash or common shares, or any combination of the foregoing. In addition, at our discretion, we may pay all or a portion of such promissory note with our common shares of beneficial interest. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. In no event will the amount paid to our advisor under the promissory note or notes, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(8)	Although we are most likely to pay the securitized loan pool placement fees and/or the disposition fees to our advisor or an affiliate of our advisor in the event of our liquidation, these fees also may be earned during our operational stage.

(9)	Our declaration of trust provides that in no event shall the disposition fees payable by us to our advisor and its affiliates exceed 3% of the contract sales price.

(10)	If at any time our shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life or seek to internalize the advisory functions performed by our advisor. Our independent trustees will be required to approve any new fee structure negotiated with our advisor. The market value of our outstanding shares will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed.
          We will reimburse selling group members for their bona fide, separately and specifically invoiced due diligence expenses. The amount of such reimbursements cannot be determined at this time; however, in no event will the sum of all underwriting compensation (which includes selling commissions, wholesaling fees, marketing support fees and marketing reallowances) paid in connection with this offering from any source whatsoever, plus all other organization and offering expenses paid by us with proceeds of this offering, exceed 15% of our gross offering proceeds.
          At least a majority of our independent trustees must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of trustees. Our independent trustees shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of trustees and based on the factors set forth below and other factors that the independent trustees deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisors through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, delinquency rates, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.
          Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.
          We will pay each of our trustees who is not an executive officer of our company or an employee of our advisor, nor an affiliate of us or our advisor, an annual retainer, fees for each meeting he attends and reimbursement of expenses incurred in connection with his attendance at a board meeting. In addition, we will grant stock options to our independent trustees each year. Such compensation is summarized below. We do not intend to directly compensate our executive officers who also are trustees for their services as trustees of the company.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares) (1)
Independent Trustee Compensation (paid to our independent trustees)	An annual retainer of $25,000 per year. We also will pay our independent trustees for attending meetings as follows: (i) $2,000 for each board or committee meeting attended in person (the chairman of the audit committee shall receive $3,000 for each audit committee meeting attended in person) and (ii) $250 for each board or committee meeting attended by telephone. In the event that there are multiple meetings in one day, the fees will be limited to $2,000 per day ($3,000 per day payable to the chairman of the audit committee if one of the meetings is of the audit committee). All trustees will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees.	Actual amounts are dependent upon the total number of board and committee meetings each independent trustee attends and therefore cannot be determined at the present time.	Actual amounts are dependent upon the total number of board and committee meetings each independent trustee attends and therefore cannot be determined at the present time.

		Estimated Dollar	Estimated Dollar
		Amount for	Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 shares)	(35,000,000 shares) (1)
Incentive Equity Awards (paid to our independent trustees)	Under our Share Option Plan, we may grant options to our independent trustees as follows: each non-employee trustee will be granted an option to purchase 2,500 common shares of beneficial interest on the date he or she first becomes a trustee and upon each person’s reelection as a trustee; provided, however, that such amount shall be pro-rated for partial years of service. Before we begin having appraisals by an independent third party, file a registration statement for a firm commitment underwritten public offering of our shares or list our shares on a national securities exchange, the exercise price for such options will be $20.00 per share, unless the board of trustees determines otherwise; provided, however, that in no event will options granted pursuant to the Share Option Plan have an exercise price less than the fair market value of our common shares as of the date of grant as determined by our board of trustees. The options become exercisable one year after the date of grant and will expire if unexercised by the seventh anniversary of the date issued.	Our board of trustees has not determined to grant any incentive equity awards at this time and therefore, actual amounts cannot be determined at this time.	Our board of trustees has not determined to grant any incentive equity awards at this time and therefore, actual amounts cannot be determined at this time.

SECURITY OWNERSHIP
          The following table shows, as of August 4, 2008, the amount of our common shares beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of trustees and proposed trustees, (3) our executive officers, and (4) all of our trustees and executive officers as a group. The address for each of the persons named in the following table is The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051.

Common Shares of Beneficial Interest
Beneficially Owned (1)
Name of Beneficial Owner	Number of Common Shares	Percentage of Class
UMT Holdings, L.P.	10,000	100%
Hollis M. Greenlaw	—	—
Phillip K. Marshall	—	—
Scot W. O’Brien	—	—
J. Heath Malone	—	—
Steven J. Finkle	—	—
David A. Hanson	—	—
Cara D. Obert	—	—

All trustees and executive officers as a group	—	—

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following June 30, 2008. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all common shares of beneficial interest shown as beneficially owned by them.

CONFLICTS OF INTEREST
          We are subject to various conflicts of interest arising out of our relationship with UMTH GS, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate UMTH GS and its affiliates. Our agreements and compensation arrangements with our advisor and its affiliates will not be determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our declaration of trust, are described below.
          Our officers and affiliates of our advisor will try to balance our interests with the interests of other United Development Funding-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our trustees, officers and certain of our shareholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.
          Our independent trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our trustees have a fiduciary obligation to act on behalf of our shareholders.
Interests in Other Real Estate Programs
          Our advisor and its affiliates acts as advisors, asset managers or general partners of other United Development Funding-sponsored programs, including partnerships and public REITs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.
          Seven of the eight partners of UMT Holdings, the parent company of our advisor, and UMTH GS have served as sponsors, officers, trustees or advisors to one or more of the five prior real estate programs sponsored by our advisor or its affiliates over the last eleven years, including two public real estate programs (United Mortgage Trust and UDF III). The initial public offering of United Mortgage Trust’s shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $148.9 million from the issuance of 7,501,037 shares of beneficial interest to 3,431 investors. The initial public offering of UDF III’s units of limited partnership interest commenced in May 2006 and is currently ongoing. The current registration statement of UDF III is for the offer and sale to the public of up to 12,500,000 units of limited partnership interest at a price of $20.00 per unit, plus an additional 5,000,000 units at $20.00 per units pursuant to the distribution reinvestment plan of UDF III. As described in the “Prior Performance Summary,” our advisor and its affiliates also have sponsored and continue to sponsor privately offered real estate programs that have investment objectives similar to ours, and which are still operating and may make additional real estate investments in the future. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our executive officers and our advisor and its affiliates will experience conflicts of interest as they simultaneously perform services for us and other United Development Funding-sponsored programs.
          In the event that we, or any other United Development Funding-sponsored program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, the Investment Committee will review the investment portfolio of each such affiliated entity and make a recommendation to our advisor as to which United Development Funding-program will make or invest in such secured loans or other investments. Our advisor will review the investment opportunity and will determine whether to recommend the opportunity to our board of trustees, which ultimately will approve or disapprove the transaction. See “— Certain Conflict Resolution Procedures.”
          Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “— Certain Conflict Resolution Procedures.”
          Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of trustees may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another United Development Funding-sponsored real estate program.
Other Activities of Our Advisor and Its Affiliates
          We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other United Development Funding-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates have conflicts of interest in allocating their time between us and other United Development Funding-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the United Development Funding-sponsored programs and other ventures in which they are involved.
          In addition, each of our executive officers also serves as an officer of our advisor, our asset manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our shareholders.
          We may purchase real estate or other real estate-related investments from affiliates of our advisor. The prices we pay to affiliates of our advisor for these assets will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our declaration of trust provides that the purchase price of any asset acquired from an affiliate may not exceed its fair market value as determined by an independent expert selected by a majority of our independent trustees. In addition, the price must be approved by a majority of our trustees who have no financial interest in the transaction, including a majority of our independent trustees, as being fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliate; provided however, that if the price to us exceeds the cost paid by our advisor or its affiliate, our board of trustees must determine that there is substantial justification for the excess cost and such excess cost is reasonable before we may purchase the real estate or other real estate-related investment.
Competition in Making Secured Loans and Acquiring and Reselling of Properties
          There is a risk that a potential investment would be suitable for one or more United Development Funding-sponsored programs, in which case the officers of our advisor and our asset manager will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose for us an investment opportunity that provides lower returns than an investment opportunity of another United Development-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other United Development Funding-sponsored programs decide whether to allocate any particular investment opportunity to us or to another United Development Funding-sponsored program.

          Currently, all United Development Funding-sponsored programs make loans and/or acquire properties in substantially the same geographic areas. Conflicts of interest will exist to the extent that we make loans in respect of, or investments in properties, in the same geographic areas as other United Development Funding-sponsored programs. In such a case, a conflict could arise in the event that we and another United Development Funding-sponsored program were to compete for the same investment or lending opportunities or the same properties, or a conflict could arise in connection with the resale of properties in the event that we and another United Development Funding-sponsored program were to attempt to sell similar properties at the same time. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale by making prospective purchasers aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing terms for resales of the various properties.
Co-investments and Joint Ventures with Affiliates of UMTH GS
          We are likely to participate as co-investors in certain loans and other real estate investments along with UDF I, UDF II, UDF III, UDF LOF or other affiliates of our advisor (as well as other parties) for the funding or acquisition of secured loans, real estate properties or entities that make or invest in secured loans. See the “Investment Objectives and Policies — Co-Investment” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular co-investment agreement. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. We also believe our participation with other United Development Funding programs provides us the opportunity to participate in selected loans and investments we would not be able to access without the participation of the other United Development Funding programs. UDF I, UDF II, UDF III and UDF LOF have varying investment objectives, risk profiles and targeted yields. Changing risk and yield profiles during the development lifecycle cause assets to change alignment with the risk and yield objectives of the investor over time. To manage this, our asset manager may recommend that certain investments be sold or refinanced by and between various United Development Funding programs as the yield and risk parameters change throughout the development process. We intend to enter into a participation agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD pursuant to which we will invest in the same loans and transactions as UDF I, UDF II, UDF III and UDF LOF on a pro rata basis based on the amount of capital held by each entity that is available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. In the event that we do co-invest in a loan with an affiliate of our advisor, we expect to also enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our advisor will face conflicts of interests with respect to any such agreement among creditors. Moreover, any co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. Furthermore, we may enter into joint venture arrangements with certain other affiliates of our advisor. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a United Development Funding-sponsored co-venturer or co-owner, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.
Lack of Separate Representation
          Morris, Manning & Martin, LLP acts as counsel to us, our advisor and its affiliates and may in the future act as counsel to us, our advisor and its affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute was to arise between us, our advisor or any of its affiliates, separate counsel for such matters will be retained as and when appropriate.

Relationship with an Affiliate of a Selling Group Member
          Certain members of the advisory board to UMT Holdings are principals of IMS, Inc., which is an affiliate of IMS Securities, one of our proposed selling group members. UMT Holdings compensates IMS, Inc. $2,500 per meeting for the service of these persons on the UMT Holdings advisory board. Some employees, consultants and others providing services to or on behalf of us, UMT Holdings, and affiliates of our advisor or UMT Holdings, in some cases in return for compensation from these entities, are also registered representatives with IMS Securities, and may receive compensation from IMS Securities unrelated to this offering. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH FS, an affiliate of our advisor. Such persons are expected to perform wholesaling services in connection with this offering.
          In the ordinary course of their businesses, the participating dealers and their respective affiliates may have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with our advisor and its affiliates for which the participating dealers may have received and may receive in the future customary compensation for their services. These arrangements may create conflicts of interest between our advisor and its parent company, UMT Holdings.
Receipt of Fees and Other Compensation by UMTH GS and its Affiliates
          A transaction involving the making of a secured loan, the purchase or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of commissions, fees and other compensation by UMTH GS and its affiliates. Subject to oversight by our board of trustees, UMTH GS will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, UMTH GS may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to UMTH GS and its affiliates regardless of the quality of the secured loans made, the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.
Certain Conflict Resolution Procedures
      Declaration of Trust Provisions
          In order to reduce or eliminate certain potential conflicts of interest, our declaration of trust contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:
•	We will not purchase or lease properties in which our advisor, any of our trustees or any of their respective affiliates, has an interest unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our trustees or any of their respective affiliates unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•	We will not make any loans to our advisor, any of our trustees or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our trustees or their respective affiliates, provided that an appraisal is obtained from an independent expert concerning the underlying property from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process. Furthermore, our advisor, any of our trustees and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	We will not enter into any other transaction with our advisor or its affiliates, including the acceptance of goods or services from our advisor or its affiliates, unless a majority of our trustees, including a majority of the independent trustees, not otherwise interested in the transaction approves such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
      Participation Agreement
          Once we commence operations, we may invest in the same loans in which UDF I, UDF II, UDF III and UDF LOF invest. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. There are differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields over the course of the development lifecycle. UDF I, UDF II, UDF III, UDF LOF and we invest, or will invest, in substantially similar land development opportunities, although such investments may be made at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund at the time the investment is made. In addition, UDF I, UDF II, UDF III, UDF LOF and we will determine to exit investments in land development and home construction projects at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund at the time the exit is made. Subject to the respective limitations set forth in the organizational and operational documents of each of UDF I, UDF II, UDF III, UDF LOF and us, investments may be entered into as co-investments or joint ventures between two or more of these funds, and may be sold to or refinanced by one or more other of such funds in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund.
          UMTH LD is the asset manager of UDF I, UDF II, UDF LOF and us and the general partner of UDF III. In exercising its duties to each of these funds, UMTH LD will manage each investment in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund as each investment progresses. UDF I, UDF II, UDF III, UDF LOF and we each recognize that, in exercising its duties to each fund, UMTH LD will encounter conflicts of interest. Thus, each of these funds and UMTH LD seeks to equitably apportion investment opportunities among and between such entities in accordance with each fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances at the time each transaction opportunity is presented by UMTH LD. We intend to enter into an agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD that provides that, in the event that a transaction opportunity becomes available that is suitable, under all of the factors considered by our advisor, including cash flow, capital appreciation, investment horizon and risk tolerance, for both us and one or more of these programs, and for which more than one of such entities has sufficient uninvested funds, then:
•	each respective entity will be allocated a percentage of the transaction opportunity determined as the ratio of the total amount of “equity invested” in such entity over the “total combined equity invested,” such percentage being the “investment percentage.” For purposes of the participation agreement, “equity invested” shall include both direct investment and retained earnings as determined by the most recently available audited or unaudited financial statements prepared by the respective entities as completed with respect to the most recent calendar quarter. For purposes of this paragraph, “total combined equity invested” shall mean the sum of the equity invested in each of UDF I, UDF II, UDF III, UDF LOF and us. Each of the respective entities will invest in such transaction opportunity an amount equal to the investment percentage multiplied by the amount of “required cash.” For purposes of the participation agreement, “required cash” means the aggregate amount of cash required to be invested by the respective United Development Funding-sponsored program in the transaction opportunity;

•	second, if, after allocating “available cash” (as defined below) pursuant to the paragraph above, the full amount of the required cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining available cash as the ratio of the total amount of equity invested in each such entity over the “total combined equity invested,” such percentage being the “remaining investment percentage.” For the purposes of this paragraph, “total combined equity invested” shall mean the sum of the equity invested in each of the entities with remaining available cash. Each of such entities will invest in the remaining transaction opportunity an amount equal to the remaining investment percentage multiplied by the amount of required cash;

•	third, if, after allocating available cash pursuant to the paragraphs above, the full amount of the required cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining available cash by repeating the process set forth in the paragraph immediately above until the full amount of required cash has been invested;

•	For purposes of the participation agreement, “available cash” shall mean all cash of the respective entity available for investment, not including lines of credit or other borrowing facilities, as determined by UMTH LD, taking into consideration the projected sources and uses of cash for that respective entity.
     It will be the duty of our board of trustees, including the independent trustees, to insure that this method is applied fairly to us. In determining whether or not a transaction opportunity is suitable for more than one program, our advisor, subject to approval by our board of trustees, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired or underlying the secured loan and the cash requirements of each program;

•	the effect of the investment both on diversification of each program’s investments by type of property and geographic area;

•	the policy of each program relating to leverage;

•	the income tax effects of the investment to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.
          If a subsequent development, such as a delay in the closing of an investment, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of trustees has a duty to ensure that the method used by our advisor for the allocation of investments by two or more affiliated programs seeking to making similar types of investments is applied fairly to us.
          Circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II, UDF III, UDF LOF and us to each make an investment on such pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that are suitable for us on a pro rata basis with UDF I, UDF II, UDF III and UDF LOF or otherwise. Furthermore, UDF I, UDF II, UDF III and UDF LOF may make investments in which we will not participate, and we may make investments in which UDF I, UDF II, UDF III and/or UDF LOF will not participate. If we do make an investment with UDF I, UDF II, UDF III and/or UDF LOF, the structure of our participation in such investments may vary and will be determined on a case-by-case basis. We may, but are not obligated to, commit to purchase participations in loans and investments made by UDF I, UDF II, UDF III or UDF LOF before we commence operations.
          We also intend for the agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD to provide that, unless the organizational and operational documents of a fund are more restrictive, (i) no loan shall be sold between UDF I, UDF II, UDF III, UDF LOF and/or us for an amount in excess of the outstanding loan balance, including accrued interest, at the time of the sale; provided, however, that this does not prohibit the acquiring entity from subsequently restructuring the loan in any way, including an increase in the loan amount; and (ii) no asset shall be sold between UDF I, UDF II, UDF III, UDF LOF and/or us for an amount in excess of its fair market value as determined by an independent expert; provided, however, that this does not prohibit the financing of the investment by one of the other such funds.

PRIOR PERFORMANCE SUMMARY
Prior Investment Programs
          The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.
          Seven of the eight partners of UMT Holdings, the parent company of our advisor, and UMTH GS have served as sponsors, officers, trustees or advisors to one or more of the five prior real estate programs sponsored by our advisor or its affiliates over the last eleven years. UMT Holdings owns 99.9% of the UMTH GS limited partnership units. Based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our advisor and its affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of assets (Table V). Because no real estate program sponsored by our advisor or its affiliates has completed operations in the most recent five years, Table IV has not been included in the Prior Performance Tables. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to assets acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Public Programs
          Currently, our advisor also serves as the advisor to United Mortgage Trust, a Maryland real estate investment trust with investment objectives similar to ours. United Mortgage Trust invests in loans secured by residential real estate. The last public offering, excluding its current dividend reinvestment plan, with respect to United Mortgage Trust terminated on October 15, 2003. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the public offerings initiated over the last eleven years and compensation paid to the sponsors of these programs.
     United Mortgage Trust
          United Mortgage Trust, a Maryland real estate investment trust, was formed in July 1996 to acquire residential secured loans. UMTH GS has served as the advisor to United Mortgage Trust since August 1, 2006. UMT Advisors, Inc., an affiliate of our advisor, served as the advisor to United Mortgage Trust from 2000 through July 31, 2006. The first public offering of United Mortgage Trust’s shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $148.9 million from the issuance of 7,501,037 shares of beneficial interest to 3,431 investors. Approximately 88% of the net offering proceeds from the sale of United Mortgage Trust’s shares of beneficial interest, or approximately $131 million, was available for the purchase of residential secured loans. As of December 31, 2007, United Mortgage Trust had issued an aggregate of 8,110,684 shares, with 1,460,768 shares repurchased and retired to treasury, leaving 6,649,916 shares outstanding. Total capital raised from share issuances was approximately

$162 million. Shares sold subsequent to October 2003 have been offered under a dividend reinvestment plan. No commissions are paid with respect to shares sold under this plan subsequent to October 2003.
          United Mortgage Trust’s primary investment policy is to invest in the following types of mortgage investments throughout the United States: (i) first lien secured mortgage loans with initial terms of 12 months or less for the acquisition and renovation of single-family homes, which we refer to as “interim loans”; (ii) lines of credit and secured loans for the acquisition and development of single-family home lots, referred to as “land development loans”; (iii) lines of credit and loans secured by developed single-family lots, referred to as “finished lot loans”; and (iv) lines of credit and loans secured by completed model homes, referred to as “model home loans”; formerly, United Mortgage Trust invested in first lien secured construction loans for the acquisition of lots and construction of single-family homes, which are referred to as “construction loans,” and first lien, fixed rate mortgages secured by single-family residential property, which are referred to as “residential mortgages.” Additionally, United Mortgage Trust’s portfolio includes obligations of affiliates of its advisor, which are referred to as “recourse loans.” United Mortgage Trust reinvests the proceeds from loan repayments and has no plan to liquidate and terminate the fund on or before any date specific.
          Proceeds from the repayment of loans are reinvested in new loans. United Mortgage Trust purchased 8,202 loans during the period of March 1997 through December 31, 2007. Of the loans acquired, approximately 90%, or 7,421, have been repaid or satisfied through foreclosure on the underlying assets. Loans paid in full represent 93%, or 6,941 loans, and 7%, or 516 loans, were foreclosed upon and the underlying assets sold. With respect to the loans that were satisfied through foreclosure on the underlying assets, United Mortgage Trust’s aggregate provision for loan losses through December 31, 2007 was $11,587,278; however, actual loan losses after sales of foreclosed assets were $8,783,719. The remaining amount was carried forward as a reserve provision for future losses. All of the loans purchased were residential real estate loans secured by single-family homes, residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans acquired by United Mortgage Trust, as of December 31, 2007, was approximately $685 million. Approximately 74% of the aggregate portfolio loans were secured by renovation properties or new home construction properties, approximately 10% were secured by owner occupied residences, and approximately 16% were secured by residential lot developments.
          The following table breaks down the aggregate value of loans held by United Mortgage Trust as of December 31, 2007. References in the following table and in this “Prior Performance Summary” section to “long-term” loans shall be to loans with terms ranging from 180 to 360 months in length, which have historically been referred to by the company as residential mortgages or contracts for deed. References in the following table and in this “Prior Performance Summary” section to “interim” loans shall be to loans with terms of 12 months or less, historically referred to by the company as interim mortgage loans.
United Mortgage Trust Portfolio, December 31, 2007

	Percent of Total	Portfolio as of
Type of Loan	Loans	December 31, 2007
Interim real estate loans	66%	$55,879,000
Residential lot development loans	28%	$23,097,000
Long-term residential real estate loans	6%	$5,428,000
          Upon request, prospective investors may obtain from us, without charge, copies of offering materials and any reports prepared in connection with United Mortgage Trust, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to Shareholder Relations, UMT Holdings, L.P., The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051. Many of the offering materials and reports prepared in connection with the United Mortgage Trust public program are also available on the United Mortgage Trust web site, www.unitedmortgagetrust.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

          Acquisition of Loans for United Mortgage Trust (January 1, 2004 through December 31, 2007)
          As of December 31, 2007, United Mortgage Trust owned outright 59 long-term residential real estate loans, four contracts for deed, and one rental property. The balance of United Mortgage Trust’s interest in long-term loans (279 long-term loans) were securitized and held in trust on behalf of Bayview Financial, L.P. (Bayview), an unaffiliated third-party investor in the senior position, and UMT LT Trust, a wholly owned subsidiary of United Mortgage Trust, in the subordinate position. The total unpaid principal balance for long-term residential loans on United Mortgage Trust’s books at December 31, 2007 was approximately $5.4 million, and the annualized yield was 10.14%. Such yield is stated on an accrual basis and represents the blended yield, as of December 31, 2007, of United Mortgage Trust’s interest in the aforementioned 59 long-term residential loans and in the aforementioned securitized loans. All annualized yields take into account downward adjustments for non-performing loans. United Mortgage Trust used the proceeds from the sale of the securitizations to pay down its line of credit, fund a line of credit for UDF I, and invest in interim mortgage loans. The unpaid principal balance on the UDF I line of credit was approximately $23.1 million, and the annualized yield for the year ended December 31, 2007 was 14%. Interim mortgages totaled approximately $57.5 million (402 loans at December 31, 2007) and the annualized yield for the loans was 12.33%.
Mortgage Portfolio Table

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2004	2005	2006	2007
Long-term mortgages	311	36	57	63
Rental properties	3	2	1	1
Loans remaining in first securitization	219	201	169	150
Loans remaining in second securitization	—	186	140	129
Vacant properties	24	33	34	11
Interim mortgages	945	1,013	1,090	402
Unpaid principal balance	$94,390,188	$80,753,000	$88,306,601	$57,485,941
Annual yield	12.79%	12.98%	13.57%	12.48%
Investment-to-value ratio	71.17%	67.98%	59.43%	66.5%
Average loan unpaid principal balance	$63,000	$52,000	$59,000	$76,000
          As of December 31, 2007, approximately 58% of the properties securing United Mortgage Trust’s interim loan mortgage investments were located in Texas, 22% in California, 6% in Tennessee, 3% in each of Missouri and Georgia, 2% in each of Illinois and Ohio, and 1% or less in 18 other states. At December 31, 2006, approximately 59% of the properties securing United Mortgage Trust’s loans were located in Texas, 10% in Tennessee, 8% in California, 4% in Missouri, 3% each in Georgia and Colorado, 2% each in Illinois, Indiana and Ohio, and less than 1% in 17 other states. At year end 2005, approximately 68% of the properties securing United Mortgage Trust’s loans were located in Texas, 10% were in California, 3% each in Georgia, Missouri, North Carolina and Tennessee, 1% each in Alabama, Florida, Iowa, Kansas, Kentucky, Louisiana, Maryland, Minnesota, Mississippi, Oklahoma and Pennsylvania. At year end 2004, approximately 80% of the properties securing United Mortgage Trust’s loans were located in Texas, 5% were in Florida, 3% in Georgia, 2% each in California, Illinois and North Carolina, 1% each in Tennessee, Indiana, Colorado and Missouri, and less than 1% each in Pennsylvania, Kentucky, Louisiana, Oklahoma, South Carolina, Ohio, Kansas, Mississippi, Alabama, Minnesota and Michigan.
          During 2003, United Mortgage Trust extended a $7 million line of credit to UDF I, a partnership that is affiliated with United Mortgage Trust’s advisor. In 2004, the line of credit was increased to $30 million and was increased again in 2006 to $45 million. The line of credit was used to finance UDF I’s loans and investments in residential real estate developments. The UDF I loans are first lien loans or subordinate loans. As of December 31, 2007, 2006, 2005 and 2004, outstanding balances were approximately $23 million, $33 million, $28.7 million and $6.1 million, respectively. See “— Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2007)” below.
          The tables below illustrate United Mortgage Trust’s default history for the years ended December 31, 2004, 2005, 2006, and 2007.
Long-term Residential Real Estate Loans Defaulted, Foreclosed Loans

	2004	2005	2006	2007
Number of loans defaulted at beginning of year	72	24	34	15
Aggregate value	$3,346,000	$868,000	$1,494,000	$666,000
Additional defaults during year	50	59	46	15
Aggregate value	$2,300,000	$2,830,000	$2,125,000	$668,000
Defaulted properties disposed of during year	98	49	65	18
Aggregate value	$4,778,000	$2,204,000	$2,953,000	$812,000
Number of loans defaulted at end of year	24	34	15	12
Aggregate value	$868,000	$1,494,000	$666,000	$522,000
Interim Mortgages Defaulted, Foreclosed Loans

	2004	2005	2006	2007
Number of loans defaulted at beginning of year	25	23	32	19
Aggregate value	$1,263,000	$2,026,000	$2,427,000	$1,438,000
Additional defaults during year	19	23	3	4
Aggregate value	$1,343,000	$1,659,000	$463,000	$360,000
Defaulted properties disposed of during year	21	14	16	17
Aggregate value	$580,000	$1,258,000	$1,451,000	$1,352,000
Number of loans defaulted at end of year	23	32	19	6
Aggregate value	$2,026,000	$2,427,000	$1,438,000	$446,000
Loan Losses Including Provision for Loan Losses

	2004	2005	2006	2007
Losses	$2,789,000	$3,742,000	$2,592,000	$2,254,000
          The following tables compare United Mortgage Trust’s three loan categories in dollars and as a percentage of United Mortgage Trust’s portfolio as of December 31, 2004, 2005, 2006 and 2007.

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2004	2005	2006	2007
Long-term residential real estate loans (1)	$17,749,000	$5,816,000	$5,474,000	$5,428,000
Percentage increase (decrease) over prior period	(40)%	(67)%	(6)%	(1)%
Interim mortgages	$73,748,000	$72,956,000	$82,709,000	$55,879,000
Percentage increase (decrease) over prior period	3%	(1)%	13%	(32)%
UDF I line of credit	$28,722,000	$30,317,000	$33,056,000	$23,097,000
Percentage increase (decrease) over prior period	371%	6%	0.9%	(30)%

(1)	Includes UMT LT Trust’s subordinate interest in the Bayview securitizations.

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2004	2005	2006	2007
Long-term residential real estate loans	15%	5%	5%	6%
Interim mortgages	61%	67%	68%	67%
UDF I line of credit	24%	28%	27%	27%
          As reflected in the above charts, United Mortgage Trust’s investments in long-term residential real estate loans (including mortgage loans and contracts for deed) have decreased over time. In 2000, United Mortgage Trust’s trustees directed its advisor to decrease the percentage of capital invested by United Mortgage Trust in long-term loans and to increase the capital invested in interim loans. This decision by United Mortgage Trust’s trustees was driven by the higher yield, lower default rates and lower loan-to-value ratio that had been realized by United Mortgage Trust in its previous interim loans. The long-term loan portfolio was reduced by United Mortgage Trust through prepayment by borrowers, sales of loans to third-party investors and sales of loans through securitization.
          As of December 31, 2007, United Mortgage Trust had purchased, in the aggregate, approximately $54 million of long-term real estate loans, invested approximately $522 million in interim mortgages and had invested approximately $113 million in the UDF I line of credit. Approximately $18 million of the long-term loans were acquired from South Central Mortgage, Inc., an affiliate of United Mortgage Trust.
          Outstanding balances as of December 31, 2004, 2005, 2006 and 2007 pledged by or purchased from affiliates of United Mortgage Trust’s advisor were:

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
Affiliated Company	2004	2005	2006	2007
UDF I	$28,722,000	$30,317,000	$33,056,000	$23,097,000
Ready America Funding	25,011,000	21,087,000	23,844,000	21,866,000
UMTH Lending	11,399,000	24,164,000	39,468,000	19,776,000
Capital Reserve Corp.	4,793,000	2,030,000	1,299,000	—
Ready Mortgage Corp.	2,338,000	192,000	—	—
REO Property Company	1,910,000	788,000	—	—
South Central Mortgage, Inc.	150,000	150,000	—	—
          United Mortgage Trust’s average daily outstanding balance on its line of credit, or leverage used in the acquisition of mortgage investments, during the years ended December 31, 2007, 2006, 2005 and 2004 was approximately $22 million, $18.9 million, $7.3 million, and $4.9 million, respectively. United Mortgage Trust’s line of credit matured in November 2007, and all outstanding amounts were paid in full at maturity. United Mortgage Trust’s management is currently negotiating with lenders to replace this note on similar or more favorable terms than the expired credit facility.

     United Development Funding III, L.P.
          UDF III, a Delaware limited partnership, was formed in June 2005 to originate, purchase, participate in and hold for investment secured loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to homebuilders. UMTH LD, our asset manager and an affiliate of our advisor, serves as the general partner of UDF III. The public offering of UDF III’s units of limited partnership interest commenced May 15, 2006. As of June 30, 2008, UDF III had accepted subscriptions and issued approximately 9,834,348 units of limited partnership interest to limited partners, with gross proceeds of approximately $197 million.
          UDF III concentrates on making development loans to single-family lot developers who sell their lots to national, regional and local homebuilders and to the homebuilders themselves. UDF III seeks to make or acquire loans primarily with respect to projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. Developments that secure these loans consist of both single phase and, where larger parcels of land are involved, multi-phase projects and are subject to third-party land acquisition and development loans. In addition, UDF III offers credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. UDF III reinvests the proceeds from loan repayments and intends to liquidate and terminate the fund on or before December 31, 2028.
          Proceeds from the repayment of loans are reinvested in new loans. UDF III originated 32 loans during the period of May 2003 through December 31, 2007. Of the loans originated, approximately 15.6%, or 5 loans, have been repaid. No loans were foreclosed. UDF III’s aggregate provision for loan losses through December 31, 2007 was approximately $78,000; however, actual loan losses after sales of foreclosed assets were $0. All of the loans originated were residential real estate loans secured by residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans originated by UDF III, as of December 31, 2007, was approximately $132 million.
          The following table breaks down the aggregate value of loans held by UDF III as of December 31, 2007.
United Development Funding III, L.P. Portfolio, December 31, 2007

	Percent of	Portfolio as of
Type of Loan	Total Loans	December 31, 2007
Secured notes receivable	76.8%	$76,858,885
Secured notes receivable — related party	23.2%	$23,190,872
          Upon request, prospective investors may obtain from us, without charge, copies of offering materials and any reports prepared in connection with UDF III, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to Shareholder Relations, UMT Holdings, L.P., The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051. Many of the offering materials and reports prepared in connection with the UDF III public program are also available on the UDF III web site, www.udfonline.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.
          Acquisition of Loans for United Development Funding III, L.P. (May 15, 2006 through December 31, 2007)
          As of December 31, 2007, UDF III owned 27 loans. The total unpaid principal balance, net, for the loans on UDF III’s books at December 31, 2007 was approximately $100 million, and the annualized yield was approximately 16.3%. Such yield is stated on an accrual basis and represents the blended yield, as of December 31, 2007, of UDF III’s loans. All annualized yields take into account downward adjustments for non-performing loans.

Secured Loan Portfolio Table

	As of	As of
	December 31,	December 31,
	2006	2007
Secured notes receivable	$11,442,063	$76,858,885
Secured notes receivable — related party	$6,328,010	$23,190,872
Unpaid principal balance	$17,770,073	$100,049,757
Annual yield	16.1%	16.3%
Investment-to-value ratio (1)	57.1%	68.4%
Average loan unpaid principal balance	$2,538,582	$3,705,545

(1)	Investment-to-value ratios are approximations based on estimates of future cash flow and performance.
          As of December 31, 2007, approximately 91% of the properties securing UDF III’s loans were located in Texas, 3% were located in Arizona and 6% were located in Colorado. At December 31, 2006, approximately 72% of the properties securing UDF III’s loans were located in Texas and 28% were located in Colorado.
          UDF III has experienced no loan defaults for the years ended December 31, 2006 and 2007.
          The following tables compare UDF III’s two loan categories in dollars and as a percentage of UDF III’s portfolio as of December 31, 2006 and 2007.

	As of	As of
	December 31,	December 31,
	2006	2007
Secured notes receivable	$11,442,063 (64%)	$76,858,885 (77%)
Percentage increase over prior period	N/A	572%
Secured notes receivable — related party	$6,328,010 (36%)	$23,190,872 (23%)
Percentage increase over prior period	N/A	266%
          As of December 31, 2007, UDF III had funded, in the aggregate, approximately $132 million of real estate loans. Approximately $33 million of the loans were loans to related parties.
          Outstanding balances on UDF III’s loans to affiliates as of December 31, 2006 and 2007 were:

	As of	As of
	December 31,	December 31,
Affiliated Company	2006	2007
OU Land Acquisition Two, LP	—	$1,477,207
UDF I	$6,328,010	$6,246,364
Buffington JV Fund II, Ltd	—	$7,279,982
UDF PM, LLC	—	$2,245,645
United Development Funding X, LP	—	$707,181
UDF Northpointe, LLC	—	$4,943,188
          UDF III established a revolving credit facility with a regional bank on December 29, 2006. UDF III utilizes the credit facility as “transitory indebtedness” to facilitate efficient cash management. The line of credit is not used as acquisition indebtedness. As of December 31, 2006 and December 31, 2007 approximately $6.4 million and $2.3 million was outstanding under the line of credit.
Private Programs
          The prior privately offered programs sponsored by our advisor and its affiliates include three real estate limited partnerships, UDF I, UDF II and UDF LOF. UDF I, UDF II and UDF LOF invest in first lien and subordinate loans secured by residential real estate designated for single-family lot development, joint ventures and equity investments in single-family lot developments and provide credit enhancements for residential real estate acquisition and development loans. UDF LOF began offering its units of limited partnership interest on April 9, 2008, accepted subscriptions totaling $1 million through July 18, 2008 and had no operating history prior to the commencement of its offering. UDF II participates pro rata in the investments purchased, originated or made by UDF I. Therefore, the loan and investment data summarized below includes investments by UDF I and UDF II collectively. Earnings for UDF I vary from UDF II primarily due to timing and amount of the investment. See Table III for the individual performances of UDF I and UDF II. Through December 31, 2007, UDF I and UDF II have purchased or participated in 92 loans, totaling approximately $237 million, and made 27 equity investments, totaling approximately $86 million. Out of those purchases or participations, 78 of the loans, totaling approximately $184 million, and 10 of the equity investments, totaling approximately $31 million, have been partially or fully repaid. As of December 31, 2007, a wholly owned subsidiary of UDF I had acquired property in Lubbock County, Texas through a foreclosure sale for approximately $3.3 million. None of the other prior private programs sponsored by affiliates of our advisor have foreclosed upon a property due to a default by a borrower. In one instance, however, a loan was declared in default and the lender, UDF I, accepted a negotiated sum as payment in full under the loan. There was no principal lost on that loan, only a reduction in the amount of interest paid, and the property was not foreclosed upon. All of the loans purchased or originated and investments made were residential development loans or investments, and 50% of the loans and investments were in the greater Dallas/Fort Worth metropolitan area. Approximately 25% of the loans and investments were in the greater Houston metropolitan area, and approximately 25% of the loans and investments were in other markets. As of December 31, 2007, the total amount of funds raised from investors in UDF I was $10 million, and there were 41 investors in the program. As of December 31, 2007, the total amount of funds raised from investors in UDF II was $22.7 million and there were 262 investors in the program. UDF I and UDF II have investment objectives substantially similar to ours. UDF I and UDF II both reinvest the proceeds from loan repayments and investments and have no plans to liquidate and terminate their funds on or before any date specific. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of affiliates of our advisor in raising and investing funds for the private offerings initiated over the last eleven years and compensation paid to the sponsors of these programs.
          The aggregate dollar amount of the loans and investments made by UDF I and UDF II from their inception in June 2003 through December 31, 2007 was approximately $323 million, including borrowed funds, reinvested distributions and loan principal repayments. As of December 31, 2007, all of the properties underlying the loans and investments made by UDF I and UDF II were new property developments. Through December 31, 2007, approximately $215 million in loan payoffs and return of equity investments have been received by UDF I or UDF II. Loan principal payoffs and equity returned are reinvested in new loans and equity investments as soon as practical. UDF I and UDF II distribute or reinvest partnership income as directed by their individual limited partners. Of the aggregate amount loaned or invested, approximately 73% was used to fund first lien and subordinate loans and approximately 27% was invested as equity in land development projects. The following table shows a breakdown by percentage of the aggregate amount of the loans and equity investments funded by UDF I and UDF II as of December 31, 2007:

			Number of Loans
Type of Investment	Percent of Total	Amount	or Investments
Land Development Loans	73%	$237,000,000	92
Land Development Equity Investments	27%	$86,000,000	27
          As of December 31, 2007, approximately $215 million of the loans and investments have been repaid or returned to UDF I and UDF II. From June 2003 through December 31, 2007, UDF I and UDF II have received approximately $24 million in net income from their investments. See Tables III and V of the Prior Performance Tables for more detailed information as to the operating results of such programs.
          As of December 31, 2007, the percentage of these programs, by investment, with investment objectives similar to ours was 100%. Table VI details the number and dollar amount of long-term residential loans, interim loans and land development loans purchased by United Mortgage Trust and amount of leverage used historically by United Mortgage Trust. Table VI also includes the number of loans and investments purchased and made by UDF I and UDF II, the location of the development and the historical amount of leverage used by UDF I and UDF II. For more detailed information regarding acquisitions of assets by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.
Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2007)
          On July 16, 2004, UDF I and UDF II entered into a master participation agreement pursuant to which UDF II agreed to invest the monies received by UDF II from investors in the existing assets of UDF I, including, without limitation, investments in loans, profit participations and equity (the “UDF Investments”). Under the terms of the agreement, UDF II will invest pari passu and pro rata in the UDF Investments in proportion to the amount of investment capital received by UDF II as compared to the amount of investment capital received by UDF I. In consideration for UDF II’s participation in the UDF Investments, the master participation agreement requires UDF I to share its returns with UDF II pari passu and pro rata based on the relative participation of UDF I and UDF II in the UDF Investments in terms of the amount of capital used to purchase the UDF Investments, with all allocable liabilities, income and expenses determined by UDF I in its reasonable discretion.
          In accordance with the master participation agreement and effective as of July 17, 2004, UDF II purchased a participation interest in all of the then-existing UDF Investments. UDF II has participated in all UDF Investments entered into by UDF I since such time. With respect to the following summaries of UDF I’s equity investments and loans, any investments or loans outstanding as of, or entered into subsequent to, July 16, 2004 include a participation interest by UDF II.
          In addition to the foregoing, from time to time, programs sponsored by our advisor or its affiliates may conduct other private offerings of securities.
          The prior programs sponsored by our advisor and its affiliates have occasionally been adversely affected by the limited supply of suitable loans available for purchase. When sufficient numbers of suitable loans historically were not available for purchase, United Mortgage Trust experienced excess uninvested cash, resulting in lower earnings per share in 1998 and 1999. Increased loan default rates resulted in decreased net income for United Mortgage Trust, as evidenced for the years 2003, 2004 and 2005 illustrated on Table III. Decreases in the available amount and use of leverage, along with increases in the amount of equity in relation to debt result in lower returns on equity, as experienced by UDF I and UDF II for the year 2007, as illustrated on Table III. The continuing operations of prior programs sponsored by our advisor and it affiliates can be expected in the future to experience decreases in net income when economic conditions decline, specifically the availability of suitable loans, loan default increases and decreases in the amount and availability of leverage. Some of these programs may be unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions cause real estate prices to be relatively depressed. In addition, prior programs may be required to assume or pay off senior debt in order to protect their investments. Our business will be affected by similar conditions.
          No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
          The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit C.
Investment of Distributions
          Our distribution reinvestment plan will allow our shareholders, and, subject to certain conditions set forth in the plan, any shareholder or partner of any other publicly offered limited partnership, real estate investment trust or other United Development Funding-sponsored real estate program, to elect to purchase our common shares with our distributions or distributions from such other programs. We are offering 10,000,000 shares for sale pursuant to our distribution reinvestment plan at $20 per share until the earliest to occur of: (1) the issuance of all shares authorized and reserved for issuance pursuant to the distribution reinvestment plan; (2) the termination of this offering (which is anticipated to be                     , 2010, unless extended for an additional year by our board of trustees, to the extent permitted by applicable law; provided, however, that our board of trustees may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case participants in the plan will be notified) and any subsequent offering of distribution reinvestment plan shares pursuant to an effective registration statement; or (3) the determination by our board of trustees that the number of our shares traded in a secondary market is more than a de minimis amount. If shares authorized and reserved for issuance pursuant to the distribution reinvestment plan remain available for issuance, shares are being offered to the public pursuant to this offering or a subsequent offering, and our shares are being traded in a secondary market and the amount of such shares traded is more than a de minimis amount, we will invest distributions in shares at a price equal to the most recent per share price at which our shares were traded in the secondary market prior to the close of business on the last business day prior to the date of the distribution.
          No selling commissions, marketing support fee, wholesaling fee, or marketing reallowance shall be paid with respect to shares purchased pursuant to the distribution reinvestment plan.
          Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Phoenix American Financial Services, Inc.) will act on behalf of participants to reinvest the distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash to the participants. Investors purchasing shares pursuant to our distribution reinvestment plan will have the same rights as other shareholders as to those shares and will be treated in the same manner as if such shares were issued pursuant to our offering.
          After the expiration of the offering of our shares under the distribution reinvestment plan, our board of trustees may determine to allow participants to reinvest their distributions from us in shares issued by a subsequent United Development Funding program only if all of the following conditions are satisfied:
•	prior to the time of such reinvestment, the investor has received the final prospectus and any supplements thereto offering interests in the subsequent United Development Funding program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent United Development Funding program has been declared effective under the Securities Act;

•	the offer and sale of such interests is qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent United Development Funding program;

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent United Development Funding program; and

•	the subsequent United Development Funding program has substantially identical investment objectives as we have.
          Investors who invest in subsequent United Development Funding programs pursuant to a distribution reinvestment plan will become investors in such subsequent United Development Funding program and, as such, will receive the same reports as other investors in the subsequent United Development Funding program.
Election to Participate or Terminate Participation
          An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for shares. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month or other period to which the distribution relates.
          Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker’s position regarding participation in the distribution reinvestment plan.
          Our board of trustees reserves the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.
          Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.
          Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.
          Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.
Reports to Participants
          Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and other applicable information regarding the participant’s participation in the plan.
Excluded Distributions
          Our board of trustees may designate that certain cash or other distributions will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of trustees will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of trustees determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of trustees would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional common shares. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all shareholders, however the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.
Federal Income Tax Considerations
          Taxable participants will incur tax liability for interest income allocated to them even though they have elected not to receive their distributions in cash but rather to have such distributions reinvested under our distribution reinvestment plan. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.
Amendment and Termination
          We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days’ prior written notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
          We are a newly organized Maryland real estate investment trust that expects to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. In addition to our investments in secured loans, we intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors; purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. When we acquire properties, we most often will do so through a special purpose entity formed for such purpose or a joint venture formed with a single-family residential developer, homebuilder, real estate developer or other real estate investor, with us providing equity and/or debt financing for the newly-formed entity. In limited circumstances, and in accordance with the federal tax rules for REITs and the exemptions from registration under the Investment Company Act, we may make equity investments through special purpose entities in land for development into single-family lots, new and model homes and finished lots. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly. We also intend to make indirect investments in properties through secured loans to third party entities affiliated with single-family residential developers/homebuilders, and we may seek an increased return by also entering into participation agreements with the real estate developer or joint venture entity, or by providing credit enhancements for the benefit of those entities that are associated with residential real estate financing transactions. The participation agreements and credit enhancements will come in a variety of forms, including profit agreements, ownership interests, participating loans, guarantees, pledges of assets, letters of credit and tri-party inter-creditor agreements.
          The net proceeds of this offering will provide funds to enable us to make these real estate-related investments. As of the date of this prospectus, we had not yet commenced operations or entered into any arrangements to make any specific investments. The number of investments we make will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment in real estate. See “Risk Factors.”
          We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our shareholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2008, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.
          The following discussion and analysis should be read in conjunction with the accompanying balance sheet and the notes thereto.

Critical Accounting Policies and Estimates
          Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.
Material Trends Affecting Our Business
          The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions, such as levels of employment, consumer confidence and income, availability of financing for acquisition, construction and permanent mortgages, interest rate levels and demand for housing. Sales of new homes are also affected by the condition of the resale market for used homes, including foreclosed homes. Housing demand is, in general, adversely affected by increases in interest rates, housing costs and unemployment and by decreases in the availability of mortgage financing.
          The recent disruption of mortgage markets, in combination with a significant amount of negative national press discussing chaos in mortgage markets and the poor condition of the national housing industry, including declining home prices, have made potential new home purchasers and real estate lenders very cautious. We anticipate that this may result in a slowing of the sales of finished lots developed by our clients in certain markets; however, we believe that the prices of those lots should not change materially.
          Nationally, the number of new single-family residential homes sold has been declining and average and median sales prices have been falling. The sales of new single-family residential homes in December 2007 were at a seasonally adjusted annual rate of 605,000 units, according to estimates released jointly by the U.S. Census Bureau and the Department of Housing and Urban Development. This is approximately 41% below the December 2006 estimate of 1,019,000 units. According to the same sources, the average sales price of new houses sold in December 2007 was $267,300; the median sales price was $219,200. This is approximately 14.2% below the December 2006 average sales price of $311,600 and approximately 11% below the December 2006 median sales price of $246,900. The seasonally adjusted estimate of new houses for sale at the end of December was 493,000, which represents a supply of 9.5 months at the December sales rate. The seasonally adjusted estimate of new houses for sale at the end of December 2006 was 535,000, which represents a supply of 6.2 months at the December 2006 sales rate.
          According to the same sources, new single-family residential home permits and starts have also declined nationally, as a result and in anticipation of a rising supply of new single-family residential homes and a declining demand for new single-family residential homes. Single-family homes authorized by building permits in December 2007 were at a seasonally adjusted annual rate of 702,000 units. This is 26.5% below the December 2006 estimate of 1,181,000 units. Single-family home starts were at a seasonally adjusted annual rate of 784,000 units. This is 36.8% below the December 2006 estimate of 1,241,000 units.
          We believe that select housing markets across the United States are presently reacting to several years of unsustainable appreciation in home prices and speculation and homebuilding economics that created overbuilding. Housing markets generally are declining on a national basis with those declines and difficulties most pronounced in those markets that had experienced rapid growth, steep increases in property values and speculation, such as in California, Florida, Arizona and Nevada. In these markets, the supply of new and existing homes, finished lots and lots under development and to-be developed exceed present, short-term demand. Also, we believe as a result of the significant and, in some cases, rapid decline in the price of a new home in those markets, that consumer confidence has declined and that such consumers have postponed a new home purchase until home prices stabilize.

Additionally, we believe that in select housing markets across the United States, to restore market balance, new and existing homes prices will continue to decrease and, for homebuilders to restore profitability, the price of finished lots and land must also decrease. We believe that this reduction in single-family home, finished lot and land prices is necessary to correct unfavorable market conditions in select housing markets necessitated for various reasons. These reasons include: oversupply and high inventory levels of unentitled and entitled land and lots, finished and/or new and existing homes; price declines of new and existing homes; slower absorption rates increasing carry and opportunity cost of owning lots and finished home inventories. We further believe that in the short-term, lots and land in many markets in the United States will be sold at reduced prices due to the current oversupply and other temporary negative market factors. Markets where supply currently exceeds demand should return to equilibrium as inventories are reduced. Markets with sound housing fundamentals such as employment, in-migration, increasing household formation and affordability should experience a continued and robust long-term demand for lots and land to facilitate new single-family home starts. For example, we expect that the abandonment and cessation of development activities in overbuilt markets such as Phoenix, Las Vegas and California make it quite possible that, within the next 18 to 30 months, there will be shortages of available residential lots in these markets, which will restore demand and the underlying prices for those lots.
          We believe that the long-term demand for single-family residential housing in the United States remains strong. According to a recent article by the Homeownership Alliance, which is a Washington, D.C.-based coalition of more than 15 organizations committed to ensuring support for the American housing system, new single-family home annual starts over the ten year period 2004-2013 are projected to fall in a range from 1,316,000 to 1,628,000 units per year, and new single-family home annual sales during that same period are projected to fall in a range from 970,000 to 1,130,000 units per year.
          The National Association of Home Builders forecasts average new single-family home annual starts over the ten year period 2006-2015 to be 1,447,000, ranging from a low of 1,330,000 to a high of 1,507,000, and the average annual new single-family home sales during that same period to be 1,068,000, ranging between 951,000 and 1,117,000 units per year.
          Long-term demand will be fueled by a growing population, household formation, population migration and immigration. The U.S. Census Bureau forecasts that California, Florida and Texas will account for nearly one-half of the total U.S. population growth between 2000 and 2030 and that the total population of Arizona and Nevada will double during that period. The U.S. Census Bureau projects that between 2000 and 2030 the total populations of Arizona and Nevada will grow from approximately 5 million to over 10.7 million and from approximately 2 million to nearly 4.3 million, respectively; Florida will grow nearly 80% between 2000 and 2030 from nearly 16 million to nearly 28.7 million; Texas population will increase 60% between 2000 and 2030 from nearly 21 million to approximately 33.3 million; and California will grow 37% between 2000 and 2030, from approximately 34 million to nearly 46.5 million.
          While housing woes beleaguer the national economy, Texas housing markets have held up as some of the best in the country. We believe the Texas markets have remained fairly healthy due to strong demographics, economies and housing affordability ratios. The table below illustrates the recent declines in home price appreciation nationally, as well as in California and Florida, while showing that Texas has not experienced such declines.

          10 Year Home Price Appreciation
          Source: Office of Federal Housing Enterprise Oversight and Real Estate Center at Texas A&M University
          The National Association of Home Builders estimates that the median new home prices for 2007 in the metropolitan areas of Austin, Houston, Dallas, San Antonio and Lubbock are $188,025, $204,895, $207,076, $160,764 and $97,199, respectively. These amounts are below the December 2007 national median sales price of new homes sold of $219,500. Using the Department of Housing and Urban Development’s estimated 2007 median family income for the respective metropolitan areas of Austin, Houston, Dallas, San Antonio and Lubbock, the median income earner in those areas has 1.32 times, 1.00 times, 1.08 times, 1.20 times and 1.80 times the income required to qualify for a mortgage to purchase the median priced new home in the respective metropolitan area. Using the U.S. Census Bureau’s income data to project estimated median income for the United States for 2007 of $59,000 and the December 2007 national median sales prices of new homes sold of $219,500, we conclude that the national median income earner has 0.97 times the income required to qualify for a mortgage loan to purchase the median priced new home in the United States. We further conclude that the aforementioned Texas metropolitan areas have new home housing affordability ratios that are 1.03 to 1.86 times the national new home housing affordability ratio. The above housing affordability is determined as the ratio of median family income to the income required to qualify for a 90 percent, 30-year fixed-rate mortgage to purchase the median-priced new home, assuming an annual mortgage insurance premium of 50 basis points for private mortgage insurance and a cost that includes estimated property taxes and insurance for the home.
          The United States Department of Labor reports that as of December 2007, Texas led the nation with the largest job gains over the past twelve months with 218,600 new jobs created. This is over 2.5 times greater than the number of jobs created during this period in the nation’s second largest state for job growth, Florida, and more than 2.75 times the jobs created during this period in the nation’s third largest state for job growth, California. The United States Department of Labor reports that the largest over-the-year percentage increases in employment in the country’s large metropolitan areas were recorded in the four top metropolitan areas of Texas: Austin-Round Rock (+4.2%), Houston-Sugar Land-Baytown, (+3.9%), San Antonio (+3%), and Dallas-Fort Worth-Arlington, (+2.9%). The Texas metropolitan areas of Austin, Houston, Dallas, San Antonio and Lubbock experienced, during the last twelve months, the creation of 22,700, 94,200, 66,500, 18,800 and 3,800 new jobs, respectively.

          The United States Census Bureau reported in its 2007 Estimate of Population Change July 1, 2006 to July 1, 2007 that Texas led the country in population growth during that period. The estimate concluded that Texas grew by 496,751 people, or 2.12%, a number which was 1.6 times greater than the next closest state in terms of raw population growth, California, and more than 2.5 times the second closest state in terms of raw population growth, Georgia. The United States Census Bureau also reported that among the 10 counties that added the largest number of residents between July 1, 2006 and July 1, 2007, half were in Texas (Harris (Houston), Tarrant (Fort Worth), Bexar (San Antonio), Collin (North Dallas) and Travis (Austin)). On June 28, 2007, the United States Census Bureau reported that Texas’ five major cities — Austin, Houston, San Antonio, Dallas and Fort Worth — were among the top ten in the nation for population growth from 2005 to 2006. San Antonio was second in the nation with a population change of 33,084 from July 1, 2005 to July 1, 2006, Fort Worth was third in the nation with a population change of 30,201 during that period, Houston was fourth in the nation with a population change of 26,554 during that period, Austin was sixth in the nation with population change of 18,630 during that period, and Dallas was eighth in the nation with a population change of 16,676 during that period.
          The Winter 2008 U.S. Market Risk Index, a study prepared by PMI Mortgage Insurance Co., the U.S. subsidiary of The PMI Group, Inc., which ranks the nation’s 50 largest metropolitan areas according to the likelihood that home prices will be lower in two years, reported that Texas cities lead the nation in home price stability. The San Francisco-based company recently analyzed housing price trends in 50 U.S. metropolitan areas for its quarterly report, released January 15, 2008. The index also considers the impact of foreclosure rates and excess housing supply and the consequential impact on home prices. The study predicts there is less than a 1% chance that the Dallas/Fort Worth-area, Houston area, San Antonio, and Austin area home prices will fall during the next two years. All Texas metropolitan areas included in the report are in the Top 10 least likely areas to experience a decline in home prices in two years of the nation’s 50 largest metropolitan areas. Fort Worth-Arlington, Texas is the nation’s least likely metropolitan area included in the study to see a price decline in the next two years, Dallas-Plano-Irving, Texas is second-least likely, Houston-Sugar Land-Baytown, Texas is fourth-least likely, San Antonio, Texas is fifth-least likely and Austin, Texas is ninth-least likely.
          In Texas markets, homebuilders and developers remain disciplined on new home construction and project development. New home starts have been declining year-on-year and are outpaced by new home sales in all of our Texas markets where such data is readily available. Inventories of finished new homes and finished lot supplies are healthy, with the exception of Dallas-Fort Worth, where homebuilders have slowed housing starts as the market had become slightly oversupplied with finished new homes and finished lot supplies. Management anticipates the annual new home start pace will decline another 10% to 20% from 2007 levels in Texas markets as the Texas economy reverts to more moderate economic growth. The Federal Reserve Bank of Dallas has stated that although the Texas economy weakened in the fourth quarter of 2007, the Texas economy “is still quite healthy and stronger than the national economy.”
          We believe that Austin continues to be one of the strongest homebuilding markets in the country. Annual new home sales in Austin outpace starts 14,810 versus 13,896, with annual new home sales declining year-on-year by approximately 10%. Finished housing inventory and finished lot supplies remain at healthy levels of 2.5 months and 22 months, respectively. We believe that San Antonio is also a strong homebuilding market. Annual new home sales in San Antonio outpace starts 15,564 versus 12,625, with annual new home sales declining year-on-year by approximately 8.5%. Finished housing inventory and finished lot supplies remain at healthy levels of 2.3 months and 26.1 months, respectively. We also believe that Houston is a healthy homebuilding market. Annual new home sales in Houston outpace starts 42,960 versus 38,117, with annual new home sales declining year-on-year by approximately 11%. Finished housing inventory has been increasing to a 2.8 month supply, slightly above the considered equilibrium of 2 to 2.5 months supply. Finished lot supplies remain at very healthy levels of 22.3 months. All numbers are as publicly released by Metrostudy, a leading provider of primary and secondary market information.
          The Real Estate Center at Texas A&M University has reported that the sales of existing homes remain healthy in several Texas markets, as well. The number of months of home inventory for sale in Austin, San Antonio, Houston, Dallas, Fort Worth and Lubbock is 4.2 months, 6 months, 6 months, 5.8 months, 5.8 months, and 5.4 months, respectively. A 6-month supply of inventory is considered a balanced market with more than 6 months of inventory generally being considered a buyer’s market and less than 6 months of inventory generally being considered a seller’s market. As of December, the number of existing homes sold year-to-date in (a) Austin is 27,974, down 7.6% year-on-year; (b) San Antonio is 23,820, down 9% year-on-year; (c) Houston is 77,581, down 4.2% year-on-year, (d) Dallas is 57,332, down 7.5% year-on-year, (e) Fort Worth is 11,415, down 4.6% year-on-year, and (f) Lubbock is 3,485, up 4.5% year-on-year.
          The Office of Federal Housing Enterprise Oversight (“OFHEO”) reports that Texas had healthy existing home price appreciation between the fourth quarter of 2006 and the fourth quarter of 2007 of 5.21%. That same report provides that existing home price appreciation between the fourth quarter of 2006 and the fourth quarter of 2007 for (a) Austin is 7.95%, (b) San Antonio is 8.25%, (c) Houston is 4.79%, (d) Dallas is 2.95%, (e) Fort Worth is 2.89%, and (f) Lubbock is 0.34%. The OFHEO tracks average house price changes in repeat sales or refinancings of the same single-family properties utilizing conventional, conforming mortgage transactions.
          In managing and understanding the markets and submarkets in which we intend to make loans, we will monitor the fundamentals of supply and demand. We will monitor the economic fundamentals in each of the markets in which we make loans by analyzing demographics, household formation, population growth, job growth, migration, immigration and housing affordability. We also will monitor movements in home prices and the presence of market disruption activity, such as investor or speculator activity that can create false demand and an oversupply of homes in a market. Further, we will study new home starts, new home closings, finished home inventories, finished lot inventories, existing home sales, existing home prices, foreclosures, absorption, prices with respect to new and existing home sales, finished lots and land, and the presence of sales incentives, discounts, or both, in a market.
          We will face a risk of loss resulting from adverse changes in interest rates. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. In most instances, the loans we make will be junior in the right of repayment to senior lenders, who will provide loans representing 60% to 75% of total project costs. As senior lender interest rates available to our borrowers increase, demand for our mortgage loans may decrease, and vice versa.
          Developers and homebuilders to whom we intend to make loans and with whom we intend to enter into subordinate debt positions will use the proceeds of our loans and investments to develop raw real estate into residential home lots and construct homes. The developers obtain the money to repay our development loans by reselling the residential home lots to homebuilders or individuals who build single-family residences on the lots, or by obtaining replacement financing from other lenders. Homebuilders obtain the money to repay our loans by selling the homes they construct, or by obtaining replacement financing from other lenders. If interest rates increase, the demand for single-family residences may decrease. Also, if mortgage financing underwriting criteria become more strict, demand for single-family residences may decrease. In such an interest rate and/or mortgage financing climate, developers and builders may be unable to generate sufficient income from the resale of single-family residential lots and homes to repay loans from us, and developers’ and builders costs of funds obtained from lenders in addition to us may increase, as well. Accordingly, increases in single-family mortgage interest rates or decreases in the availability of mortgage financing could increase the number of defaults on loans made by us.
Results of Operations
          As of the date of this prospectus, we have not commenced any significant operations. We will not commence any significant operations until we have issued at least 50,000 shares pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate and the debt markets generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources
          We will not commence any significant operations until we have issued at least 50,000 shares pursuant to this offering. Our principal demands for funds will be for real estate-related investments, for the payment of operating expenses, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for investments from the net proceeds of this offering and from financings.
          There may be a delay between the sale of our shares and the making of real estate-related investments, which could result in a delay in our ability to make distributions to our shareholders. We expect to have little, if any, cash flow from operations available for distribution until we make investments and intend to commence monthly distributions when we begin to receive interest income. In addition, to the extent our investments are in development projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operation.
          We intend to use debt as a means of providing additional funds for the acquisition or origination of secured loans, acquisition of properties and the diversification of our portfolio. There is no limitation on the amount we may borrow for the purchase or origination of a single secured loan, the purchase of any individual property or other investment. Under our declaration of trust, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. In addition to our declaration of trust limitation, our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. We also intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value.
          We intend to utilize leverage at both the asset level and the entity level. Although we may acquire investments free and clear of indebtedness, we intend to encumber investments using land acquisition, development, home and lot indebtedness. We expect that the asset level indebtedness will be either interest only or be amortized over the expected life of the asset. We expect this asset indebtedness may be from a senior commercial lender between 50% and 90% of the fair market value of the asset. We expect that the entity-level indebtedness will be a revolving credit facility permitting us to borrow up to an agreed-upon outstanding principal amount. We also expect that the entity-level indebtedness will be secured by a first priority lien upon all of our existing and future acquired assets.
          Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated from interest income from loans and income from other investments or out of non-liquidating net sale proceeds from the sale of our loans, properties and other investments. Alternatively, a lender may require its own formula for escrow of capital reserves.
          Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the repayment of loans, sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.
Contractual Obligations
          We had no contractual obligations as of the date of this prospectus.

Related-Party Transactions and Agreements
          We have entered into agreements with UMTH GS, our advisor, and its affiliates, whereby we agree to pay certain fees to, or reimburse certain expenses of, our advisor or its affiliates. See the “Management Compensation” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.
          We are likely to enter into joint ventures with UDF I, UDF II, UDF III, UDF LOF or other affiliated programs.
          We intend to enter into an agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD that provides that, when the investment meets our investment objectives including cash flow, capital appreciation, investment horizon and risk tolerance, we will make such investments on a pro rata basis based on the amount of capital raised by each co-investor for investment and the amount of such capital that each co-investor has available for investment, to the extent practicable. UDF III does not make equity investments. UDF I, UDF II and UDF LOF may make equity investments in which we will not participate. We may make loans or participate in loans to borrowers in which UDF I, UDF II and/or UDF LOF and/or our advisor or its affiliates have an equity investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II, UDF III, UDF LOF and us to each make an investment on such pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that are suitable for us on a pro rata basis with UDF I, UDF II, UDF III and UDF LOF or otherwise. The structure of our participation in investments may vary and will be determined on a case-by-case basis. We may, but are not obligated to, commit to purchase participations in loans and investments made by UDF I, UDF II, UDF III or UDF LOF before we commence operations.
Quantitative and Qualitative Disclosures About Market Risk.
          Market risk is the exposure to loss resulting from adverse changes in market prices, interest rates, foreign currency exchange rates, commodity prices and equity prices. A significant market risk to which we will be exposed is interest rate risk, which is sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. Another significant market risk is the market price of finished homes and lots. The market price of finished homes or lots is driven by the demand for new single-family homes and the supply of unsold homes and finished lots in a market. The change in one or both of these factors can have a material impact on the cash realized by our borrowers and resulting collectibility of our loans and interest.
          Demand for our secured loans and the amount of interest we collect with respect to such loans depends on the ability of borrowers of real estate construction and development loans to sell single-family lots to homebuilders and the ability of homebuilders to sell homes to homebuyers.
          The single-family lot and residential homebuilding market is highly sensitive to changes in interest rate levels. As interest rates available to borrowers increase, demand for secured loans decreases, and vice versa. Housing demand is also adversely affected by increases in housing prices and unemployment and by decreases in the availability of mortgage financing. In addition, from time to time, there are various proposals for changes in the federal income tax laws, some of which would remove or limit the deduction for home mortgage interest. If effective mortgage interest rates increase and/or the ability or willingness of prospective buyers to purchase new homes is adversely affected, the demand for new homes may also be negatively affected. As a consequence, demand for and the performance of our real estate finance products may also be adversely impacted.
          We will seek to mitigate our single-family lot and residential homebuilding market risk by closely monitoring economic, project market, and homebuilding fundamentals. We will review a variety of data and forecast sources, including public reports of homebuilders, mortgage originators and real estate finance companies; financial statements of developers; project appraisals; proprietary reports on primary and secondary housing market data, including land, finished lot, and new home inventory and prices and concessions, if any; and information provided by government agencies, the Federal Reserve Bank, the National Association of Home Builders, the National Association of Realtors, public and private universities, corporate debt rating agencies, and institutional investment banks regarding the homebuilding industry and the prices of and supply and demand for single-family residential homes.
          In addition, we further will seek to mitigate our single-family lot and residential homebuilding market risk by having our asset manager assign an individual asset manager to each secured note or equity investment. This individual asset manager will be responsible for monitoring the progress and performance of the builder or developer and the project as well as assessing the status of the marketplace and value of our collateral securing repayment of our secured loan or equity investment.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
          The following is a summary of some non-tax considerations associated with an investment in our common shares of beneficial interest by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
          Our management has attempted to structure us in such a manner so as to be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.
          In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:
•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Taxation of Tax-Exempt Shareholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable.
          Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity
          Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we receive payment on our loans or sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a shareholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation Requirements
          Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.
          Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two full fiscal years after the termination of this offering or the termination of any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to shareholders of net proceeds from our investments prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning two full fiscal years after the last offering of our shares, our board of trustees will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our investments or of our enterprise as a whole.
          We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

          There can be no assurance, however, with respect to any estimate of value that we prepare, that:
•	the estimated value per share would actually be realized by our shareholders upon liquidation, because these estimates do not necessarily indicate that all loans will be paid in full or the price at which properties can be sold;

•	our shareholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
          Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
          In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our trustees would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as shareholders. If this were to occur, certain contemplated transactions between us and our trustees and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our trustees and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets — Definition
          Section 3(42) of ERISA now defines “plan assets” in accordance with previously issued Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the Pension Protection Act of 2006 (PPA), provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:
•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception
          The shares we are offering will not be issued by a registered investment company. Therefore, we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.
Publicly Offered Securities Exemption
          As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
          Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.
          The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.
Plan Assets — Operating Company Exception
          If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.
          While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.
          Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.
Plan Assets — Not Significant Investment Exception
          The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.
Consequences of Holding Plan Assets
          In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as a fiduciaries with respect to each Plan or IRA shareholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.
          If our management or affiliates were treated as fiduciaries with respect to Plan or IRA shareholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA participants with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions
          Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.
          A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.
Prohibited Transactions — Consequences
          ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES
          We were formed under the laws of the state of Maryland. The rights of our shareholders are governed by Maryland law as well as our declaration of trust and bylaws. The following summary of the terms of our common shares is only a summary, and you should refer to the Maryland REIT law and our declaration of trust and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our declaration of trust and bylaws. Copies of our declaration of trust and bylaws are available upon request.
          Our declaration of trust authorizes us to issue up to 400,000,000 shares of beneficial interest, of which 350,000,000 shares are designated as common shares at $0.01 par value per share and 50,000,000 shares are designated as preferred shares at $0.01 par value per share. As of the date of this prospectus, 10,000 of our common shares were issued and outstanding, and no preferred shares were issued and outstanding. Our board of trustees may amend our declaration of trust to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our shareholders.
          Our declaration of trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of shares, subject to certain restrictions, including the express terms of any class or series of shares outstanding at the time. We believe that the power to classify or reclassify unissued shares and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
          Our declaration of trust and bylaws contain certain provisions that could make it more difficult to acquire control of our trust by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our trust to negotiate first with our board of trustees. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. See the “Risk Factors — Risks Related to an Investment in United Development Funding IV” section of this prospectus.
          To the extent that our board of trustees determines that the Maryland REIT Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland REIT Law are mandatory under Maryland law.
Common Shares
          Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights and generally have no appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Our common shares have equal distribution, liquidation and other rights.

Preferred Shares
          Our declaration of trust authorizes our board of trustees to issue one or more classes or series of preferred shares without shareholder approval (provided that the issuance of preferred shares must also be approved by a majority of independent trustees not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. If we ever created and issued preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage the following:
•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.
          Also, our board of trustees, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of our common shares.
          We currently have no preferred shares issued or outstanding. Our board of trustees has no present plans to issue preferred shares, but it may do so at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
          Subject to the restrictions in our declaration of trust on transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each holder of common shares is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our board of trustees, which means that the holders of a majority of our outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining common shares will not be able to elect any trustees.
          Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or engage in a merger unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of these matters, as well as our termination, our consolidation with one or more other entities into a new entity and the sale, lease, exchange or other transfer of all or substantially all of our assets, by the affirmative vote of a majority of the votes entitled to be cast.
          However, under the Maryland REIT Law and our declaration of trust, the following events do not require shareholder approval:
•	share exchanges and certain mergers in which we are the successor; and

•	transfers of less than substantially all of our assets.
          Also, our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our shareholders.
          An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report to our shareholders. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, the president or the chief executive officer or upon the written request of shareholders holding at least 10% of our outstanding shares. Upon receipt of a written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence, either in person or by proxy, of shareholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.
          Our shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and the number of shares owned by each shareholder, and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Shareholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting shareholder represent to us that the list and records will not be used to pursue commercial interests.
Restrictions on Ownership and Transfer
          In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our shareholders’ ownership of our shares:
•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
          See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our declaration of trust provides (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares or more than 9.8% of the number or value (in either case as determined in good faith by our board of trustees) of any class or series of our outstanding common shares. The 9.8% common share ownership limit must be measured in terms of the more restrictive of value or number of shares. Our board of trustees, in its sole discretion, may waive this ownership limit if evidence satisfactory to our trustees is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our trustees determine that it is no longer in our best interests to continue to qualify as a REIT.
          Additionally, our declaration of trust further prohibits the transfer or issuance of our shares if such transfer or issuance:
•	with respect to transfers only, results in our common shares being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
          Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our shares which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of trustees on such securities for the benefit of the charitable beneficiary. Our declaration of trust further entitles the trustee of the beneficial trust to vote all Excess Securities.
          The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
          In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the declaration of trust. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our declaration of trust to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.
          Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of trustees determines it is no longer in our best interest to continue to qualify as a REIT.
          The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of trustees based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.
Distribution Policy and Distributions
          We intend to pay regular monthly distributions to our shareholders. We intend to calculate our monthly distributions on a daily record and declaration date. Therefore, new investors could be entitled to distributions immediately upon the purchase of their shares. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We cannot predict when we will begin making distributions to our shareholders.
          Distributions to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the shareholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a capital gain. We will annually notify shareholders of the taxability of distributions paid during the preceding year.
          Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions will be authorized at the discretion of our board of trustees, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:
•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of borrowers to meet their obligations under the loans;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	the ability of our clients to sell finished lots to homebuilders and the ability of homebuilders to sell new homes to home buyers;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.
          We must distribute to our shareholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Annual Distribution Requirements” section of this prospectus. Our trustees may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations” section of this prospectus.
Listing
          At this time, we have no intention to list our shares. We will seek to list our common shares of beneficial interest for trading on a national securities exchange when and if our independent trustees believe listing would be in the best interest of our shareholders. We do not anticipate that there will be any market for our common shares unless and until our shares are listed.
Shareholder Liability
          The Maryland REIT Law provides that our shareholders:
•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of trustees; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
          Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the trust.
          A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
          After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

          These super-majority vote requirements do not apply if the trust’s shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
          The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has exempted any business combination with UMTH GS or any affiliate of UMTH GS. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and UMTH GS or any affiliate of UMTH GS. As a result, UMTH GS or any affiliate of UMTH GS may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
          The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
          With some exceptions, Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:
•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also trustees.
          “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.
          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our declaration of trust or bylaws.
          As permitted by Maryland REIT Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our shares by any person.
Subtitle 8
          Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.
          Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of trustees be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of trustees.
Tender Offer by Shareholders
          Our declaration of trust provides that any tender offer made by a shareholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering shareholder must provide us with notice of such tender offer at least ten business days before initiating the tender offer. If the offering shareholder does not comply with the provisions set forth above, we will have the right to redeem that shareholder’s shares and any shares acquired in such tender offer. In addition, the non-complying shareholder will be responsible for all of our expenses in connection with that shareholder’s noncompliance.
Advance Notice of Trustee Nominations and New Business
     Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of trustees at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees, or (iii) provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Share Redemption Program
          We have adopted a share redemption program that enables our shareholders to sell their shares back to us in limited circumstances. This program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
          Our shareholders who have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.
          Except as described below for redemptions upon the death of a shareholder (in which case we may waive the minimum holding periods), the purchase price for the redeemed shares, for the period beginning after a shareholder has held the shares for a period of one year, will be (1) 92% of the purchase price actually paid for any shares held less than two years, (2) 94% of the purchase price actually paid for any shares held for at least two years but less than three years, (3) 96% of the purchase price actually paid for any shares held at least three years but less than four years, (4) 98% of the purchase price actually paid for any shares held at least four years but less than five years and (5) for any shares held at least five years, the lesser of the purchase price actually paid or the then-current fair market value of your shares as determined by the most recent annual valuation of our shares. However, at any time we are engaged in an offering of our shares, the per share price for shares purchased under our redemption program will always be equal to or less than the applicable per share offering price. The price we will pay for redeemed shares will be offset by any net proceeds from capital transactions previously distributed to the redeeming shareholder in respect of such shares as a return of capital. In no event will the total amount paid for redeemed shares, including any net proceeds from capital transactions previously distributed to the redeeming shareholder in respect of the redeemed shares as a return of capital, exceed the then-current offering price. Distributions of cash available for distribution from our operations will not effect the price we will pay in respect of our redeemed shares. Although we do not intend to make distributions in excess of available cash, we are not precluded from doing so. Any such distributions would be a return of capital to shareholders and would offset the price we will pay for redeemed shares. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Shares.”
          We reserve the right in our sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish our share redemption program. In the event that we change the purchase price for redemption or terminate or suspend the program, we will send our shareholders written notice of such changes, termination or suspension at least 30 days prior to the date the change, termination or suspension will become effective.
          In addition, and subject to the conditions and limitations described below, we will redeem shares, upon the death of a shareholder, including shares held by such shareholder through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder or the recipient of the shares through bequest or inheritance. We must receive such written notice within 180 days after the death of the shareholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the shareholder is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.
          The purchase price for shares redeemed upon the death of a shareholder will be the lesser of (1) the purchase price the shareholder actually paid for the shares or (2) $20.00 per share. The price we will pay for shares redeemed upon the death of a shareholder will be offset by any net proceeds from capital transactions previously distributed to the deceased shareholder, or his or her estate, in respect of such shares as a return of capital contributions. In no event will the total amount paid for redeemed shares, including any net proceeds from capital transactions previously distributed to the deceased shareholder, or his or her estate, in respect of the redeemed shares as a return of capital, exceed the then-current offering price. Distributions of cash available for distribution from our operations will not effect the price we will pay in respect of our redeemed shares. Although we do not intend to make distributions in excess of available cash, we are not precluded from doing so. Any such distributions would be a return of capital to shareholders and would offset the price we will pay for redeemed shares.
          We will redeem shares upon the death or bankruptcy of a shareholder only to the extent that we decide to waive any applicable holding period requirements and have sufficient funds available to us to fund such redemption.
          Our share redemption program, including the redemption upon the death of a shareholder, is available only for shareholders who purchase their shares directly from us or certain transferees, and is not intended to provide liquidity to any shareholder who acquired his or her shares by purchase from another shareholder. In connection with a request for redemption, the shareholder or his or her estate, heir or beneficiary will be required to certify to us that the shareholder either (1) acquired the shares to be repurchased directly from us or (2) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.
          We intend to redeem shares monthly under the program. In respect of shares redeemed upon the death of a shareholder, we will not redeem in excess of 1% of the weighted average number of shares outstanding during the prior twelve-month period immediately prior to the date of redemption, and the total number of shares we may redeem at any time will not exceed 10% of our outstanding shares measured as of exactly the same date as the date of redemption in the prior calendar year. Our board of trustees will determine from time to time whether we have sufficient excess cash from operations to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year, plus any net proceeds from our distribution reinvestment plan.
          We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the shareholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, (2) ask that we redeem their shares for an amount equal to the then-current net asset value of the shares, as determined by our board of trustees in its sole discretion, if the then-current net asset value of the shares is less than the repurchase price that otherwise would be paid for the shares under the redemption program, or (3) ask that we honor the original request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting shareholders in any given redemption period, as follows: first, pro rata as to redemptions upon the death of a shareholder; next, pro rata to shareholders who have requested redemption of their shares at the then-current net asset value as determined by our board of trustees in its sole discretion; next, pro rata to shareholders who demonstrate to our satisfaction another involuntary exigent circumstance, such as bankruptcy; and, finally, pro rata as to other redemption requests, in weighted pools, until all other requests for redemption have been met. With respect to this last category of pending requests, each pending redemption request will be sorted into pools according to the month in which each such redemption request was presented to us. Each pool will be weighted by multiplying the number of shares in such pool by the number of months that have passed since such shares were presented to us for redemption. By way of example, if 10,000 shares are presented in January but only 1,000 of those shares are redeemed due to insufficient funds available for full redemption, after two months the January pool would be weighted as if there were 18,000 shares in the pool (10,000 less 1,000 = 9,000 x 2 months = 18,000 shares) and future funds available for redemptions will be allocated among any outstanding pools based upon the weighted number of shares in such pools. Once funds are allocated to the outstanding pools, the allocated funds will be used to honor pending redemption requests pro rata.

          A shareholder or his or her estate, heir or beneficiary may present to us fewer than all of its shares then-owned for redemption, provided, however, that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. In the event a shareholder tenders all of his or her shares for redemption, our board of trustees, in its sole discretion, may waive the one-year holding period for shares purchased pursuant to our distribution reinvestment plan. A shareholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to us of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. Shareholders may withdraw a redemption request at any time prior to the date for redemption.
          Beginning five years after the closing of this offering or any subsequent offering of our shares, we intend to limit the amount of proceeds from capital transactions we use for reinvestment in order to have more funds available to repurchase shares from shareholders wishing to sell their shares back to us (subject to all applicable regulatory requirements and restrictions). We currently intend to redeem shares at that time for a purchase price equal to or less than the then-current net asset value of our shares as determined by our board of trustees in its sole discretion.
          Our share redemption program is only intended to provide limited interim liquidity for our shareholders until our liquidation, since there is no public trading market for our shares and we do not expect that any public market for our shares will ever develop. Our board of trustees, in its sole discretion, may choose to terminate or suspend our share redemption program at any time it determines that such termination or suspension is in our best interest, or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a shareholder. We will terminate our share redemption program during the distribution of our common shares of beneficial interest in the event that our shares become listed on a national securities exchange or in the event that a secondary market for our shares develops. Shares owned by our sponsor or its affiliates will not be redeemed pursuant to our share redemption program. Neither our advisor nor any of its affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program.
          We will cancel the shares we purchase under the share redemption program and will not reissue the shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws and our declaration of trust.
          The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from shareholders by any other legally available means for any reason that our board of trustees, in its discretion, deem to be in our best interest.
Restrictions on Roll-up Transactions
          A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:
•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in shareholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

          In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our shareholders in connection with any proposed Roll-up Transaction.
          In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to shareholders who vote “no” on the proposal the choice of:
(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:
(a)	remaining as holders of our common shares and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.
          We are prohibited from participating in any Roll-up Transaction:
•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the shareholders.

FEDERAL INCOME TAX CONSIDERATIONS
General
          The following is a summary of material federal income tax considerations associated with an investment in our common shares of beneficial interest. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.
          The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.
          We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.
Opinion of Counsel
          Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our shareholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2008, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We must emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.
Taxation of the Trust
          We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2008. We believe that, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. In addition, although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate secured loans, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. Pursuant to our declaration of trust, our board of trustees has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of trustees has the authority under our declaration of trust to make these elections without the necessity of obtaining the approval of our shareholders. In addition, our board of trustees has the authority to waive any restrictions and limitations contained in our declaration of trust that are intended to preserve our status as a REIT during any period in which our board of trustees has determined not to pursue or preserve our status as a REIT. Our board of trustees has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our shareholders.
          If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation.
          Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:
•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT
          In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our shareholders and recordkeeping.
     Organizational Requirements
          In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:
•	be a domestic corporation or trust;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 shareholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.
          As a Maryland real estate investment trust, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of trustees, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 shareholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2008 taxable year. In addition, our declaration of trust provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, for the year ending December 31, 2008, to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See the “— Taxation of Tax-Exempt Shareholders” section of this prospectus.
     Qualified REIT Subsidiaries
          A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, or TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.
     Other Disregarded Entities and Partnerships
          An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
          If a disregarded subsidiary of ours ceases to be wholly-owned (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
     Taxable REIT Subsidiaries
          A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
          The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.
          A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).
          Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
Gross Income Tests
          We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or secured loans on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:
•	rents from real property;

•	interest on debt secured by a lien on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from certain temporary investments.
          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.
          Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.
     Interest
          The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

          If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
          Interest on debt secured by a lien on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).
          Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by liens on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
     Fee Income
          We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a lien on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.
     Dividends
          Our share of any dividends received from any corporation (including any TRS that we form following the completion of this offering, and any other TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
     Rents from Real Property
          We currently do not intend to acquire real property with the proceeds of this offering other than through a TRS. Any amounts received by the TRS will not be included for purposes of the gross income tests.
     Hedging Transactions
          We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income or 75% gross income test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.
     Failure to Satisfy Gross Income Tests
          We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the Internal Revenue Service a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances we would qualify for the benefit of these relief provisions. In addition, as discussed above under “— Taxation of the Trust,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.
Asset Tests
          To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
          Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.
          Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.”
          We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not in all cases obtain new or independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire secured loans concerning the loan-to-value ratios for such secured loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the Internal Revenue Service will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.
     Failure to Satisfy Asset Tests
          If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:
•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
          If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
          If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the Internal Revenue Service a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.
Annual Distribution Requirements
          To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:
(A)	the sum of
(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus
(B)	the sum of certain items of non-cash income.
          In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).
          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the owners of our shares in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
          We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.
          We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.
          To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by the REIT, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders.”
          We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on secured loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. For any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable share dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.
          Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the Internal Revenue Service based on the amount of any deduction taken for deficiency dividends.
Failure to Qualify
          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Internal Revenue Code, corporate shareholders may be eligible for the dividends received deduction, and individual shareholders and other non-corporate shareholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.
Prohibited Transactions
          Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.
Foreclosure Property
          A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a secured loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. However, in order to avoid the 100% excise tax on prohibited transactions on foreclosure property that otherwise constitutes inventory or dealer property, we must satisfy a number of complex rules, one of which is that we operate the property through an independent contractor. It is possible that income we receive from property that we have acquired through foreclosure or other proceedings will not be qualifying income for purposes of the 75% gross income test. If we do receive any such income, we intend to make an election to treat the related property as foreclosure property.
Taxable Mortgage Pools
          An entity, or a portion of an entity, may be classified as a taxable mortgage pool (TMP) under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

          We do not intend to structure or enter into financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.
          If, notwithstanding our intent to avoid having the issuing entity in any of our financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a real estate mortgage investment conduit. The Internal Revenue Service, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the Internal Revenue Service for use in various tax calculations.
          Although we intend to structure our financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the Internal Revenue Service we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our shareholders and we must notify our shareholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to non-U.S. Shareholders (as defined in “Taxation of Shareholders — Taxation of Foreign Shareholders”) who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.
          If we recognize excess inclusion income, and one or more “Disqualified Organizations” are record holders of shares of shares, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our shares that are held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose share ownership gave rise to the tax. To the extent that our shares owned by Disqualified Organizations is held by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our shares held by the broker-dealer or other nominee on behalf of the Disqualified Organizations. A Disqualified Organization is any organization described in section 860E(e)(5) of the Internal Revenue Code, including (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and (vii) any rural electrical or telephone cooperative.
          If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any financing transaction that is a TMP in which we own all, or less than all, of the equity interests. We cannot assure you that we will be successful in this regard.
Taxation of Shareholders
     Taxation of Taxable U.S. Shareholders
          The phrase U.S. shareholder means a holder of our common shares of beneficial interest that for federal income tax purposes:
•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
          Distributions. As long as we qualify as a REIT, distributions we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.
          Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our shares. However, corporate owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.
          Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your shares by the difference between your share of the capital gain and your share of the credit.
          Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our shares you own, but rather, will reduce your adjusted tax basis in your shares. Assuming that the shares you own are a capital asset, to the extent that such distributions exceed your adjusted tax basis in the shares you own, you must include them in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).
          If we declare a dividend in October, November or December of any year that is payable to shareholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.
          To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.
          Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “— Taxable Mortgage Pools.”
          Dispositions of Our Shares. Any gain or loss you recognize upon the sale or other disposition of our shares will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the shares for more than one year. In addition, any loss you recognize upon a sale or exchange of our shares that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.
          Amounts that you are required to include in taxable income with respect to our shares you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our shares, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of shares. Generally, income you recognize with respect to our shares will be treated as investment income for purposes of the investment interest limitations.
          Information Reporting and Backup Withholding. We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:
•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.
          Any amount paid as backup withholding will be creditable against your federal income tax liability. For a discussion of the backup withholding rules as applied to foreign shareholders, see “— Taxation of Foreign Shareholders.”
Taxation of Tax-Exempt Shareholders
          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their UBTI. Provided that a tax-exempt shareholder (i) has not held our shares as “debt financed property” within the meaning of the Internal Revenue Code and (ii) has not used our shares in an unrelated trade or business, amounts that we distribute to tax-exempt owners generally should not constitute UBTI. However, a tax-exempt owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “— Taxable Mortgage Pools.” We intend to structure our financing transactions so that we will avoid recognizing any excess inclusion income.
          Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, which are exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.
          In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our shares could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts individually holding more than 10% of our shares collectively owns more than 50% of the value of our shares. However, the restrictions on ownership and transfer of our shares, as described under “Description of Common Shares — Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our shares, thus making it unlikely that we will become a pension-held REIT.
Taxation of Foreign Shareholders
          The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our shares applicable to shareholders that are not U.S. shareholders (non-U.S. shareholders).
          If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having non-U.S. shareholders as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.
          The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation.
          Ordinary Dividend Distributions. The portion of dividends received by a non-U.S. shareholder payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a non-U.S. shareholder will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares are (or is treated as) effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a foreign corporation). If a non-U.S. shareholder is the record holder of our shares, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless:
•	a lower income treaty rate applies and the non-U.S. shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder provides us with an Internal Revenue Service Form W-8ECI certifying that the distribution is effectively connected income.
          Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “— Taxable Mortgage Pools.” We intend to structure our financing transactions so that we will avoid recognizing any excess inclusion income.
          Non-Dividend Distributions. Distributions we make to a non-U.S. shareholder that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the non-U.S. shareholder’s adjusted tax basis in our shares at the time of the distribution and, as described below, the non-U.S. shareholder would otherwise be taxable on any gain from a disposition of our shares. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. shareholder may, however, seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the Internal Revenue Service by the non-U.S. shareholder.
          Capital Gain Dividends. Distributions that we make to a non-U.S. shareholder that are attributable to our disposition of U.S. real property interests (USRPI, which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the non-U.S. shareholder is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Internal Revenue Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to a non-U.S. shareholder, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a non-U.S. shareholder so long as (i) our shares are regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the non-U.S. shareholder owns (actually or constructively) no more than 5% of our shares at any time during the one-year period ending with the date of the distribution.
          Dispositions of Our Shares. Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our shares will constitute a USRPI. Our shares will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our shares will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders.
          Even if we do not constitute a domestically controlled REIT, a non-U.S. shareholder’s sale of our shares generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling non-U.S. shareholder has owned (actually or constructively) 5% or less of our outstanding shares at all times during a specified testing period.
          If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would generally be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.
          Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases. First, if the non-U.S. shareholder’s investment in our shares are effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will generally be subject to the same treatment as a U.S. shareholder with respect to such gain. Second, if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Other Tax Consequences
          Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our shares.
          State and Local Taxes. We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.
Tax Aspects of Our Operating Partnership
          The following discussion summarizes certain federal income tax considerations applicable to our investment in UDF IV OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
     Classification as a Partnership
          We will be entitled to include in our income a distributive share of UDF IV OP’s income and to deduct our distributive share of UDF IV OP’s losses only if UDF IV OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. UDF IV OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
          Even though UDF IV OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Gross Income Tests” above.
          Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. UDF IV OP qualifies for the Private Placement Exclusion. Moreover, even if UDF IV OP were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe UDF IV OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.
          We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that UDF IV OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, UDF IV OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of UDF IV OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, UDF IV OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.
          If for any reason UDF IV OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Gross Income Tests” and “— Asset Tests” above. In addition, any change in UDF IV OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of UDF IV OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, UDF IV OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing UDF IV OP’s taxable income.
     Income Taxation of the Operating Partnership and Its Partners
     Partners, Not a Partnership, Subject to Tax
          A partnership is not a taxable entity for federal income tax purposes. As a partner in UDF IV OP, we will be required to take into account our allocable share of UDF IV OP’s income, gains, losses, deductions and credits for any taxable year of UDF IV OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from UDF IV OP.
     Partnership Allocations
          Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. UDF IV OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties
          Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.
          Under the partnership agreement for UDF IV OP, depreciation or amortization deductions of UDF IV OP generally will be allocated among the partners in accordance with their respective interests in UDF IV OP, except to the extent that UDF IV OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of UDF IV OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.
     Basis in Operating Partnership Interest
          The adjusted tax basis of our partnership interest in UDF IV OP generally is equal to (1) the amount of cash and the basis of any other property contributed to UDF IV OP by us, (2) increased by (a) our allocable share of UDF IV OP’s income and (b) our allocable share of indebtedness of UDF IV OP, and (3) reduced, but not below zero, by (a) our allocable share of UDF IV OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of UDF IV OP.
          If the allocation of our distributive share of UDF IV OP’s loss would reduce the adjusted tax basis of our partnership interest in UDF IV OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from UDF IV OP or a reduction in our share of UDF IV OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in UDF IV OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
     Sale of the Operating Partnership’s Property
          Generally, any gain realized by UDF IV OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by UDF IV OP upon the disposition of a property acquired by UDF IV OP for cash will be allocated among the partners in accordance with their respective interests in UDF IV OP.
          Our share of any gain realized by UDF IV OP on the sale of any property held by UDF IV OP as inventory or other property held primarily for sale to customers in the ordinary course of UDF IV OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow UDF IV OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or UDF IV OP’s trade or business.

THE OPERATING PARTNERSHIP AGREEMENT
General
          UDF IV OP was formed in July 2008 to acquire, own and operate properties on our behalf. It is structured as an UPREIT, which we may utilize to provide for the acquisition of real property or mortgages from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as UDF IV OP, are deemed to be assets and income of the REIT.
          A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, UDF IV OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common shares. Finally, a limited partner in UDF IV OP may later exchange his or her limited partnership units in UDF IV OP for our common shares in a taxable transaction.
          The partnership agreement for UDF IV OP contains provisions that would allow, under certain circumstances, other entities, including other United Development Funding-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of UDF IV OP. In the event of such a merger, exchange or conversion, UDF IV OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of UDF IV OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders.
          We are the sole general partner of UDF IV OP, and our asset manager, UMTH LD, currently is the only limited partner of UDF IV OP. As the sole general partner of UDF IV OP, we have the exclusive power to manage and conduct the business of UDF IV OP.
          The following is a summary of certain provisions of the partnership agreement of UDF IV OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.
Capital Contributions
          As we accept subscriptions for shares, we will transfer the net proceeds of the offering to UDF IV OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. UDF IV OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If UDF IV OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to UDF IV OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause UDF IV OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of UDF IV OP and us.
Operations
          The partnership agreement requires that UDF IV OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that UDF IV OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in UDF IV OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.
          The partnership agreement provides that UDF IV OP will distribute cash flow from operations as follows:
•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our shareholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until the limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all UDF IV OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of UDF IV OP units that it holds and the REIT had distributed all such amounts to our shareholders (including the limited partners);

•	next, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all UDF IV OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of UDF IV OP units that we hold and we had distributed all such amounts to our shareholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in UDF IV OP.
          Similarly, the partnership agreement of UDF IV OP provides that taxable income is allocated to the limited partners of UDF IV OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in UDF IV OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in UDF IV OP.
          Upon the liquidation of UDF IV OP, after payment of debts and obligations, any remaining assets of UDF IV OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.
          In addition to the administrative and operating costs and expenses incurred by UDF IV OP in acquiring and operating real properties, UDF IV OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of UDF IV OP. Such expenses will include:
•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or our common shares; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of UDF IV OP.
          All claims between the partners of UDF IV OP arising out of the partnership agreement are subject to binding arbitration.
Exchange Rights
          The limited partners of UDF IV OP, including UMTH LD, have the right to cause their limited partnership units to be redeemed by UDF IV OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one of our common shares for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.
          Subject to the foregoing, limited partners of UDF IV OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the common shares offered hereby to limited partners of UDF IV OP in exchange for their limited partnership units. Rather, in the event a limited partner of UDF IV OP exercises its exchange rights and we elect to purchase the limited partnership units with our common shares, we expect to issue unregistered common shares or subsequently registered common shares, in connection with such transaction.
Amendments to the Partnership Agreement
          Our consent, as the general partner of UDF IV OP, is required for any amendment to the partnership agreement. We, as the general partner of UDF IV OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:
•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of UDF IV OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to UDF IV OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of UDF IV OP immediately before the transaction.
Termination of the Partnership
          UDF IV OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:
•	we declare for bankruptcy or withdraw from the partnership, provided however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.
Transferability of Interests
          We may not (1) voluntarily withdraw as the general partner of UDF IV OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in UDF IV OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to UDF IV OP in return for an interest in UDF IV OP and agrees to assume all obligations of the general partner of UDF IV OP. We also may enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of UDF IV OP, other than UMTH LD and its affiliates. With certain exceptions, a limited partner may not transfer its interests in UDF IV OP, in whole or in part, without our written consent as general partner.

PLAN OF DISTRIBUTION
The Offering
          We are offering a maximum of 25,000,000 common shares of beneficial interest to the public through select members of FINRA. The shares are being offered at a price of $20 per share on a “best efforts” basis with discounts available to certain categories of purchasers. Because this is a “best efforts” offering, our selling group members will be required to use only their best efforts to sell the shares, and they have no firm commitment or obligation to purchase any of the shares. We are also offering 10,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $20 per share. Therefore, a total of 35,000,000 shares are being registered in this offering. We reserve the right to reallocate the common shares of beneficial interest registered in this offering between the primary offering and the distribution reinvestment plan.
          The offering of our shares will terminate on or before           , 2010; provided, however, that the amount of shares registered pursuant to this offering is the amount which, as of the date of this prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and to the extent permitted by applicable law, we may extend this offering for an additional year; provided, further, that notwithstanding the foregoing, our board of trustees may terminate this offering at any time. Our board of trustees also may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case participants in the plan will be notified. Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed prior to its expiration.
Compensation We Will Pay for the Sale of Our Shares
          Except as provided below, our selling group members will receive selling commissions of 7% of the gross offering proceeds, except that no selling commissions will be paid with respect to sales pursuant to our distribution reinvestment plan. One of our selling group members, IMS Securities, also will receive a wholesaling fee of up to 1.1% of the gross offering proceeds, except that no wholesaling fee will be paid with respect to sales pursuant to our distribution reinvestment plan. From such amount, 1% of the gross offering proceeds (excluding proceeds from our distribution reinvestment plan) will be reallowed to wholesalers that are employed by an affiliate of UMTH GS and that are associated persons of IMS Securities. IMS Securities shall retain 0.1% of the gross offering proceeds (excluding proceeds from our distribution reinvestment plan). UMTH FS will receive an amount equal to 0.9% of the gross offering proceeds for marketing support fees relating to marketing and professional services for our selling group members, and unaffiliated selling group members will receive up to 1% of the gross offering proceeds for marketing reallowances, except that no such fees or reallowances will be paid with respect to sales pursuant to our distribution reinvestment plan. The marketing support fees paid in connection with this offering may be deemed to be compensation for services directly or indirectly performed on behalf of our selling group members and, therefore, would be considered underwriting compensation. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

			Wholesaling
			and
			Marketing Support
			Fees and Marketing	Net Proceeds
	Price to Public	Selling Commissions	Reallowances	(Before Expenses)
Primary Offering
Per Share	$20.00	$1.40	$0.60	$18.00
Total Minimum	$1,000,000	$70,000	$30,000	$900,000
Total Maximum	$500,000,000	$35,000,000	$15,000,000	$450,000,000
Distribution Reinvestment Plan
Per Share	$20.00	$—	$—	$20.00
Total Minimum	$—	$—	$—	$—
Total Maximum	$200,000,000	$—	$—	$200,000,000
          We will not pay any selling commissions in connection with the following special sales: (1) the sale of the shares to one or more select dealers and their officers and employees and some of their affiliates who so request; and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. In addition, we may agree to reduce or eliminate selling commissions and/or marketing reallowances generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer. The net proceeds to us will not be affected by any such reductions in selling commissions and/or marketing reallowances.
          Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our selling group members nor their affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.
          We or our affiliates may also provide non-cash incentives for registered representatives of our selling group members and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de minimus amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event, and payment or reimbursement of costs of attending training or educational meetings, provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.
          Under the rules of FINRA, in no event will the total underwriting compensation to be paid to FINRA members in connection with the offering, including selling commissions, wholesaling fees, marketing support fees, marketing reallowances, expenses relating to educational and training meetings, legal expenses relating to the FINRA’s review of this offering, and any non-cash sales incentives, exceed 10% of our gross offering proceeds. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. In addition to amounts paid to participating broker-dealers for selling commissions, we will pay our advisor for organization and offering expenses that it incurs on our behalf in an amount equal to 3% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and other fees that are deemed to be underwriting compensation) to the extent they exceed 3% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us. In addition, no sales to discretionary accounts will be made without the specific written approval of the investor.

          Some employees, consultants and others providing paid services to or on behalf of our advisor and its affiliates, including Mr. Wilson, are also registered representatives affiliated with certain of our selling group members. Mr. Wilson and UMTH FS are affiliated with IMS Securities, a FINRA member. Such persons or entities may receive compensation from IMS Securities for services rendered to them that are unrelated to us or this offering.
          We have agreed to indemnify the participating broker-dealers, including our selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.
          The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.
Shares Purchased by Affiliates
          Our executive officers and trustees, as well as officers and affiliates of our advisor (and employees of our advisor and its affiliates), including their family members (including spouses, parents, grandparents, children and siblings), may purchase shares offered in this offering at a discount. The purchase price for such shares will be $18.00 per share, reflecting that selling commissions in the amount of $1.40 per share, and wholesaling and marketing support fees and marketing reallowances in the amount of $0.60 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our advisor and its affiliates and their employees will be expected to hold their shares purchased at a discount for investment and not with a view towards distribution. Any shares purchased by our advisor or its affiliates and their employees will not be counted in calculating the minimum offering. In addition, shares purchased by our advisor and its affiliates and their employees will not be entitled to vote on any matter presented to the shareholders for a vote regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.
          As required by NASD Conduct Rule 2710, the 10,000 shares acquired by UMT Holdings prior to this offering shall not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, other than as expressly permitted pursuant to NASD Conduct Rule 2710.
Subscription Process
          If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement (in the form attached to this prospectus as Exhibit B) for a specific number of shares and paying for the shares at the time of your subscription. Until we sell the minimum offering of 50,000 shares, you should make your checks payable to “United Development Funding IV Escrow Account.” Legacy Bank of Texas will serve as our escrow agent, but it has not approved, endorsed or passed upon the merits of an investment in our shares or reviewed or endorsed any disclosures made by us in this prospectus. Once we have received and accepted subscriptions for 50,000 shares, you should make your checks payable to “United Development Funding IV,” except that New York and Pennsylvania investors should follow the instructions applicable to them in the section below captioned “— Minimum Offering.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:
•	have received this prospectus;

•	agree to be bound by the terms of our declaration of trust;

•	meet the suitability standards described in this prospectus;

•	understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our declaration of trust;

•	are purchasing the shares for your own account;

•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.
          We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See “How to Subscribe.”
          Subscriptions will be effective only upon our acceptance. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. The date of acceptance will be the date that we admit the investor as a shareholder, which may or may not be the date on which the corresponding confirmation is sent. We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or company account. Following the date that you receive this prospectus, we may not accept a subscription for shares for at least five business days. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (Exchange Act), broker-dealers participating in the offering will be required to ensure that a subscriber’s check will be delivered to the escrow agent by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, subscriber checks will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. Until we have received and accepted subscriptions aggregating at least $1 million, the proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.
          We intend to accept or reject subscriptions within ten days after we receive them. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. After we have sold $1 million of our shares and released the subscription proceeds from escrow, we expect to admit new investors at least monthly and oftentimes more frequently. We may, in our discretion, delay the release of funds from escrow beyond the date we receive subscriptions for the minimum offering. After we have accepted subscriptions for the minimum offering amount and the initial proceeds have been released to us, funds received from prospective investors will be paid directly to us to hold in a special account in our name pending our acceptance of you as an investor. If accepted, the funds will be transferred into our general account.
Minimum Offering
          Subscription proceeds will be placed in escrow until such time as subscriptions aggregating a minimum of $1 million have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before                , 2009 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

          If the minimum offering has not been received and accepted by                , 2009 (one year after the date of this prospectus), our escrow agent will promptly notify us, this offering will be terminated and your funds (including interest if such funds have been held for at least 35 days) will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber has failed to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers entitled thereto on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.
          Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $35,000,000 have been received and accepted by us. If we have not raised a minimum of $35,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within ten calendar days after receipt of the investor’s request.
          Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $2.5 million have been received and accepted by us. If we have not received and accepted subscriptions aggregating at least $2.5 million by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.
Investments by IRAs and Qualified Plans
          If an investor elects to invest in our shares through an IRA, such investor may designate an IRA custodian. Further information as to custodial services is available through your broker.
          We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $18.60 per share, or 93% of the public offering price, reflecting the fact that selling commissions in the amount of $1.40 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares. See “Federal Income Tax Considerations — Taxation of Tax-Exempt Shareholders.”
Volume Discounts
          In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. Any such reduction will be credited by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

		Commissions on Sales
	Purchase Price per	per Incremental Share
Number of Shares Purchased	Incremental Share	Percentage	Amount
1 to 50,000	$20.00	7.0%	$1.40
50,001 to 100,000	19.60	5.0	1.00
100,001 and over	19.20	3.0	0.60
          For example, if an investor purchases 200,000 shares, he or she would pay (1) $1 million for the first 50,000 shares ($20.00 per share), (2) $980,000 for the next 50,000 shares ($19.60 per share), and (3) $1,920,000 for the remaining 100,000 shares ($19.20 per share). Accordingly, he or she could pay as little as $3,900,000 (approximately $19.50 per share) rather than $4 million for the shares, in which event the commission on the sale of such shares would be $100,000 ($0.50 per share) and, after payment of the wholesaling fee, marketing support fee and marketing reallowance totaling $120,000 ($0.60 per share), we would receive net proceeds of $3,680,000 ($18.40 per share). The net proceeds to us will not be affected by volume discounts.
          Because all investors will be deemed to have contributed the same amount per share to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.
          Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $20 per share. The sales price for all such shares also will be deemed to be $20 per share for the purposes of determining whether we have sold shares equal to the minimum offering.
          Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be pro rated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.”
          For the purposes of volume discounts, the term “purchaser” includes:
•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•	any group of entities owned or controlled by the same beneficial owner or owners;

•	any individuals or entities acquiring shares as joint purchasers;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•	all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•	all commingled trust funds maintained by a given bank.
          Notwithstanding the above, in connection with volume sales made to investors in our shares, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer. Any such reduction in selling commission will be pro rated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.
          California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:
•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
          Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE
          Investors who meet the applicable suitability standards and minimum purchase requirements as described in the section of this prospectus captioned “Suitability Standards” may purchase our common shares of beneficial interest. See “Suitability Standards” for a description of the minimum purchase requirements. If you want to purchase our shares, you must proceed as follows:
(1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(3)	Deliver the completed subscription agreement with a check for the full purchase price of the shares being subscribed for, payable to “United Development Funding IV Escrow Account” to United Development Funding IV Investor Services, The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051.

(4)	After we sell the initial 50,000 shares, your check should be made payable to “United Development Funding IV,” except that New York and Pennsylvania investors should follow the instructions above under “Plan of Distribution — Minimum Offering.” Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription.

(5)	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.
          An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plan and other tax-deferred plans.

SUPPLEMENTAL SALES MATERIAL
          In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:
•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	brochures describing our advisor, trustees and officers;

•	reprints of articles about us or the real estate industry generally;

•	fact sheets describing the general nature of our business and our investment objectives;

•	slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•	broker updates;

•	computer presentations;

•	web site material;

•	electronic media presentations;

•	audio cassette presentations;

•	video presentations;

•	cd-rom presentations;

•	seminars and seminar advertisements and invitations; and

•	scripts for telephonic marketing.
          All of the foregoing material will be prepared by our advisor or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
          The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS
          Venable LLP, Baltimore, Maryland, will pass upon the legality of the common shares and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our shareholders or potential investors, who should consult their own counsel. Venable LLP and Morris, Manning & Martin, LLP also provide legal services to our advisor as well as affiliates of our advisor and may continue to do so in the future.
EXPERTS
          The financial statements included in this Prospectus have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
ADDITIONAL INFORMATION
          We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the common shares of beneficial interest to be issued in this offering. After the commencement of this offering, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:
United Development Funding IV Investor Services
The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
Telephone: (214) 370-8960 or (800) 859-9338
          Our sponsor maintains a web site at http://www.udfonline.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.
          This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
          You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of
United Development Funding IV
We have audited the accompanying balance sheet of United Development Funding IV (the “Trust”) as of June 30, 2008 and the related statements of changes in shareholder’s equity and cash flows for the period from May 28, 2008 (Inception) through June 30, 2008. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Development Funding IV as of June 30, 2008 and the changes in its cash flows for the period from May 28, 2008 (Inception) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP
Dallas, Texas
August 4, 2008

UNITED DEVELOPMENT FUNDING IV
BALANCE SHEET
June 30, 2008

Assets
Cash and cash equivalents	$200,000
Deferred offering costs	324,790

Total assets	$524,790

Liabilities and Shareholder’s Equity
Liabilities:
Accrued liabilities — related party	$324,790

Total liabilities	324,790

Commitments and contingencies	—

Shareholder’s equity
Shares of beneficial interest; $.01 par value; 400,000,000 shares authorized; 10,000 issued and outstanding	100
Additional paid-in-capital	199,900

Total shareholder’s equity	200,000

Total liabilities and shareholder’s equity	$524,790

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING IV
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
Period from May 28, 2008 (Inception) through June 30, 2008

	Shares of		Additional
	Beneficial Interest		Paid-in
	Shares	Amount	Capital	Total
Balance at May 28, 2008 (Inception)	—	$—	$—	$—
Proceeds from shares issued	10,000	100	199,900	200,000

Balance at June 30, 2008	10,000	$100	$199,900	$200,000

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING IV
STATEMENT OF CASH FLOWS
Period from May 28, 2008 (Inception) through June 30, 2008

Financing Activities
Proceeds from issuance of shares of beneficial interest	$200,000
Deferred offering costs	(324,790)
Accrued liabilities — related party	324,790

Net cash provided by financing activities	200,000

Net increase in cash and cash equivalents	200,000
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$200,000

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING IV
NOTES TO FINANCIAL STATEMENTS
June 30, 2008
A. Nature of Business
United Development Funding IV (the “Trust”) was organized on May 28, 2008 as a Maryland real estate investment trust that intends to qualify as a real estate investment trust (a “REIT”) under federal income tax laws. The Trust is the sole general partner of and owns a 99.999% partnership interest in United Development Funding IV Operating Partnership, L.P. (“UDF IV OP”), a Delaware limited partnership. UMTH Land Development, L.P., a Delaware limited partnership and the affiliated asset manager of the Trust, is the sole limited partner and owner of 0.001% (minority interest) of the partnership interests in UDF IV OP. At June 30, 2008, UDF IV OP had no assets, liabilities or equity. The Trust intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of 35,000,000 common shares of beneficial interest.
A maximum of 25,000,000 shares may be sold to the public. In addition, the Trust plans to register an additional 10,000,000 shares that will be available only to shareholders who elect to participate in the Trust’s distribution reinvestment plan (“DRIP”) under which our shareholders may elect to have their distributions reinvested in additional common shares of beneficial interest of the Trust at $20.00 per share.
The Trust intends to use substantially all of the net proceeds from the Offering to originate, purchase, participate in and hold for investment secured loans made directly by the Trust or indirectly through its affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. The Trust also intends to make direct investments in land portfolios, model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, home builders, land bankers and other real estate investors; purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. The Trust also may enter into joint ventures with unaffiliated real estate developers, home builders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments the Trust may originate or acquire directly.
UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS” or “Advisor”), is the Trust’s advisor and is responsible for managing the Trust’s affairs on a day-to-day basis. UMTH GS has engaged UMTH Land Development, L.P., a Delaware limited partnership (“UMTH LD”), as the Trust’s asset manager. The asset manager will oversee the investing and finance activities of the affiliated programs managed and advised by our Advisor and UMTH LD as well as oversee and provide the Trust’s board of trustees recommendations regarding our investments and finance transactions, management, policies and guidelines and will review investment transaction structure and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.
The Trust has not begun its principal operations. The Trust has no employees. The Trust’s offices are located in Grapevine, Texas.

UNITED DEVELOPMENT FUNDING IV
NOTES TO FINANCIAL STATEMENTS (continued)
B. Summary of Significant Accounting Policies
A summary of our significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:
Basis of Accounting
The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.
Organization and Offering Expenses
The Advisor funds all of the organization and offering costs on the Trust’s behalf and will be paid by the Trust for such costs in an amount equal to 3% of the gross offering proceeds raised by the Trust in the Offering. When recorded by the Trust, in accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, organization costs will be expensed as incurred. Offering costs related to raising capital from debt will be capitalized and amortized over the term of such debt. Offering costs related to raising capital from equity will be offset as a reduction of capital raised in shareholder’s equity.
Income Taxes
The Trust intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2008. If the Trust qualifies for taxation as a REIT, the Trust generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its shareholders, so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Trust qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Fair Value of Financial Instruments
In accordance with the reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Trust calculates the fair value of the Trust’s assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents and accrued liabilities approximates the carrying amounts due to the relatively short maturity of these instruments.

UNITED DEVELOPMENT FUNDING IV
NOTES TO FINANCIAL STATEMENTS (continued)
Impact of Recently Issued Accounting Standards
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a market-based framework or hierarchy for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. The requirements of SFAS 157 are first effective for us for the fiscal year beginning January 1, 2008. However, in February 2008, the FASB decided that an entity need not apply this standard to nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis until the subsequent year. Accordingly, the Trust’s adoption of this standard at inception is limited to financial assets and liabilities.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”). The fair value option permits entities to choose to measure eligible financial instruments at fair value at specified election dates. The entity will report unrealized gains and losses on the items on which it has elected the fair value option in earnings. The Trust is currently evaluating the effect of adopting SFAS 159, but does not expect it to have a material effect on the Trust’s future reported financial position or results of operations.
In December 2007, the FASB issued Statement No. 141R, Business Combinations, and Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. Statement No. 141R modifies the accounting and disclosure requirements for business combinations and broadens the scope of the previous standard to apply to all transactions in which one entity obtains control over another business. Statement No. 160 establishes new accounting and reporting standards for non-controlling interests in subsidiaries. The Trust will be required to apply the provisions of the new standards in the first quarter of 2009. Early adoption is not permitted for these new standards. The adoption of this statement is not expected to have a material effect on the Trust’s future reported financial position or results of operations.
C. Shareholder’s Equity
At June 30, 2008, the Trust was authorized to issue 1,000 common shares of beneficial interest, par value $.01 per share. On June 13, 2008, the Trust sold 1,000 common shares of beneficial interest at $200 per share to the parent of the Advisor, UMT Holdings, L.P. (“UMTH”), a Delaware limited partnership. On August 1, 2008, the Trust filed Articles of Amendment and Restatement with the Department of Assessments and Taxation of the State of Maryland, which increased to 400,000,000 the number of shares authorized for issuance. Effective as of August 1, 2008, the Trust effected a 10-for-1 split of its common shares of beneficial interest, whereby every common share of beneficial interest was converted and reclassified into 10 common shares of beneficial interest, resulting in UMTH holding 10,000 common shares of beneficial interest. The increase in the number of authorized shares and the 10-for-1 split have been retroactively reflected in these financial statements of the Trust.

UNITED DEVELOPMENT FUNDING IV
NOTES TO FINANCIAL STATEMENTS (continued)
D. Deferred Offering Costs
Various parties will receive compensation as a result of the Offering, including our Advisor, affiliates of our Advisor and unaffiliated selling group members. Payments to unaffiliated selling group members include selling commissions (7% of gross offering proceeds, except that no commissions will be paid with respect to sales under the DRIP) and marketing reallowances (up to 1% of gross offering proceeds, except that no marketing reallowances will be paid with respect to sales under the DRIP). In addition, the Trust will pay wholesaling fees (up to 1.1% of gross offering proceeds will be paid to IMS Securities, Inc., an unaffiliated selling group member, except that no wholesaling fees will be paid with respect to sales under the DRIP; from such amount, IMS Securities, Inc. will reallow up to 1% of gross offering proceeds, excluding proceeds from the DRIP, to wholesalers that are employed by an affiliate of the Advisor). Furthermore, the Trust will pay marketing support fees (up to 1% of gross offering proceeds, except that no marketing support fees will be paid with respect to sales under the DRIP) to UMTH Funding Services, L.P., an affiliate of the Advisor.
E. Operational Compensation
The Advisor or its affiliates will receive acquisition and origination fees and expenses of 3% of the net amount available for investment in secured loans and other real estate investment assets in connection with the origination, making or investing in secured loans or the purchase, development or construction of a real estate asset, including, without limitation, real estate commissions, selection fees, non-recurring management fees, loan fees, points or any other fees of a similar nature.
The Advisor will receive 2% per annum of the average of the aggregate book value of the Trust’s real estate investment assets, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during a certain period.
An affiliate of the Advisor will receive 1% of the amount made available to the Trust pursuant to the origination of any line of credit or other debt financing, provided that the Advisor has provided a substantial amount of services as determined by the Trust’s independent trustees. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date.
The Trust will reimburse the expenses incurred by the Advisor in connection with its provision of services to the Trust, including the Trust’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. The Trust will not reimburse the Advisor for personnel costs in connection with services for which the Advisor or its affiliates receive other fees.
The Advisor will receive 15% of the amount by which the Trust’s net income for the immediately preceding year exceeds a 10% per annum return on aggregate capital contributions, as adjusted to reflect prior cash distributions to shareholders which constitute a return of capital. This fee will be paid annually and upon termination of the advisory agreement.

UNITED DEVELOPMENT FUNDING IV
NOTES TO FINANCIAL STATEMENTS (continued)
F. Disposition/Liquidation Compensation
Upon successful sales by the Trust of securitized loan pool interests, an affiliate of the Advisor will be paid a securitized loan pool placement fee equal to 2% of the net proceeds realized by the Trust, provided the Advisor or an affiliate of the Advisor has provided a substantial amount of services as determined by the Trust’s independent trustees.
For substantial assistance in connection with the sale of properties or other investments, the Trust will pay the Advisor or its affiliates disposition fees of the lesser of one-half of the reasonable and customary real estate or brokerage commission or 2% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. The Trust’s independent trustees will determine whether the Advisor or its affiliate has provided substantial assistance to the Trust in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the Advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the Advisor in connection with a sale. No disposition fee will be paid in respect of any assets for which a securitized loan pool placement fee is paid.
Upon listing the Trust’s common shares of beneficial interest on a national securities exchange, the Advisor will be entitled to a fee equal to 15% of the amount, if any, by which (1) the market value of the Trust’s outstanding shares plus distributions paid by the Trust prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors.
G. 2008 Share Option Plan for Independent Trustees
The Trust has a share option plan (the “IDSOP”), which authorizes the grant of non-qualified share options to its independent trustees, subject to the absolute discretion of the Trust’s board of trustees and the applicable limitations of the plan. The Trust intends to grant options under the IDSOP to each qualifying trustee annually. The exercise price for the options granted under the IDSOP initially will be $20.00 per share. It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Trust’s common shares of beneficial interest as of the date that the option is granted. As of June 30, 2008, no options had been granted under the IDSOP. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP.
H. Commitments and Contingencies
Litigation
In the ordinary course of business, the Trust may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against the Trust.

UNITED DEVELOPMENT FUNDING IV
NOTES TO FINANCIAL STATEMENTS (continued)
I. Economic Dependency
Under various agreements, the Trust has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Trust, including asset management services, asset acquisition and disposition decisions, the sale of the Trust’s common shares of beneficial interest available for issue, as well as other administrative responsibilities for the Trust. As a result of these relationships, the Trust is dependent upon the Advisor and its affiliates. In the event that these entities were unable to provide the Trust with the respective services, the Trust would be required to find alternative providers of these services.
J. Concentration of Credit Risk
Financial instruments that potentially expose the Trust to concentrations of credit risk are primarily temporary cash equivalents. The Trust maintains deposits in financial institutions that may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). At June 30, 2008, the Trust had balances exceeding the FDIC insurance limits by approximately $100,000.
K. Subsequent Events
On August 1, 2008, the Trust filed Articles of Amendment and Restatement with the Department of Assessments and Taxation of the State of Maryland. Under the Articles of Amendment and Restatement, 400,000,000 shares of beneficial interest are authorized. This increase in the number of authorized shares has been retroactively reflected in these financial statements of the Trust.
Effective as of August 1, 2008, the Trust effected a 10-for-1 split of its common shares of beneficial interest, whereby every common share of beneficial interest is converted and reclassified into 10 common shares of beneficial interest, resulting in UMTH holding 10,000 common shares of beneficial interest. This 10-for-1 split has been retroactively reflected in these financial statements of the Trust.

EXHIBIT A
PRIOR PERFORMANCE TABLES
          The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our advisor and its affiliates (Prior Real Estate Programs), all of which have investment objectives similar to ours. See the section of this prospectus captioned “Investment Objectives and Criteria.”
          Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.
          Investors in this offering will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.
          Our advisor is responsible for the acquisition and maintenance of the secured loans and other real estate investments. UMT Holdings, L.P. (UMT Holdings) is the sole limited partner of our advisor and UMT Services, Inc. serves as its general partner. Seven of the eight partners of UMT Holdings and UMTH GS have served as sponsors, officers, trustees or advisors to three Prior Real Estate Programs over the last eleven years.
          The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which our affiliates, officers and managers of our advisor were ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate and real estate finance industries and other factors contribute significantly to financial results.
          The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (as a percentage of investment)
Table II	—	Compensation to Sponsor (in dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table V	—	Sales or Disposals of Property
          Table IV — Results of Completed Programs has been omitted because no real estate program sponsored by our affiliates has completed operations in the most recent five years.
          Additional information relating to the acquisition of secured loans and equity investments by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission and of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.
          Our determination as to which prior programs have investment objectives similar to ours was based primarily on the type of secured loans in which the programs invested. Generally, we consider programs that invest materially in real property for development into single-family residential lots and secured loans for the acquisition and development of parcels of real property as single-family residential lots to have investment objectives similar to ours. We have also taken into account the differences between real estate investment trusts and real estate limited partnerships in determining whether other real estate programs have investment objectives similar to ours.
          The following are definitions of certain terms used in the Tables:
          “Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its investment or purchase of a secured loan, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of a secured loan by the Prior Real Estate Program.
          “Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.
          “UDF I” refers to United Development Funding, L.P.
          “UDF II” refers to United Development Funding II, L.P.
          “UDF III” refers to United Development Funding III, L.P.
          “UMT” refers to United Mortgage Trust.
          “Underwriting Fees” include selling commissions and marketing support fees paid to broker-dealers for services provided by the broker-dealers during the offering.
Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS
          This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since March 5, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2007.

	UMT		UDF I		UDF II		UDF III
	(Public Offering)		(Private Placement)		(Private Placement)		(Public Offering)

Dollar amount offered	$180,312,000	(1)	$10,000,000		$25,000,000		$350,000,000
Dollar amount raised	162,013,680	(2)	10,051,321	(2)	22,720,675	(2)	110,186,578	(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	13,028,665	(3)	68,693		1,820,350		8,700,854
Organizational expenses	550,000		50,588		56,116		1,627,909
Marketing and offering expenses	1,904,130	(4)	—		—		2,651,652
Reserve for operations	—		—		—		—
Percent available for investment	90.44%		98.81%		91.74%		88.22%

Acquisition costs:
Prepaid items and fees related to purchase of property	—		—		—		—
Cash down payment	—		—		—		—
Acquisition fees	3,863,945	(5)	—		—		—
Loan costs	—		—		—		—
Proceeds from mortgage financing	—		—		—		—
Total acquisition costs	3,863,945		—		—		—

Percent leveraged	0.00	%(6)	71.57	%(7)	71.57	%(7)	2.21	%(8)
Date offering began	3/5/1997		3/6/03		8/6/2004		5/15/06
Length of offering in months	117	(9)	22		41	(10)	20	(10)
Months to invest 90 percent of amount available for investment (measured from offering date)	1	(11)	1		1		3

(1)	UMT’s initial public offering was for $50 million commencing March 5, 1997. UMT’s second public offering was for $100 million commencing June 4, 2001. UMT continues to offer shares through its dividend reinvestment plan; the amount reflects the total amount of offered shares inclusive of the dividend reinvestment plan.

(2)	Amount raised through December 31, 2007.

(3)	Selling commissions and fees paid to broker dealers and 3% fee to UMT Advisors, Inc.

(4)	2% marketing and wholesaling fee retained by sponsor for marketing and additional commissions.

(5)	Loan Acquisition fees calculated at 3% of the discounted price of the note and paid to Mortgage Trust Advisors, Inc. and its successor, UMT Advisors, Inc.

(6)	As of December 31, 2007, UMT’s line of credit with a bank expired. The Company was actively negotiating with a lender to renew the line of credit at similar or more favorable terms subsequent to year-end.

(7)	UDF I has lines of credit totaling $75 million which it used to fund loans and equity investments. Amounts of leverage range from 0% to 71.57%. Percent leveraged assumes full deployment of all lines of credit.

(8)	UDF III has a revolving credit facility that it intends to utilize as transitory indebtedness. UDF III intends to use this revolving credit facility as a portfolio administration tool and not to provide long-term leverage on its investments.

(9)	UMT completed its second of two public offerings in October 2003; it continues to offer shares pursuant to its dividend reinvestment plan.

(10)	Reflects length of offering through December 31, 2007. As of December 31, 2007, UDF II is no longer accepting subscriptions.

(11)	UMT invested proceeds from the sale of its shares as they were received. It uses a line-of-credit to acquire loans to keep all cash invested.
Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR
          The following sets forth the compensation received by our advisor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since March 5, 1997. All of the Prior Real Estate Programs in this table are continuing operations. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of December 31, 2007.

	UMT		UDF I		UDF II		UDF III

Date offering commenced	3/5/1997		3/6/2003		8/6/2004		5/15/2006
Dollar amount raised	$162,013,680		$10,051,321		$22,720,675		$110,186,578
Amount paid to sponsor from proceeds of offering:
Wholesaling and marketing fees(1)	1,904,130		—		—		3,783,860
Acquisition fees:
Real estate commissions	—		—		—		—
Advisory fees	3,863,945	(2)	—		—		—
Total amount paid to sponsor	5,768,075		—		—		3,783,860

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	71,884,766	(3)	22,666,490	(3)	(221,449	)(3)	6,570,345	(3)

Amount paid to sponsor from operations:
Loan servicing fees	983,755		—		—		140,013
Trust advisory or partnership management fees	5,390,949	(4)	3,208,869	(5)	2,911,953	(5)	3,531,687	(5)
Reimbursements	350,000	(6)	—		—		—
Leasing commissions	—		—		—		—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—		—
Other	—		—		—		—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—
Financing fees	—		100,000		—		—

(1)	Wholesaling and marketing fees represent those fees paid in exchange for: (a) developing and implementing a marketing plan to effect the sale of securities, (b) designing and coordinating all marketing materials deemed necessary for the marketing of securities, (c) coordinating the review and filing of all marketing and advertising, (d) recruiting wholesalers to market the securities, (e) wholesaling commissions paid to licensed wholesalers, (f) provision of capital for travel and entertainment conducted by wholesalers, (g) reimbursement of marketing expenses, (h) negotiations of selling agreements with broker-dealers, (i) coordination of the due diligence process, and (j) participation in due diligence conferences.

(2)	Reflects Mortgage Trust Advisors, Inc. acquisition fees paid during the initial offering based on 3% of the discounted unpaid principal balance of each loan.

(3)	Reflects cash generated from operations before deducting payment to sponsor from inception of program through December 31, 2007.

(4)	For the period from March 1997 through December 2000, the advisor contributed the amount in excess of fees earned to fund the trust administrative expenses. For the period from January 1, 2001 through December 31, 2007, the amount reflects the trust advisory fees paid net of the trust administrative expenses paid by the advisor.

(5)	Reflects fees paid through December 31, 2007.

(6)	Reflects expense reimbursements during 1999-2000.
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
          The following sets forth the operating results of Prior Real Estate Programs, the offerings of which have been completed since January 1, 2003. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours.
UNITED MORTGAGE TRUST

	2003	2004	2005	2006	2007
Gross revenue	$12,076,341	$13,889,448	$15,013,735	$17,211,131	$16,832,844
Less:
Operating expenses	3,292,723	4,222,668	5,212,538	5,269,920	3,825,741
Interest expense	146,196	179,609	472,820	1,647,219	1,934,211
Depreciation and amortization	48,303	21,163	82,143	185,772	264,975

Net income — GAAP basis	$8,589,119	$9,466,008	$9,246,234	$10,108,220	$10,807,917

Taxable income:
from operations	$9,322,524	$10,036,817	$10,288,914	$9,999,056	$10,671,816
from gain on sale	—	—	—	—	—

Cash generated from operations	8,637,422	9,487,171	9,328,377	10,293,992	11,709,315
Cash generated from sales	—	—	—	—	—
Cash generated from financing/refinancing	44,266,530	4,212,636	3,381,371	2,654,908	638,395

Total cash generated from operations, sales and financing/refinancing	$52,903,952	$13,699,807	$12,709,748	$12,948,900	$12,347,710

Less: Cash distributions to investors:
from operating cash flow	$8,637,422	$9,487,171	$9,328,377	$10,293,992	$9,972,113
from sales and financing/refinancing	1,880,293	2,796,847	1,212,182	—	—

Cash generated (deficiency) after cash distributions and special items	$42,386,237	$1,415,789	$2,169,189	$2,654,908	$2,375,597

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—	$—
Contributions from common stockholders	44,266,530	4,212,636	3,381,371	2,654,908	2,505,227
Contributions from note holders	—	—	—	—	—
Payment of interest on loan	146,196	179,609	472,820	1,647,219	1,934,211
Acquisition of land and buildings	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(2,026,489)	$(2,976,456)	$(1,685,002)	$(1,647,219)	$(2,063,841)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$80	$71	$73	$71	$— (2)
from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors:	—	—	—	—	—
Source (on GAAP basis):
from investment income	8,637,422	9,487,171	9,328,377	10,293,992	9,972,113
from return of capital	1,880,293	2,796,847	1,212,182	—	—

Total distributions on GAAP basis	$10,517,715	$12,284,018	$10,540,559	$10,293,992	$9,972,113

Source (on cash basis):
from operations	$8,637,422	$9,487,171	$9,328,377	$10,293,992	$9,972,113
from refinancing	1,880,293	2,796,847	1,212,182	—	—
from sales	—	—	—	—	—

Total distributions on cash basis	$10,517,715	$12,284,018	$10,540,559	$10,293,992	$9,972,113

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table (1)	0%	0%	0%	0%	0%

(1)	UMT distributed in excess of earnings for the period from September 30, 1997 through December 31, 2005.

(2)	UMT 2007 taxable income is not determinable at the time of this supplement.
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING, L.P.

	2004	2005	2006	2007

Gross Revenue	$7,537,311	$13,718,186	$20,178,387	$27,333,939
Less:
Operating expenses	1,664,686	1,792,633	4,127,175	14,013,532
Interest expense	2,581,652	5,593,357	6,736,242	7,650,280
Depreciation and amortization	2,040	90,168	411,010	491,901

Net Income — GAAP basis	$3,288,933	$6,242,028	$8,903,960	$5,178,226

Taxable Income:
from operations	$3,897,873	$6,151,299	$8,643,820	$6,256,235

Cash generated from operations	3,076,070	5,382,750	6,031,583	7,967,311
Cash used for investing activities	(41,542,937)	(20,415,294)	(26,533,665)	(10,824,467)
Cash generated from financing/refinancing:
Limited partner contribution and participation by United Development Funding II, L.P.	8,287,935	7,096,100	4,652,978	6,647,925
Third-party debt	31,229,233	9,718,748	21,462,566	3,437,763

Total cash generated from operations, sales and financing/refinancing	$1,050,301	$1,782,304	$5,613,462	$7,228,532

Less: Cash distributions to investors:
from operating cash flow	$719,971 (1)	$1,431,147 (1)	$6,458,953 (1)	$1,786,818 (1)

Cash generated (deficiency) after cash distributions and special items	$330,330	$351,157	$2,154,509	$5,441,714

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—
Contributions from limited partners and participation by United Development Funding II, L.P.	8,287,935	7,096,100	4,652,975	6,647,925
Contributions from note holders	—	—	—	—
Payment of interest on loan	2,202,631	5,711,296	5,157,762	4,659,682
Acquisition of land and buildings	—	—	—	—
Amortization of principal on loans	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(10,160,236)	$(12,456,239)	$(7,656,228)	$(5,865,893)

Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$274	$306	$430	$311

Capital gain (loss)	—	—	—	—
Cash Distributions to Investors	2	8	11	3
Source (on GAAP basis):
from interest income	—	—	—	—
Total distributions on GAAP basis	—	—	—	—
Source on cash basis:
from operations	—	—	—	—
Total distributions on cash basis	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%	0%	0%	0%

(1)	Includes profit participation distributions to UMTH Land Development, L.P.
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING II, L.P.

	2004	2005	2006	2007

Gross Revenue	$106,656	$2,220,968	$4,130,794	$2,950,957
Less:
Operating expenses	5,607	9,681	10,465	108,278
Interest expense	—	—	—	—
Depreciation and amortization	—	12,769	11,232	13,520

Net Income — GAAP basis	$101,049	$2,198,518	$4,109,097	$2,829,159

Taxable Income:
from operations	$123,247	$2,166,639	$3,988,120	$3,445,922

Cash generated from operations	(55,547)	(14,998)	(6,596)	(134,409)
Cash used for investing activities	(1,721,000)	(6,738,714)	(2,208,742)	(5,586,190)
Cash generated from financing/refinancing:
Limited partner contribution	2,066,289	6,781,795	5,285,520	6,766,721
Third-party debt	—	—	—	—

Total cash generated from operations, sales and financing/refinancing	$289,743	$28,083	$3,070,182	$1,046,122

Less: Cash distributions to investors:
from operating cash flow	$—	$—	$—	$—

Cash generated (deficiency) after cash distributions and special items	$289,743	$28,083	$3,070,182	$1,046,122

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—
Contributions from limited partners	2,066,289	6,781,795	5,285,520	6,766,721
Contributions from note holders	—	—	—	—
Payment of interest on loan	—	—	—	—
Acquisition of land and buildings	—	—	—	—
Amortization of principal on loans	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(1,776,547)	$(6,753,712)	$(2,215,338)	$(5,720,599)

Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$42	$309	$365	$167

Capital gain (loss)	—	—	—	—
Cash Distributions to Investors	—	—	—	—
Source (on GAAP basis):
from interest income	—	—	—	—
Total distributions on GAAP basis	—	—	—	—
Source on cash basis:
from operations	—	—	—	—
Total distributions on cash basis	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%	0%	0%	0%
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING III, L.P.

	2006		2007
Gross Revenue	$459,268		$9,071,315
Less:
Operating expenses	126,444		1,529,724
Interest expense	4,425		256,495
Depreciation and amortization	—		59,801

Net Income — GAAP basis	$328,399		$7,225,295

Taxable Income:
from operations	$330,776		$7,538,883

Cash generated from operations	224,014		6,346,331
Cash used for investing activities	(17,750,073)		(82,377,386)
Cash generated from financing/refinancing:
Limited partner contribution	13,223,830	(1)	96,962,748	(1)
Third-party debt	6,436,402		(4,111,374)

Total cash generated from operations, sales and financing/refinancing	$2,134,173		$16,820,319

Less: Cash distributions to investors:
from operating cash flow	$(116,039	)(2)	$(5,559,280	)(2)

Cash generated (deficiency) after cash distributions and special items	$2,018,134		$11,261,039

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—		$—
Contributions from limited partners	13,223,830		96,962,748
Contributions from note holders	—		—
Payment of interest on loan	—		258,067
Acquisition of land and buildings	—		—
Amortization of principal on loans	—		—
Other	—		—

Cash generated (deficiency) after cash distributions and special items	$(11,205,696)		$(85,959,776)

Tax and Distributions Data Per $1000 Invested Federal income tax results: Ordinary income (loss):
from operations	$128		$131

Capital gain (loss)	—		—
Cash Distributions to Investors	—		—
Source (on GAAP basis):
from interest income	—		—
Total distributions on GAAP basis	—		—
Source on cash basis:
from operations	—		—
Total distributions on cash basis	—		—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%		0%

(1)	Includes proceeds from primary offering and distribution reinvestment plan.

(2)	Includes limited partner distributions and general partner distributions.
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED)
SALES OR DISPOSALS OF PROPERTY
     The following table presents summary information on the results of the repayment of loans and equity investments since January 1, 2005 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2007.
United Mortgage Trust

	2005	2006	2007	Total
Residential Mortgages & Contracts for Deed Investment in notes	$3,068,766	$1,720,972	$922,561	$5,712,299
Number of notes purchased during period	13	43	15	71
Principal receipts	$2,557,088	$839,734	$811,939	$4,208,761
Total number of loans paid off	98	100	28	226
Number of foreclosed properties liquidated	49	65	18	132
Amount outstanding at liquidation	$2,204,000	$2,953,497	$811,939	$5,969,436
Proceeds from sale of foreclosed properties	$3,990,928	$1,179,845	$421,540	$5,592,313
Losses realized	$1,786,928	$1,773,652	$390,399	$3,950,979
Number of loans prepaid in full	49	35	10	94
Foreclosed properties at end of period	$1,494,122	$665,772	$776,394	$2,936,288
Number of foreclosed properties at end of period	34	15	12	61

Interim Mortgages
Investment in interim mortgages	$81,202,207	$88,408,104	$48,602,610	$218,212,921
Number of notes purchased during period	1,023	1,192	557	2,772
Interim mortgage receipts	$74,687,831	$74,306,328	$75,196,691	$224,190,850
Total number of notes paid off	973	1,130	1,267	3,371
Number of foreclosed properties liquidated	14	16	17	47
Amount outstanding at liquidation	$1,258,000	$1,451,965	1,351,714	$4,049,346
Proceeds from sale of foreclosed properties	$2,084,399	$761,927	312,619	$3,146,612
Losses realized	$936,727	$690,038	1,039,095	$2,665,860
Number of notes paid off in full	959	1,115	1,250	3,324
Foreclosed properties at end of period	$2,426,532	$1,438,227	446,276	$4,311,035
Number of foreclosed properties at end of period	32	19	6	57

Land Development Investment
Land development line-of-credit draws	$20,483,237	$16,561,947	$1,950,000	$38,995,184
Land development line-of-credit pay downs	$18,887,839	$13,822,798	$11,909,000	$44,619,637

Loan Losses Including Provision for Loan Losses	$3,741,579	$2,591,579	$2,253,749	$8,586,907
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (CONTINUED)
SALES OR DISPOSALS OR PROPERTY
     The following presents summary information on the results of the repayment of loans and equity investments since June 2003 (the inception of UDF I) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2007.
United Development Funding, L.P. and United Development Funding II, L.P.

					Original
					Loan and	Amount of Loan
					Funds	Repaid and
		Date of			Advanced	Interest Earned		Interest Earned
	Date	Final		Payments	Net	or Equity and	Conversion to	and/or Profit
Loans or Equity Investment	Funded	Repayment		Received	of Interest	Profit Returned	Equity(1)	Participation
15th Street Village, LP	11/17/03	12/28/04	(2)	$649,418	$368,101	$649,418	$—	$281,317
Downtown Vista Development Co., LP	2/22/05	3/23/05		391,970	387,500	391,970	—	4,470
Arete Real Estate & Development Co.	10/28/03	12/1/03		1,677,122	1,677,122	1,677,122	—	—
Cottonwood Valley Partners, L.P.	9/30/03	5/31/04		285,547	205,959	285,547	—	79,588
Cottonwood Valley Partners, L.P.	5/28/04	3/31/05		1,036,172	879,363	1,020,867 (3)	—	141,504
Centurion American Custom Homes, Inc.	8/18/03	2/27/04		145,253	137,200	145,253	—	8,053 (4)
EastChase Villas LTD	10/28/03	3/22/04		680,989	633,500	680,989	—	47,489
Centurion Acquisitions, LP	4/1/04	3/30/05	(2)	844,306	664,763	844,306	—	179,544
501 Maple Ridge, LTD	9/30/04	1/27/05		8,148,511	7,021,515	7,903,931 (5)	—	882,416
Centurion American Custom Homes, Inc.	7/31/03	2/27/04		289,672	263,711	289,672	—	25,961
Llano Development Company	12/23/03	1/23/04		746,007	736,469	746,007	—	9,538
Llano Development Company	1/23/04	10/29/04	(2)	6,437,594	5,779,438	6,437,594	—	658,156
Sendera Ranch, LTD	9/30/03	5/31/04		247,534	200,502	247,534	—	47,032
Shale-114, L.P.	6/25/04	3/30/05	(2)	1,823,716	1,481,057	1,823,716	—	342,659 (6)
Terrell Mesa Homes, LP	4/26/04	3/30/05	(2)	186,183	133,876	186,183	—	52,307
COR Investments, Inc.	9/3/03	5/20/04		126,480	113,843	126,480	—	12,637
Centurion American Custom Homes, Inc.	3/15/04	2/10/05		6,670,543	6,258,005	6,670,543	—	412,538
Ellis County TPR Development, LP	10/16/03	3/30/05	(2)	736,814	469,549	736,814	—	267,265
Centurion Acquisitions, LP	11/30/04	12/2/04		2,280,000	2,280,000	2,280,000	—	—
HLL Land Acquisitions of Texas, LP	12/1/04	5/31/05		1,670,351	2,108,437	1,670,351	525,541	87,455
El Tesoro Development, Ltd.	11/24/03	8/31/05		—	945,516	—	1,136,293	190,777
HLL Land Acquisitions of Texas, LP	10/28/04	5/31/05		5,674,567	7,115,346	5,674,567	1,769,015	328,236
HLL Land Acquisitions of Texas, LP	11/9/04	5/31/05		3,125,336	3,911,667	3,125,336	975,780	189,450
HLL Land Acquisitions of Texas, LP	12/13/04	5/31/05		2,713,349	3,412,450	2,713,349	869,598	170,497
HLL II Land Acquisitions of Texas, L.P.	3/17/05	8/26/05		3,099,252	3,092,726	3,099,252	216,200	222,726
HLL II Land Acquisitions of Texas, L.P.	4/8/05	9/15/05		824,374	1,203,165	824,374	458,977	80,186
HLL II Land Acquisitions of Texas, L.P.	5/26/05	9/1/05		970,447	1,221,950	970,447	276,544	25,041
Downtown Vista Development Company II, LP	5/31/05	6/30/05		—	—	—	—	—
HLL II Land Acquisitions of Texas, L.P.	8/1/05	9/30/05		1,581,291	1,900,013	1,581,291	340,508	21,785
HLL II Land Acquisitions of Texas, L.P.	4/15/05	8/31/05		—	460,000	—	485,889	25,889
HLL II Land Acquisitions of Texas, L.P.	6/6/05	9/15/05		579,552	560,000	579,552	—	19,552
Lakewood Heights Development, Inc.	2/28/05	11/2/05		13,458	11,887	13,458	—	1,571
Lakewood Heights Development, Inc.	12/1/04	11/2/05		6,802	5,931	6,802	—	871
Twelve Oaks Partners Ltd	1/31/04	10/31/05		3,766,151	2,722,722	3,766,151	—	1,043,429
Wylie Lakes, Ltd	5/2/03	9/2/05		2,641,471	1,928,980	2,641,471	—	712,490
Arete Real Estate & Development Co.	6/30/05	10/31/05	(2)	910,072	768,399	910,072	—	141,674
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (CONTINUED)
SALES OR DISPOSALS OR PROPERTY
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

					Original
					Loan and	Amount of Loan
					Funds	Repaid and
		Date of			Advanced	Interest Earned		Interest Earned
	Date	Final		Payments	Net	or Equity and	Conversion to	and/or Profit
Loans or Equity Investment	Funded	Repayment		Received	of Interest	Profit Returned	Equity(1)	Participation
One KR Venture	12/1/04	8/9/05	(2)	5,871,235	5,321,973	5,871,235	—	549,263
Llano Development Company	10/22/04	12/31/05	(2)	8,944,817	6,803,820	8,944,817	—	2,140,997
Arete Real Estate and Development Company	11/1/04	10/31/05	(2)	1,584,297	1,476,880	1,584,297	—	107,417
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC	11/3/04	8/15/06		460,160	407,753	460,160	—	52,407
Charles B. Magee	7/8/05	12/7/06	(2)	1,578,592	1,318,346	1,578,592	—	260,246
UDF TX One, LP	6/22/06	12/29/06		6,712,937	6,304,126	6,712,937	—	408,811
15th Street Village Condominiums #1, LP, 15th Street Village LP	11/27/04	3/5/06		1,558,915	1,321,904	1,558,915	—	237,011
Centurion Acquisitions, LP	12/10/03	1/1/06	(2)	4,782,248	4,119,172	4,782,248	—	663,076
Forestwood Limited Partnership, Ltd.	4/15/04	3/16/06		2,112,889	1,412,892	2,112,889	—	699,997
LP Woodland Lake Estates, Ltd.	10/15/04	1/26/06		1,344,809	1,096,557	1,344,809	—	248,252
Modern Modular Home Rental Corp	7/8/04	1/26/06		849,472	621,761	849,472	—	227,711
Preston Farms, LP	6/4/04	1/1/06	(2)	1,430,143	1,430,143	1,430,143	—	—
CMC Communities, Inc.	5/27/03	5/1/06	(2)	2,048,927	1,643,858	2,048,927	—	405,069
CMC South Oak, LP	4/1/03	5/11/06		318,643	128,092	318,643	—	190,551
One Creekside LP	2/10/05	2/15/06		1,392,607	1,249,528	1,392,607	—	143,079
Hibernia Townhouses, LLC	6/29/05	3/5/06		675,314	607,991	675,314	—	67,323
15th Street Village, LP	8/10/05	3/5/06		1,276,587	1,184,943	1,276,587	—	91,644
High Desert Land Company, Inc.	9/1/05	12/4/06	(2)	4,575,675	3,268,654	4,575,675	—	1,307,021
Centurion Acquisitions, LP	11/22/05	8/30/06	(2)	1,354,404	1,135,942	1,354,404	—	218,462
One KR Venture	8/9/05	3/30/06		2,781,843	2,698,154	2,781,843	—	83,689
Llano Development Company	12/31/05	5/12/06	(2)	10,202,529	8,353,433	10,202,529	—	1,849,096
Buffington JV Fund II, Ltd.	1/25/06	3/1/06	(2)	860,924	850,000	860,924	—	10,924
Hibernia Townhouses, LLC	— (7)	2/24/06	(2)	41,607	20,707	41,607	—	20,900
Downtown Vista Development Company II, LP	5/31/05	7/11/06		2,575,998	1,889,370	2,575,998	—	686,628
Sendera Ranch, Ltd/Phase 1	5/28/04	6/8/07		2,325,444	1,501,126	2,325,444	—	824,318
Buffington Hidden Lakes, Ltd.	6/15/06	2/28/07		4,735,910	4,333,322	4,735,910	—	402,588
Buffington JV Fund II, Ltd.	3/1/06	4/24/07		3,896,434	2,803,543	3,896,434	—	1,092,891
Forney Acquisitions LP	3/14/05	7/25/07		13,119,320	10,578,289	13,119,320	—	2,541,031
High Desert Land Company, Inc.	2/28/06	8/24/07		187,493	154,090	187,493	—	33,403
Centurion Acquisitions, LP	3/7/05	11/15/07		14,898,671	10,586,669	14,898,671	—	4,312,002
Centurion Acquisitions, LP	4/21/06	10/31/07		980,087	843,430	980,087	—	136,657
UMTH LD FLF I, LP	2/23/07	10/19/07		126,190	117,149	126,190	—	9,041
High Desert Land Company, Inc.	12/4/06	11/15/07		554,289	458,203	554,289	—	96,086
Shahan Prairie, L.P.	8/27/04	10/31/07		4,559,742	2,388,746	4,559,742	—	2,170,996

TOTAL				$171,699,456	$149,491,228	$171,439,571	$7,054,345	$29,002,690

(1)	Represents notes that were paid and the balance was converted to equity investments.

(2)	Net funding.

(3)	Differs from cash received as a result of a due diligence fee that was received at the time of renewal of the original loan.

(4)	Letter of credit.

(5)	Differs from cash received as a result of a $224,580 origination fee received by United Development Funding, L.P. and $20,000 cash received.

(6)	Loan repaid in four days.

(7)	No funds advanced; income from profit participation earned through affiliate.
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (CONTINUED)
SALES OR DISPOSALS OR PROPERTY
     The following presents summary information on the results of the repayment of loans and equity investments since June 2005 (the inception of UDF III) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2007.
United Development Funding III, L.P.

				Original
				Loan and	Amount of Loan
				Funds	Repaid and
		Date of		Advanced	Interest Earned		Interest Earned
	Date	Final	Payments	Net	or Equity and	Conversion to	and/or Profit
Loans or Equity Investment	Funded	Repayment	Received	of Interest	Profit Returned	Equity(1)	Participation
Centurion Acquisitions, LP	7/14/06	12/21/07	$2,502,007	$1,958,570	$2,502,007	—	$543,437
Midlothian Longbranch, LP	8/14/06	10/30/07	905,963	730,494	905,963	—	175,469
SPH Investments	5/21/07	11/30/07	4,075,750	3,931,996	4,075,750	—	143,754
Centurion Acquisitions, LP	11/16/06	12/21/07	7,115,576	6,175,795	7,115,576	—	939,781
Sendera Ranch Phase I Development, LP	5/21/07	12/21/07	1,243,906	1,222,796	1,243,906	—	21,110

TOTAL			$15,843,202	$14,019,651	$15,843,202	—	$1,823,551

Past performance is not necessarily indicative of future performance.

EXHIBIT B
FORM OF SUBSCRIPTION AGREEMENT
United Development Funding IV
Subscription Agreement
See pages 7 through 8 for instructions.

Total Invested: $	Total Shares:	State in Which Sale Is Made:
($20 per share)
☐ Registered Investment Advisor (RIA) and Wrap Fee Representation. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Investor listed below and as a result no commissions shall be paid to the participating RIA or broker.
     THIS SUBSCRIPTION AGREEMENT is made and entered into between United Development Funding IV, a Maryland real estate investment trust (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).
1. Purchase Information and Payment Instructions.
☐	Initial Investment (Minimum $1,000 for purchases through IRA or other qualified account and $2,500 for other purchases)

☐	Additional Investment (Minimum $1,000)
Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of common shares of beneficial interest of the Fund (the “Shares”) as set forth above upon payment for such Shares. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, and until the Fund has received and accepted subscriptions for at least 50,000 Shares and released the proceeds from such subscriptions from escrow, checks should be made payable to “United Development Funding IV Escrow Account.” Thereafter, checks should be made payable to the Fund. For non-custodial accounts, send the completed Subscription Agreement and check to:
United Development Funding IV Investor Services
The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051
(800) 859-9338
Checks made payable to the Fund (after the breaking of escrow as described above) will be deposited upon receipt. However, you will not be admitted as a shareholder of the Fund until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. Subscriptions will be accepted or rejected within 30 days of their receipt. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly, and if your subscription is accepted, you will be admitted as a shareholder of the Fund not later than the last day of the calendar month following the date your subscription was accepted (unless the acceptance of your subscription occurs before the breaking of escrow described above, in which case, you will be admitted as a shareholder of the Fund not later than 15 days after the release of funds held in escrow). If the Fund rejects your subscription, the purchase price will be returned to you within 10 business days after the rejection of your subscription. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculations of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

2. Type of Ownership. (Note: Complete either column A or B below, but not both.)

A. Non-Custodial Ownership

☐	Individual Ownership — One signature required.
☐	Joint Tenants with Right of Survivorship — All parties must sign.
☐	Community Property — All parties must sign.
☐	Tenants in Common — All parties must sign.
☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.
☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.
☐	Uniform Gift to Minors Act — Owner and custodian signature required.
State of , Custodian for
☐	Estate — Personal representative signature required.
Name of Executor:
Include a copy of the court appointment.
☐	Qualified Pension Plan (Non-custodian)*
Include a copy of the first and last page of the plan.
Name of Trustee:
☐	Trust
Include a copy of the first and last page of the trust.
Name of Trustee:
☐	Other (Specify):
B. Custodial Ownership*

☐	Traditional IRA — Owner and custodian signature required.
☐	Roth IRA — Owner and custodian signature required.
☐	KEOGH Plan — Owner and custodian signature required.
☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit Sharing Plan — Owner and custodian signature required.
☐	Other (Specify)

Name of Custodian, Trustee or other Administrator

Mailing Address

City State Zip

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

*	See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s prospectus, as supplemented to date (the “Prospectus”) for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.
3. Registration Name and Address. Please print name(s) in which Shares are to be registered.

Name of Owner	Taxpayer Identification/Social Security Number

Name of Joint Owner (if applicable)	Taxpayer Identification/Social Security Number

Street Address or P.O. Box

City		State	Zip Code

Home Telephone No.	( )	Business Telephone No.	( )

Email Address (Optional)		Country of Citizenship

4. Distributions. (Please check one box in either section A or B, depending on the registration type. Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. Please note that if you elect to participate in the distribution reinvestment plan, the Fund will pay commissions to the broker-dealer identified in this Subscription Agreement, as described in the Prospectus.)
A.	Non-Custodial Registration

☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer distributions be paid to me at my address listed under Section 3.

☐	I prefer distributions to be deposited directly into the following account: ___ Checking ___ Savings.
Please enclose a voided check. By enclosing a voided check, you authorize the Fund to make electronic deposits to the designated checking or savings account. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.
☐	I prefer to direct distributions (for non-custodial accounts) to a party other than the registered owner per the following instructions:

Name of Institution			Account Number

ABA Routing Number	Name on Account

Street Address or P.O. Box

City		State		Zip Code
     B. Custodial Registration
☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer for distributions to be sent to the custodian for the benefit of the Investor.
5. Subscriber Signatures. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
     In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner

(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.	Initials	Initials

(b)	I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”	Initials	Initials

(c)	If I am an Ohio or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth, as set forth in the Prospectus. If I am a resident of Kansas, I acknowledge the recommendation of the Kansas Office of the Securities Commissioner that my aggregate investment in the Fund and similar direct participation investments should not exceed 10% of my liquid net worth (for purposes of this recommendation of the Kansas Office of the Securities Commissioner, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.)	Initials	Initials

(d)	I am purchasing the Shares for my own account, and I acknowledge that there is no public market for this investment.	Initials	Initials

(e)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards — Restrictions Imposed by the USA PATRIOT Act and Related Acts.”	Initials	Initials

(f)	I am able to withstand a loss of my investment.	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL YOU HAVE BEEN IN RECEIPT OF THE PROSPECTUS (AT LEAST FIVE BUSINESS DAYS).

Signature of Investor or Trustee	Signature of Joint Owner, Trustee or Custodian, if applicable	Date

6. Financial Advisor. (TO BE COMPLETED BY BROKER-DEALER OR AUTHORIZED REPRESENTATIVE)
The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor the requisite number of days prior to the date that the Investor will deliver this Subscription Agreement to the Fund as specified under the laws of the Investor’s state of residence, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name		Telephone No.	( )

Street Address or P.O. Box

City	State		Zip Code

Account Number

Representative Name		Telephone No.	( )

Street Address or P.O. Box

City	State		Zip Code

Email Address (please provide if you would like to receive confirmation of receipt via email)

Financial Advisor Signature	Date
If you need additional assistance in completing this Subscription Agreement, please call United
Development Funding IV Investor Services at (800) 859-9338.

For Internal Use Only
Accepted by:                                                              Date:                                  Amount:                                         Check No.:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY:
CONDITIONS RESTRICTING TRANSFER OF SHARES
     260.141.11 Restrictions on Transfer.
     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:
     (1) to the issuer;
     (2) pursuant to the order or process of any court;
     (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
     (4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;
     (5) to holders of securities of the same class of the same issuer;
     (6) by way of gift or donation inter vivos or on death;
     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;
     (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
     (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
     (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
     (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser;
     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
     (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

INSTRUCTIONS FOR
UNITED DEVELOPMENT FUNDING IV
SUBSCRIPTION AGREEMENT
     Please follow these instructions carefully for each section. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:
Registered Investment Advisor (RIA) and Wrap Fee Representation.
•	Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.
Purchase Information and Payment Instructions. (Section 1 of Subscription Agreement)
•	You must purchase at least 50 shares (for $1,000) if you are purchasing through an individual retirement account or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares (for $2,500). Please indicate the number of shares to be purchased and the purchase price for those shares.

•	Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made at the top of the Subscription Agreement.
Type of Ownership. (Section 2 of Subscription Agreement)
•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
Registration Name and Address. (Section 3 of Subscription Agreement)
•	Please enter the exact name in which the Shares are to be held.

•	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

•	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the name of the trustee (include a copy of the trust agreement).

•	All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

•	By signing the Subscription Agreement, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.
Distributions. (Section 4 of Subscription Agreement)
•	Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

•	If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check. For custodial accounts, distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Subscriber Signatures. (Section 5 of Subscription Agreement)
•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:
•	Individual: One signature required.

•	Joint Tenants with Right of Survivorship: All parties must sign.

•	Tenants in Common: All parties must sign.

•	Community Property: All parties must sign.

•	Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

•	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

•	Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

•	Corporation: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

•	IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

•	Keogh (HR 10): Same rules as those applicable to IRAs.

•	Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.
PLEASE NOTE THAT SIGNATURES DO NOT HAVE TO BE NOTARIZED.
Financial Advisor. (Section 6 of Subscription Agreement)
•	This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 6 of the Subscription Agreement, including suitability certification.

•	Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the FINRA Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.
     Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Fund.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION
AGREEMENT, PLEASE CALL UNITED DEVELOPMENT FUNDING IV
INVESTOR SERVICES AT (800) 859-9338.

EXHIBIT C
FORM OF DISTRIBUTION REINVESTMENT PLAN
          United Development Funding IV, a Maryland real estate investment trust (the “Trust”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Trust or an unaffiliated third party (the “Administrator”), as agent for shareholders who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below.
          1. Election to Participate. Any purchaser of common shares of beneficial interest of the Trust, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any shareholder who has not previously elected to participate in the Plan, and subject to Section 9(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Trust or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may designate the amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan.
          2. Distribution Reinvestment Plan. The Administrator will receive the designated amount of cash distributions (other than Excluded Distributions) paid by the Trust or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Section 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to the designated amount of Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the board of trustees of the Trust or the board or general partner of an Affiliated Program, as applicable.
          3. General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:
     (a) The Administrator will invest Distributions in Shares at a price of $20.00 per Share until the earliest to occur of: (1) the issuance of all Shares reserved for issuance pursuant to the Plan; (2) the termination of the Trust’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Trust’s prospectus dated ___, 2008, as thereafter amended or supplemented (the “Initial Offering”), and any subsequent offering of Plan Shares pursuant to an effective registration statement, excluding the registration provided in Section 3(c) herein (a “Future Registration”); or (3) the determination by the board of trustees of the Trust that the number of Shares traded in a secondary market is more than a de minimis amount.
     (b) If Shares reserved for issuance pursuant to the Plan remain available for issuance, Shares are being offered to the public pursuant to the Initial Offering or a Future Registration, and the board of trustees of the Trust determines that Shares are being traded in a secondary market and the amount of such Shares traded is more than a de minimis amount, the Administrator will invest Distributions in Shares at a price equal to the most recent per share price at which Shares were traded in the secondary market prior to the close of business on the last business day prior to the date of the Distribution, as determined by the board of trustees of the trust.
     (c) No selling commissions, marketing support fee, wholesaling fee, or marketing reallowance shall be paid with respect to shares purchased pursuant to the Plan.
     (d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
     (e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the

Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Trust and will become property of the Trust.
     (f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Trust or its transfer agent.
     (g) In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants.
          4. Absence of Liability. Neither the Trust nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Trust nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.
          5. Suitability.
     (a) Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares.
     (b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Shares.
          6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Trust or the Administrator at least annually.
          7. No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Trust or the Administrator except as expressly provided herein.
          8. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.
          9. Reinvestment in Subsequent Programs.
     (a) After the termination of the Initial Offering, the Trust may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Trust or an Affiliated Program (a “Subsequent Program”). If the Trust makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
     (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
     (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

     (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
     (iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;
     (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and
     (vi) the Subsequent Program has substantially identical investment objectives as the Trust.
          (b) The Trust may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Trust makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:
     (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;
     (ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;
     (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
     (iv) the Participant executes the subscription agreement included with the prospectus for the Plan;
     (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan; and
     (vi) the Affiliated Program has substantially identical investment objectives as the Trust.
     10. Termination.
          (a) A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which such Distribution relates.
          (b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
     11. Amendment or Termination by Trust.
          (a) The terms and conditions of this Plan may be amended by the Trust at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.
          (b) The Administrator may terminate a Participant’s individual participation in the Plan, and the Trust may terminate the Plan itself, at any time by ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
          (c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.
     12. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.
     13. Participation by Limited Partners of United Development Funding IV Operating Partnership, L.P. For purposes of this Plan, “shareholders” shall be deemed to include limited partners of United Development Funding IV Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
     14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.
     15. Governing Law. THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

Prospectus
Up to 35,000,000 Common Shares of Beneficial Interest
Offered to the Public

ALPHABETICAL INDEX	Page

ADDITIONAL INFORMATION	198
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	85
CONFLICTS OF INTEREST	119
DESCRIPTION OF SHARES	154
ESTIMATED USE OF PROCEEDS	62
EXPERTS	198
FEDERAL INCOME TAX CONSIDERATIONS	166
FINANCIAL INFORMATION	F-1
FORM OF SUBSCRIPTION AGREEMENT	B-1
FORM OF DISTRIBUTION REINVESTMENT PLAN	C-1
HOW TO SUBSCRIBE	196
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS	148
INVESTMENT OBJECTIVES AND CRITERIA	65
LEGAL MATTERS	198
MANAGEMENT	92
MANAGEMENT COMPENSATION	109
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	139
PLAN OF DISTRIBUTION	189
PRIOR PERFORMANCE SUMMARY	126
PRIOR PERFORMANCE TABLES	A-1
PROSPECTUS SUMMARY	4
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	23
RISK FACTORS	33
SECURITY OWNERSHIP	118
SUITABILITY STANDARDS	1
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	136
SUPPLEMENTAL SALES MATERIAL	197
THE OPERATING PARTNERSHIP AGREEMENT	185
     Until                     , 2008 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.
     We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
________________________, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 30. Quantitative and Qualitative Disclosures about Market Risk
     Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures about Market Risk.”
Item 31. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common shares of beneficial interest being registered. All amounts are estimates and assume the sale of 25,000,000 shares except the registration fee and the FINRA filing fee.

SEC Registration Fee	$27,510
FINRA Filing Fee	70,500
Printing and Postage Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Blue Sky Fees and Expenses
Advertising and Sales Expenses
Escrow Expenses
Miscellaneous

Total expenses
Item 32. Sales to Special Parties
     In connection with our incorporation, we issued 1,000 common shares of beneficial interest to UMT Holdings, L.P. for $200.00 per share in a private offering on June 12, 2008. Effective as of August 1, 2008, we effected a 10-for-1 split of our common shares of beneficial interest, whereby every common share of beneficial interest was converted and reclassified into ten common shares of beneficial interest, resulting in UMT Holdings, L.P. holding 10,000 of our common shares of beneficial interest.
     Our executive officers and trustees, as well as officers and affiliates of our advisor (and employees of our advisor and its affiliates), including their family members (including spouses, parents, grandparents, children and siblings), may purchase shares offered in this offering at a discount. The purchase price for such shares will be $18.00 per share, reflecting that selling commissions in the amount of $1.40 per share, and wholesaling and marketing support fees and marketing reallowances in the amount of $0.60 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.
     We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $18.60 per share, or 93% of the public offering price, reflecting the fact that selling commissions in the amount of $1.40 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.
     We will not pay any selling commissions in connection with the following special sales: (1) the sale of the shares to one or more select dealers and their officers and employees and some of their affiliates who so request; and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. In addition, we may agree to reduce or eliminate selling commissions and/or marketing reallowances generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer. The net proceeds to us will not be affected by any such reductions in selling commissions and/or marketing reallowances.
     Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.
     In connection with sales of certain minimum numbers of shares to a purchaser, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. Any such reduction will be credited by reducing the purchase price per share payable by the investor. The net proceeds to us will not be affected by volume discounts.
Item 33. Recent Sales of Unregistered Securities
     In connection with our incorporation, we issued 1,000 common shares of beneficial interest to UMT Holdings, L.P. for $200.00 per share in a private offering on June 12, 2008. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. Effective as of August 1, 2008, we effected a 10-for-1 split of our common shares of beneficial interest, whereby every common share of beneficial interest was converted and reclassified into ten common shares of beneficial interest, resulting in UMT Holdings, L.P. holding 10,000 of our common shares of beneficial interest.
Item 34. Indemnification of Trustees and Officers
     Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates trustees’ and officers’ liability to the extent permitted by Maryland law.
     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the entity or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of trustees and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
     Our declaration of trust requires us to indemnify and advance expenses to our trustees, officers and advisor and our advisor’s affiliates and permits us to indemnify and advance expenses to our employees and agents to the extent permitted by Maryland law.
     However, under our declaration of trust, we may not indemnify our trustees or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our trustees or our advisor and its affiliates for any loss or liability suffered by us, unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the party seeking indemnification was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct in the case of non-independent trustees, our advisor or our advisor’s affiliates or (B) gross negligence or willful misconduct in the case of independent trustees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from shareholders. Notwithstanding the foregoing, our trustees, our advisor and its affiliates and any persons acting as a broker-dealer may not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
     Our declaration of trust further provides that the advancement of funds to our trustees and our advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the party seeking the advance provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the party seeking the advance undertakes to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such person is found not to be entitled to indemnification.
     Prior to the commencement of the public offering of our shares, we will purchase and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
Item 35. Treatment of Proceeds from Shares Being Registered
     Not Applicable
Item 36. Financial Statements and Exhibits
(a)	Financial Statements: The list of the financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-1 herein.
(b)	Exhibits: The list of exhibits filed as part of this Registration Statement on Form S-11 is submitted in the Exhibit Index following the signature pages herein.
Item 37. Undertakings
     (a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     (b) We undertake (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (c) We undertake to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
     (d) We undertake to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (e) We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment ( i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.
     (f) We undertake that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (g) For the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us; (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and (iv) any other communication that is an offer in the offering made by us to the purchaser.
     (h) We undertake to provide to the shareholders the financial statements as required by Form 10-K for the first full fiscal year of our operations.
     (i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our trustees, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
     Table VI presents summary information relating to the acquisition of mortgage loans and equity investments since January 1, 2003 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2007.
United Mortgage Trust

	2003	2004	2005	2006	2007	Total

Number of long-term loan originations	27	11	13	43	15	109
Number of interims originations	1,087	925	1,023	1,192	557	4,784

Total	1,114	936	1,036	1,235	572	4,893

Long-term loans purchased	$1,364,900	$2,769,918	$3,608,766	$1,720,972	$922,561	$10,387,117
Interims purchased	99,815,148	77,448,687	81,202,207	88,408,104	48,602,610	395,476,756

Total	$101,180,048	$80,218,605	$84,810,973	$90,129,076	$49,525,171	$405,863,873

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P.

		# of				Cash
Name of		Acres or	Date of		Investment	Expenditures		Profit	Payments
Investment	Location	Lots	Funding		Amount	Capitalized	Equity	Participation	Received	Conversion	Total
170 Dowdell, Ltd	Harris County, TX	170 Acres	3/2/04		$11,320,441	$51,027	$—	$—	$(4,457,105)	$—	$6,914,363
Cottonwood Ventures GP	Dallas County, TX	45 Lots	9/30/03		200,000	5,959	—	79,588	(285,547)	—	—
CVGP	Tarrant County, TX	403 Acres	3/15/04		1,200,025	406	1,557,474	—	(2,307,907)	(450,000)	(2)
One KR Venture	Bexar County, TX	317.85 Acres	3/1/05		4,772,861	68,846	3,835,394	—	(6,550,000)	(20,130)	2,106,971
208 Meadowview Farms, LTD	Harris County, TX	208 Acres	3/31/05		400,000	—	—	—	(400,000)	—	—
Hibernia Townhouses, LLC	Dallas County, TX	10 Lots	—	(1)	900	20,707	—	20,000	(41,607)	—	—
Downtown Vistas Development Company II, LP	Dallas County, TX	0.447 Acres	5/31/05		76,543	54,370	695,086	—	(2,575,998)	1,750,000	1
HLL Land Acquisitions of Texas, LP	Bexar County, TX	766 Lots	5/18/05		7,754,486	80,483	(1,609,085)	—	(950,000)	4,152,445	9,428,329
HLL Land Acquisitions of Texas, LP (cont’d)	Collin County, TX	766 Lots			—	—	—	—	—	—	—
HLL Land Acquisitions of Texas, LP (cont’d)	Galveston County, TX	558 Lots			—	—	—	—	—	—	—
HLL Land Acquisitions of Texas, LP (cont’d)	Harris County, TX	1,538 Lots			—	—	—	—	—	—	—
HLL II Land Acquisitions of Texas, LP	Bexar County, TX	396 Lots	4/14/05		2,838,811	104,876	(286,177)	—	(3,564)	1,785,737	4,439,683
HLL II Land Acquisitions of Texas, LP (cont’d)	Harris County, TX	799 Lots			—	—	—	—	—	—	—
HLL II Land Acquisitions of Texas, LP (cont’d)	Galveston County, TX	392 Lots			—	—	—	—	—	—	—
El Tesoro Development, Ltd.	Harris County, TX	167.06 Acres	8/31/05		288,459	44,005	—	—	—	1,136,293	1,468,757
Shahan Prairie, L.P.	Denton County, TX	102.32 Acres	8/27/04		—	—	—	—	—	—	—

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

		# of			Cash
Name of		Acres	Date of	Investment	Expenditures		Profit	Payments
Investment	Location	or Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total
Preston Farms, LP	Collin County, TX	167.02 Acres	6/4/04	—	—	—	—	—	—	—
Sendera Ranch Phase I Development LP	Tarrant County, TX	83 Lots	9/30/03	200,000	502	—	47,032	(247,534)	—	—
Buffington JV Fund II, Ltd.	Bexar County, TX	1,718 Lots	3/7/07	1,855,022	—	(823,271)	—	—	—	1,031,751
UDF TX Two, LP	Travis County, TX	47 Lots	2/21/06	424,875	—	(428,102)	—	—	—	(3,227)
OU Land Acquisitions, LP	Harris County, TX	468 Lots	5/3/06	6,386,438	—	—	—	—	—	6,386,438
OU Land Acquisitions Two, LP	Harris County, TX	101 Acres	1/3/07	223,738	—	(1,239)	—	—	—	222,499
MU Williamsburg Holding, LLC	Rockwall County, TX	436 Acres	1/25/07	4,635,000	—	(301,576)	—	—	—	4,333,424
UDF TX One, LP	Roanoke, TX	193 Acres	7/12/06	10,269,030	—	—	—	—	—	10,269,030
UDF TX One, LP	Douglas County, CO	104 Platted Lots	12/20/06	5,787,912	—	—	—	—	—	5,787,912
UDF PM, LP	Lubbock County, TX	335 Lots and 15 Add. Acres	9/4/07	3,268,445	—	—	—	—	—	3,268,445
UDF Northpointe, LP	Collin County, TX	255 Lots and 110 Add. Acres	12/31/07	8,895,356	—	—	—	—	—	8,895,356

Total				$70,798,342	$431,181	$2,638,504	$146,620	$(17,819,262)	$8,354,345	$64,549,731

(1)	Funded through a profits interest acquired by United Development Funding, L.P. in connection with the loan obtained by Hibernia Townhouses, LLC.

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
15th Street Village Condominiums #1, LP, 15th Street Village LP	Collin County, TX	Lot 1 & All of Lot 6	11/27/04	$1,583,889	$33,206	—	$(58,179)	$(1,558,915)	$—	$1
15th Street Village, LP	Collin County, TX	Lot 1 & All of Lot 6	11/17/03	552,224	9,969	—	—	(562,193)	—	—
Downtown Vista Development Co., LP	Dallas County, TX	0.447 Acres	2/5/05	391,970	—	—	—	(391,970)	—	—
26 Gleneagles, LTD	Montgomery County, TX	26.46 Acres	2/28/05	1,897,638	10,678	—	—	(8,105)	—	1,900,211
Lakewood Heights Development, Inc.	Dallas County, TX	4 Lots	2/28/05	11,571	1,887	—	—	(13,458)	—	—
Lakewood Heights Development, Inc.	Dallas County, TX	0.5 Acres	12/1/04	5,871	931	—	—	(6,802)	—	—
Boardwalk Land Development, Inc.	Tarrant County, TX	19.985 Acres	7/8/04	1,933,233	10,411	—	—	(1,348,573)	—	595,071
Boardwalk Land Development, Inc.	Tarrant County, TX	Lot 1 Block 2	2/28/05	—	—	—	—	—	—	—
Centurion Acquisitions, LP	Tarrant County, TX	228 Acres	12/10/03	4,771,812	10,436	—	—	(4,782,248)	—	—
Arete Real Estate & Development Co.	Harris County, TX	48.15 Acres	10/28/03	1,677,122	—	—	—	(1,677,122)	—	—
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC	Kaufman County, TX	12.29 Acres	11/3/04	459,888	273	—	—	(460,160)	—	—
Cottonwood Valley Partners, L.P.	Tarrant County, TX	45 Lots	5/28/04	1,016,198	4,669	—	—	(1,020,867)	—	—
HLL Land Acquisitions of Texas, LP	Harris County, TX	342.67 Acres	12/1/04	2,187,455	8,437	—	—	(1,670,351)	(525,541)	—
Centurion American Custom Homes, Inc.	Tarrant County, TX	45 Lots	8/20/03	145,253	—	—	—	(145,253)	—	—
EastChase Villas Ltd	Tarrant County, TX	7.87 Acres	10/28/03	680,989	—	—	—	(680,989)	—	—
El Tesoro Development, Ltd.	Harris County, TX	167.09 Acres	11/24/03	1,124,216	12,077	—	—	—	(1,136,293)	—

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
Arete Real Estate and Development Company	Harris County, TX	—	11/1/04	1,584,297	—	—	—	(1,584,297)	—	—
Forestwood Limited Partnership, Ltd.	Harris County, TX	192 Acres	4/15/04	1,856,111	256,778	—	—	(2,112,889)	—	—
Forney Acquisitions LP	Dallas and Kaufman County, TX	3,538.63 Acres	3/14/05	13,117,661	1,658	—	—	(13,119,320)	—		(1)
Centurion Acquisitions, LP	Tarrant County, TX	228 Acres	4/1/04	839,645	4,661	—	—	(844,306)	—	—
HLL Land Acquisitions of Texas, LP	Bexar County, TX	209.7 Acres	10/28/04	7,428,236	15,346	—	—	(5,674,567)	(1,769,015)	—
One KR Venture	Bexar County, TX	317.85 Acres	12/1/04	5,811,169	7,382	—	—	(5,818,551)	—	—
HLL Land Acquisitions of Texas, LP	Galveston County, TX	182 Acres	11/9/04	4,089,450	11,667	—	—	(3,125,336)	(975,780)	—
501 Maple Ridge, LTD	Harris County, TX	416.87 Acres	9/27/04	7,900,129	3,803	—	—	(7,903,931)	—	—
Centurion American Custom Homes, Inc.	Tarrant County, TX	105 Lots	7/31/03	289,061	611	—	—	(289,672)	—	—
HLL Land Acquisitions of Texas, LP	Collin County, TX	189.45 Acres	12/13/04	3,570,497	12,450	—	—	(2,713,349)	(869,598)	—
One Creekside LP	Tarrant County, TX	403 Acres	2/10/05	1,389,529	3,078	—	—	(1,392,607)	—	—
Centurion Acquisitions, LP	Tarrant County, TX	Residential and commercial land	3/7/05	14,885,327	13,341	—	—	(14,898,671)	—		(3)
Centurion Acquisitions, LP	Tarrant County, TX	1,238 Lots	11/30/04	2,280,000	—	—	—	(2,280,000)	—	—
Llano Development Company	Lubbock County, TX	Section 32, Block AK	10/22/04	8,411,852	25,656	—	—	(8,437,509)	—	—
Llano Development Company	Lubbock County, TX	220.73 Acres	12/22/03	746,007	—	—	—	(746,007)	—	—
Llano Development Company	Lubbock County, TX	220.73 Acres	1/15/04	6,425,687	11,907	—	—	(6,437,594)	—	—
Preston Farms, LP	Collin County, TX	167.02 Acres	6/4/04	1,418,647	11,496	—	—	(1,430,143)	—	—
				1,430,143	—	—	—	(1,430,143)	—	—
Sendera Ranch, Ltd/Phase 1	Tarrant County, TX	315 Lots	5/28/04	2,318,898	6,547	—	—	(2,325,444)	—		(1)

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
CMC Communities, Inc.	Dallas County, TX	146.65 Acres	5/27/03	2,017,320	31,608	—	—	(2,048,927)	—	1
Shahan Prairie, L.P.	Denton County, TX	102.32 Acres	8/27/04	3,132,753	16,193	—	—	(3,148,946)	—	—
				4,559,011	731	—	—	(4,559,742)	—	—
Shale-114, L.P.	Wise County, TX	158.43 Acres	6/25/04	1,813,439	10,277	—	—	(1,823,716)	—	—
CMC South Oak, LP	Dallas County, TX	101 Lots	4/1/03	292,815	25,827	—	—	(318,643)	—	(1)
HLL II Land Acquisitions of Texas, L.P.	Harris County, TX	120.82 Acres	3/17/05	3,310,479	4,973	—	—	(3,099,252)	(216,200)	—
Terrell Mesa Homes, LP	Ellis County, TX	228 Acres	4/26/04	184,234	1,950	—	—	(186,183)	—	—
COR Investments, Inc.	Dallas County, TX	18 Lots	9/4/03	124,646	—	—	—	(124,646)	—	—
Twelve Oaks Partners Ltd	Harris County, TX	400 Lots	1/31/04	3,749,946	16,204	—	—	(3,766,151)	—	—
One Creekside LP	Tarrant County, TX	403 Acres	3/11/04	6,667,924	2,619	—	—	(6,670,543)	—	—
Ellis County TPR Development, LP	Ellis County, TX	196.97 Acres	10/17/03	734,265	2,549	—	—	(736,814)	—	—
LP Woodland Lakes Estates Ltd	Harris County, TX	57.43 Acres	10/15/04	1,328,635	16,174	—	—	(1,344,809)	—	—
Modern Modular Home Rental Corp.	Harris County, TX	14.66 Acres	7/8/04	720,640	128,832	—	—	(849,472)	—	—
Wylie Lakes, Ltd	Collin County, TX	121.11 Acres	5/2/03	3,176,739	11,915	—	(547,182)	(2,641,471)	—	1
HLL II Land Acquisitions of Texas, L.P.	Bexar County, TX	49.02 Acres	4/8/05	1,280,186	3,165	—	—	(824,374)	(458,977)	—
HLL II Land Acquisitions of Texas, L.P.	Harris County, TX	43 Acres	5/26/05	1,247,287	(296)	—	—	(970,447)	(276,544)	—
Downtown Vista Development Company II, LP	Dallas County, TX	0.447 Acres	5/31/05	1,750,000	—	—	—	—	(1,750,000)	—
Hibernia Townhouses, LLC	Dallas County, TX	10 Lots	6/29/05	657,177	18,138	—	—	(675,314)	—	—
Charles B. Magee	Dallas County, TX	8.10 Acres	7/8/05	1,537,063	41,528	—	—	(1,578,592)	—	(1)
HLL II Land Acquisitions of Texas, L.P.	Galveston County, TX	98.2 Acres	8/1/05	1,921,785	13	—	—	(1,581,291)	(340,508)	—

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
HLL II Land Acquisitions of Texas, L.P.	Harris County, TX	9.60 Acres	4/15/05	485,889	—	—	—	—	(485,889)	—
HLL II Land Acquisitions of Texas, L.P.	Bexar County, TX	45.25 Acres	6/6/05	579,552	—	—	—	(579,552)	—	—
Arete Real Estate & Development Co.	Harris County, TX	48.15 Acres	6/30/05	796,535	11,591	—	—	(808,127)	—	(1)
15th Street Village, LP	Collin County, TX	Lot 1 & All of Lot 6	8/10/05	1,270,615	5,973	—	—	(1,276,587)	—	—
High Desert Land Company, Inc.	Mohave County, AZ	85 Lots	9/1/05	4,555,693	19,982	—	—	(4,575,675)	—	—
UDF TX One, LP	Harris County, TX	16 Lots	9/15/05	956,864	2,694	—	—	(959,558)	—	—
Arete Real Estate & Development Co.	Harris County, TX	Approx 30 Tracts	10/31/05	12,838,855	293,439	—	—	(7,551,046)	—	5,581,248
Centurion Acquisitions, LP	Denton County, TX	448 Acres	11/22/05	1,351,463	2,942	—	—	(1,354,404)	—	1
One KR Venture	Bexar County, TX	317.85 Acres	8/9/05	2,781,843	—	—	—	(2,781,843)	—	—
UDF TX One, LP	Harris County, TX	46 Lots	12/15/05	1,190,170	—	—	—	(1,190,170)	—	—
Llano Development Company	Lubbock County, TX	220.73 Acres	12/31/05	10,199,888	2,641	—	—	(10,202,529)	—	(1)
Centurion Acquisitions, LP	Tarrant County, TX	Residential and Commercial Land (2,000+ acres)	4/21/06	980,087	—	—	—	(980,087)	—	—
OU Land Acquisitions, LP	Harris County, TX	410 lots	6/8/06	1,719,052	10,139	—	—	—	—	1,729,191
Buffington Hidden Lakes, Ltd.	Austin, TX	Multiple Assets	6/15/06	4,722,409	13,500	—	—	(4,735,910)	—	(1)
UDF TX One, LP	Adams, CO	190 Lots	6/22/06	6,712,937	—	—	—	(6,712,937)	—	—
Valencia on the Lake, LP	Denton and Ellis County, TX	1,263 Acres	8/29/06	11,244,407	12,682	—	—	(4,649,968)	—	6,607,122
UDF TX One, LP	Weld County, CO	39 Platted Lots	9/25/06	1,735,168	986	—	—	(1,736,154)	—	—
UMTH LD FLF I, LP	various	multiple assets	11/29/06	285,660	—	—	—	(8,770)	—	276,890
UMTH LD FLF I, LP	Bexar County, TX	67 Lots	12/5/06	325,341	2,940	—	—	(20,644)	—	307,637

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
High Desert Land Company, Inc.	Mohave County, AZ	85 Lots	12/4/06	546,086	8,203	—	—	(554,289)	—	—
Charles B. Magee	Dallas County, TX	64 Lots	12/1/06	3,038,967	53,689	—	—	—	—	3,092,656
UDF TX Two, LP	Travis County, TX	58 Lots	2/24/06	2,298,704	—	—	—	(656,910)	—	1,641,794
High Desert Land Company, Inc.	Mohave County, AZ	29 Acres/ 97 Lots	1/26/06	4,295,595	18,267	—	—	(2,000,000)	—	2,313,862
Buffington JV Fund II, Ltd.	Austin, TX	58 Acres/ 220 Lots	1/25/06	860,924	—	—	—	(860,924)	—	—
High Desert Land Company, Inc.	Mohave County, AZ	29 Acres/ 97 Lots	2/28/06	187,021	472	—	—	(187,493)	—	—
Buffington JV Fund II, Ltd.	Austin, TX	1,718 Lots	3/1/06	3,871,450	24,984	—	—	(3,896,434)	—	—
CMC Communities, Inc.	Dallas, TX	27 Acres	6/1/06	2,392,514	249	—	—	(518,000)	—	1,874,763
Llano Development Company	Lubbock County, TX	220.73 Acres	5/12/06	13,901,362	39,006	—	—	(5,250,078)	—	8,690,290
UMTH LD FLF I, LP	Various	35 Lots	2/23/07	126,190	—	—	—	(126,190)	—	—
UMTH LD FLF I, LP	Various	56 Lots	5/3/07	556,640	138	—	—	—	—	556,778
UMTH LD FLF I, LP	Various	56 Lots	12/21/07	253,163	—	—	—	—	—	253,163
418 Southlake, Ltd	Texas City, TX	1,108 Lots	1/5/07	5,274,584	3,296	—	—	—	—	5,277,880
CVGP	Tarrant County, TX	403 Acres	4/11/07	33,313	—	—	—	—	450,000	483,313
Hidden Lakes Investments, LP	Galveston County, TX	68.74 Acres	5/21/07	1,730,142	1,466	—	—	—	—	1,731,608
135 Settlers Place, Ltd	Harris County, TX	127.74 Acres	6/22/07	831,420	—	—	—	—	—	831,420
Arete Real Estate & Development Co.	Fort Bend, TX	609 Acres	7/2/07	3,029,021	1,250	—	—	—	—	3,030,271
Sinclair-KD, LLC	Bexar County, TX	122.95 Acres	9/26/07	630,446	—	—	—	—	—	630,446
165 Howe, LP	Adams, CO	190 Lots	12/31/07	6,876,915	—	—	—	—	—	6,876,915

Total				$259,904,904	$1,352,284	—	$(605,361)	$(198,014,953)	$(8,354,345)	$54,282,523

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding III, L.P.

		# of			Cash
Name of		Acres or	Date of	Investment	Expenditures		Profit	Payments
Investment	Location	Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total
Centurion Acquisitions, LP	Denton County, TX	730 Lots	7/14/06	$2,498,507	$3,500	—	—	$(2,502,007)	—	$—
Midlothian Longbranch, LP	Ellis County, TX	124 Lots	8/14/06	902,272	3,691	—	—	(905,963)	—	—
CMC Communities, Inc.	Dallas County, TX	78 Lots	8/31/06	1,311,173	15,500	—	—	(548,246)	—	778,427
Arete Real Estate and Development Company	Houston, TX	16,785 Lots	9/27/06	5,660,489	11,825	—	—	(129,687)	—	5,542,627
Centurion Acquisitions, LP	Tarrant County, TX	2,000 Acres	11/16/06	7,107,576	8,000	—	—	(7,115,576)	—	—
Obra Land Acquisitions Two, LP	Harris County, TX	100 Acres	1/3/07	1,476,022	1,183	—	—	—	—	1,477,205
Buffington Hidden Lakes, Ltd	Pflugerville, TX	1,282 Lots	12/19/06	7,953,115	4,237	—	—	(307,579)	—	7,649,773
United Development Funding, LP	Adams County, CO	190 Lots	12/29/06	7,084,036	4,140	—	—	(213,522)	—	6,874,654
WC Southern Colony Development, LLC	Fort Bend, TX	65.47 Acres	2/21/07	2,255,353	6,741	—	—	(174,910)	—	2,087,184
Buffington JV Fund II, Ltd	Austin, TX	1,718 Lots	3/7/07	7,276,739	3,243	—	—	—	—	7,279,982
Llano Development Company	Lubbock, TX	338 Lots	3/20/07	6,609,514	8,637	—	—	—	—	6,618,151
Oak Island Investments, LLC	Bexar County, TX	344 Acres	3/28/07	3,961,678	1,694	—	—	—	—	3,963,372
Buff Star Ventures, Ltd.	Travis County, TX	991 Lots	5/16/07	477,351	4,883	—	—	—	—	482,234
Hidden Lakes Investments, LP	Galveston, TX	214 Lots	5/21/07	1,561,629	1,230	—	—	—	—	1,562,859
Sendera Ranch Phase I Development, LP	Tarrant County, TX	91 Lots	5/21/07	1,238,059	5,847	—	—	(1,243,906)	—	—
SPH Investments, Ltd.	Lincoln County, NM	233.29 Acres	5/31/07	4,073,754	1,996	—	—	(4,075,750)	—	—
Arete Real Estate and Development Company	Fort Bend, TX	609 Acres	7/2/07	4,351,780	48	—	—	—	—	4,351,828
Sinclair-KD, LLC	Bexar County, TX	515 Lots	9/26/07	1,079,412	—	—	—	—	—	1,079,412
Buffington Colorado Crossing, Ltd.	Austin, TX	208.153 Acres	8/17/07	3,350,746	2,956	—	—	(273,500)	—	3,080,202
Buffington Stonewall Ranch, Ltd.	Austin, TX	198.4 Acres	8/17/07	5,618,470	2,956	—	—	—	—	5,621,426
Buffington Zachary Scott, Ltd.	Austin, TX	222.911 Acres	8/17/07	3,116,679	2,955	—	—	—	—	3,119,634

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding III, L.P. (Continued)

		# of			Cash
Name of		Acres or	Date of	Investment	Expenditures		Profit	Payments
Investment	Location	Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total
High Desert Land Company, Inc.	Mohave, AZ	18 Acres	8/28/07	2,226,857	16,093	—	—	—	—	2,242,950
UDF PM, LLC	Lubbock, TX	338 Lots	9/4/07	6,227,202	18,445	—	—	(4,000,000)	—	2,245,647
CMC Communities, Inc.	Dallas, TX	27 Acres	9/12/07	582,578	—	—	—	—	—	582,578
Shahan Prairie, LP	Denton, TX	102.324 Acres	9/20/07	1,440,587	—	—	—	—	—	1,440,587
Kerby Development, LLC	Bexar County, TX	31.487 Acres	9/26/07	430,399	2,331	—	—	—	—	432,730
WS Mineral Holdings, LLC	Tarrant County, TX	1,093 Acres	10/30/07	6,457,990	—	—	—	—	—	6,457,990
287 Waxahachie, LP	Tarrant County, TX	527 Acres	11/28/07	1,514,795	—	—	—	(1,514,795)	—	—
UDF X, LP	various	blanket pledge of all assets	11/16/07	6,505,947	—	—	—	(5,795,860)	—	710,087
CTMGT, LLC	Tarrant County, TX	9,000 Lots and 270 Acres	12/21/07	24,583,477	—	—	—	(4,649,968)	—	19,933,509
UDF Northpointe, LLC	Collin County, TX	255 Lots	12/31/07	4,943,189	—	—	—	—	—	4,943,189

Total				$133,877,376	$132,130	—	—	$(33,451,269)	—	$100,558,237

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, on the 4th day of August, 2008.

UNITED DEVELOPMENT FUNDING IV
By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Hollis M. Greenlaw and Cara D. Obert, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Hollis M. Greenlaw Hollis M. Greenlaw	Chief Executive Officer and Chairman of the Board of Trustees (Principal Executive Officer)	August 4, 2008

/s/ Cara D. Obert Cara D. Obert	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 4, 2008

/s/ David A. Hanson David A. Hanson	Chief Operating Officer and Chief Accounting Officer (Principal Accounting Officer)	August 4, 2008

/s/ Scot W. O’Brien Scot W. O’Brien	Trustee	August 4, 2008

/s/ Phillip K. Marshall Phillip K. Marshall	Trustee	August 4, 2008

/s/ J. Heath Malone J. Heath Malone	Trustee	August 4, 2008

/s/ Steven J. Finkle Steven J. Finkle	Trustee	August 4, 2008
Signature Page

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Selected Dealer Agreement between Registrant and Selling Group Members

1.2	Form of Addendum to Selected Dealer Agreement

3.1	Articles of Amendment and Restatement of United Development Funding IV

3.2	Bylaws of United Development Funding IV

4.1	Form of Subscription Agreement (included as Exhibit B to prospectus)

4.2	Form of Distribution Reinvestment Plan (included as Exhibit C to prospectus)

4.3	Share Redemption Program (incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus)

5.1*	Form of Opinion of Venable LLP as to legality of securities

8.1*	Form of Opinion of Morris, Manning & Martin, LLP as to tax matters

10.1	Form of 2008 Share Option Plan for Independent Trustees

10.2	Form of Share Option Agreement under 2008 Share Option Plan for Independent Trustees

10.3	Form of Advisory Agreement by and between United Development Funding IV and UMTH General Services, L.P.

10.4	Form of Agreement of Limited Partnership of United Development Funding IV Operating Partnership, L.P.

10.5	Form of Escrow Agreement between the Registrant and Legacy Bank of Texas

10.6	Form of Participation Agreement by and between the Registrant, United Development Funding, L.P., United Development Funding II, L.P., United Development Funding III, L.P. and UMTH Land Development, L.P.

10.7	Form of Marketing Support Agreement

21.1	List of Subsidiaries

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

23.3	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment.